UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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8x8, Inc.

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2025 Proxy Statement
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To our stockholders:
Fiscal 2025 marked a significant milestone in 8x8’s transformation as we continued to execute on our strategy and make tangible progress across the business. In a market characterized by rapid AI-driven innovation and rising competitive pressures, we maintained a disciplined focus on customer impact, financial strength, and platform differentiation—positioning 8x8 to compete effectively and create long-term value.
Driving Strategic Execution and Operational Progress
While total revenue declined 2% for the year, we saw our revenue performance improve as we moved through fiscal 2025. Service revenue from our 8x8 customer base—excluding any revenue from former Fuze customers—increased 3% year-over-year, driven by higher platform usage, improved retention, and growing multiproduct adoption. This reflects the impact of our continuous innovation, our focused go-to-market strategies, and the ongoing shift to higher-value, platform-centric customer relationships.
We also took important steps to simplify and strengthen our balance sheet. We refinanced our 2022 Term Loan at a lower interest rate, reducing the principal by $25 million at closing, and subsequently made an additional $48 million in early principal repayments. In parallel, we delivered $64 million in operating cash flow—our third consecutive year of strong cash generation—while maintaining disciplined cost management and significantly reducing our stock-based compensation expense.
Innovating with Purpose
We introduced powerful new capabilities across the 8x8 Platform for CX™, including significant AI-powered features such as chat summarization, Compose with AI , customer health scoring, and real-time transcription that achieved the highest accuracy rating in an independent benchmarking study. Our investments in AI-based capabilities and user experience enhancements contributed to 60% year-over-year growth in sales of AI-powered solutions.
We also made meaningful improvements to our Customer Interaction Data Platform (CIDP), further enabling businesses to capture, connect, and contextualize customer interactions across all channels and systems. Through these innovations, as well as expanded Communications Platform as a Service (CPaaS) offerings, new application programmable interfaces (APIs), and pre-integrated solutions for targeted use cases, we continue to simplify how organizations deliver personalized, proactive customer engagement at scale.
Serving Customers Through Innovation and Partnership
We believe the strength of our partner ecosystem is a key competitive differentiator. In fiscal 2025, we added integrations from CallCabinet, SpinSci, Descope, and Regal.io—each extending the reach and impact of our platform across critical compliance, healthcare, identity, and outbound engagement use cases. These partnerships, and others, enable our customers to adopt emerging technologies without added complexity.
We are proud that our progress is being recognized externally. 8x8 was named a Leader in the Gartner® Magic Quadrant™ for Unified Communications as a Service1 for the 13th consecutive year, and included in the Gartner®
1 Gartner® Magic Quadrant™ for Unified Communications as a Service, Pankil Sheth, Megan Fernandez, Christopher Trueman, Rafael Benitez, October 7, 2024. This Magic Quadrant report name has changed from 2015 onwards- 2015-2023: Magic Quadrant for Unified Communications as a Service, Worldwide, 2014: Magic Quadrant for Unified Communications as a Service, North America With Additional Regional Presence, 2012-2013: Magic Quadrant for Unified Communications as a Service, North America. See Gartner disclaimer below.

Magic Quadrant™ for Contact Center as a Service2 for the 10th consecutive year. We were honored with recognition from TrustRadius, G2, Frost & Sullivan, and the Stevie Awards for technology and service excellence.
Looking Ahead
As we close out this fiscal year, I am encouraged by the progress we have made and confident—but measured—about what’s ahead. The macroeconomic environment remains unpredictable, and recent shifts in trade policy and regulatory directives have added an additional layer of complexity to an already volatile landscape. While we are mindful of these near-term challenges, we remain focused on what we can control: executing our strategy, supporting our customers, and strengthening our business.
The introduction of our 8x8 Platform for CX reflects more than a new name—it marks the alignment of our innovation roadmap, customer focus, and go-to-market execution. With the planned retirement of the Fuze platform by the end of calendar year 2025, we are executing a clear, disciplined transition strategy. As that work concludes, we expect the underlying performance of our business—driven by improved retention, multi-product adoption, and growing platform usage—to become more visible in our results.
We remain firmly committed to creating long-term shareholder value through focused execution, continued innovation, and disciplined capital allocation. That includes growing revenue, managing expenses responsibly, and taking deliberate steps to reduce dilution and improve per-share performance over time. With a strong track record of cash generation and high-quality earnings, plus the support of a Board of Directors that shares our commitment to long-term value creation, we believe we are well positioned to deliver durable value for our shareholders over time.
Our operational priorities for fiscal 2026 are clear: accelerate growth across our CX platform, complete the remaining customer upgrades from Fuze, expand our partner ecosystem, and maintain financial discipline. We have laid the groundwork through innovation, increased customer satisfaction, and financial discipline. Now we are focused on the levers that matter—AI-driven product enhancements, a smooth Fuze transition, sharper go-to-market execution, and disciplined capital management—to drive efficient growth and lasting impact.
Thank you once again for your support and partnership. We are committed to delivering on our promises and driving value for all our stakeholders. I look forward to updating you on our continued progress in the coming quarters.
Sincerely,
Samuel C. Wilson
Chief Executive Officer

2 Gartner® Magic Quadrant™ for Contact Center as a Service, Drew Kraus, Steve Blood, Pri Rathnayake, Megan Fernandez, Pankil Sheth, Jason Bridge, 28 October 2024. See Gartner disclaimer below.

Gartner disclaimer: Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. GARTNER is a registered trademark and service mark, and MAGIC QUADRANT is a registered trademark of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved.
The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Proxy Statement), and the opinions expressed in the Gartner Content are subject to change without notice.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include but are not limited to: changing industry trends, new product innovations and integrations including AI-driven product enhancements, market demand for our products, channel and e-commerce growth, sales and marketing activities, strategic partnerships, business strategies, disciplined cost management, customer churn, the timing of the completion of upgrades of customers from the Fuze platform, future operating performance and efficiencies, financial outlook, revenue growth, and profitability, reducing unit costs and improving gross profit margin, driving sustainable growth and increasing profitability and cash flow, hiring of employees, general and administrative expenses in future periods, and the impact of foreign currency exchange rate and interest rate fluctuations. You should not place undue reliance on such forward-looking statements. Actual results could differ materially from historical results and those projected in forward-looking statements depending on a variety of factors, including, but not limited to: the impact of economic downturns on us and our customers, including the impact of tariffs and possible trade wars; the impact of cost increases and general inflationary pressures on our operating expenses, including for bandwidth and labor; the ongoing volatility and tensions in the political and economic environment; customer cancellations and rate of customer churn; customer acceptance and demand for our new and existing cloud communication and collaboration services and features, including voice, contact center, video, messaging, and communication application programming interfaces (“APIs”); competitive market pressures and any changes in the competitive dynamics of the markets in which we compete; the quality and reliability of our services; our ability to scale our business; customer acquisition costs; our reliance on a network of channel partners to provide substantial new customer demand; complexity and length of enterprise customer sales cycle; dependence on new product and services to maintain and grow our business; the amount and timing of costs associated with recruiting, training, and integrating new employees and retaining existing employees; our reliance on infrastructure of third-party network service providers; risk of failure in our physical infrastructure; risk of defects or bugs in our software; risks of cybersecurity breaches; our ability to maintain the compatibility of our software with third-party applications and mobile platforms; continued compliance with industry standards and regulatory and privacy requirements, globally; introduction and adoption of our cloud software solutions in markets outside of the United States; risks relating to the acquisition and integration of businesses we have acquired or may acquire in the future, including Fuze, Inc.; risks related to fluctuations in the value of the United States Dollar and other currencies that underlie our business transactions; risks related to our term loan due in 2027 and convertible senior notes due 2028, including the impact of increased interest expense and timing of any future repayments or refinancing; risk related to our substantial amount of indebtedness; potential past and future liabilities related to federal, state, local and international taxes, fees, surcharges and levees; risk of inability to use third-party or open source software; risks related to natural disasters, war, terrorist attacks, global pandemics and other unforeseen events; and potential future intellectual property infringement claims and other litigation that could adversely impact our business and operating results.
For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s annual report on Form 10-K, as well as other reports that 8x8, Inc. files from time to time with the U.S. Securities and Exchange Commission (the “SEC”). All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
GARTNER DISCLAIMER
The Gartner content described herein (the "Gartner Content") represent(s) research opinion or viewpoints published as part of a syndicated subscription service by Gartner, Inc. ("Gartner") and are not representations of fact. The Gartner Content speaks as of its original publication date (and not as of the date of this proxy statement) and the opinions expressed in the Gartner Content are subject to change without notice.
Gartner does not endorse any vendor, product or service depicted in our research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Notice of the 2025 Annual Meeting of Stockholders
The 2025 Annual Meeting (the “2025 Annual Meeting”) of Stockholders of 8x8, Inc. (“8x8” or the “Company”), a Delaware corporation, will be held virtually at the date and time indicated below.
Meeting Information
July 25, 2025
9:00 a.m. Pacific Time
All stockholders are cordially invited to virtually attend the 2025 Annual Meeting. We will be hosting the 2025 Annual Meeting via live webcast on the Internet. Any stockholder can listen to and participate in the 2025 Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/8x82025. Stockholders may vote and ask questions while connected to the 2025 Annual Meeting on the Internet. You will not be able to attend the 2025 Annual Meeting in person. Instructions on how to participate in the 2025 Annual Meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/8x82025. However, to ensure your representation at the 2025 Annual Meeting, you are urged to vote as promptly as possible. Any stockholder of record virtually attending the 2025 Annual Meeting may vote even if he or she has previously returned a proxy. The items of business are summarized below and are described in more detail in the Proxy Statement accompanying this notice.

Items of Business
1.
To elect eight directors to hold office until the 2026 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The Company’s nominees are Jaswinder Pal Singh, Monique Bonner, Andrew Burton, Todd Ford, Alison Gleeson, John Pagliuca, Elizabeth Theophille and Samuel Wilson.

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026.
3.	To approve, through an advisory vote, the Company’s executive compensation for the fiscal year ended March 31, 2025.
4	To approve an amendment to the Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance thereunder by 6,000,000 shares.
5.	To approve an amendment to the 2022 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 8,500,000 shares.
Notice of Internet Availability
In accordance with Securities and Exchange Commission rules that allow us to furnish our proxy materials over the Internet, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials, instead of a paper copy of the proxy materials, on or about June 13, 2025. The notice contains instructions on how to access the proxy materials over the Internet and how to submit your proxy via the Internet. If you would like to receive a paper copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting a paper copy of such materials included in the notice, as well as in the accompanying proxy statement.
Record Date
Stockholders of record at the close of business on Thursday, May 29, 2025 are entitled to notice of and to vote at the 2025 Annual Meeting or at any adjournments or postponements thereof.
Stockholder List
A list of stockholders entitled to vote will be available for 10 days prior to the 2025 Annual Meeting at our headquarters, 675 Creekside Way, Campbell, California 95008. If you would like to view the stockholder list, please contact our Investor Relations department at (408) 495-2524 to schedule an appointment or for alternative arrangements to the extent office access is impracticable. In addition, a list of stockholders of record will be available during the 2025 Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the 2025 Annual Meeting at www.virtualshareholdermeeting.com/8x82025.
By Order of the Board of Directors,
Jaswinder Pal Singh
Campbell, California
June 13, 2025

PROXY SUMMARY
The following is a summary of certain key information in our Proxy Statement. This is only a summary, and it may not contain all of the information that is important to you. For more complete information, please review the full Proxy Statement and our Annual Report on Form 10-K for the year ended March 31, 2025. In this Proxy Statement, we refer to 8x8, Inc. as “8x8,” the “Company,” “we” or “us,” and we refer to our fiscal year ended March 31, 2025 as “fiscal 2025” or “FY 2025.” Please note that the information on, or accessible through, our website is expressly not incorporated by reference in this Proxy Statement. This proxy statement and the form of proxy card were first sent or made available to stockholders on approximately June 13, 2025.
ELIGIBILITY TO VOTE
Stockholders of record at the close of business on Thursday, May 29, 2025 are entitled to notice of and to vote at the 2025 Annual Meeting or at any adjournments or postponements thereof.
HOW TO VOTE
You may vote using any one of the following methods. In all cases, you should have your 16-Digit Control Number from your proxy card available and follow the instructions. Voting will be accepted until 11:59 p.m. (EDT) on July 24, 2025:

Online at www.proxyvote.com	By Telephone at 1-800-690-6903

Online using your mobile device by scanning the QR Code	By mail by voting, signing and timely mailing your Proxy Card

MEETING INFORMATION

Time and Date:	Friday, July 25, 2025 at 9:00 a.m. Pacific
Virtual Meeting Address:	www.virtualshareholdermeeting.com/8x82025
VOTING MATTERS AND BOARD RECOMMENDATIONS
The table below includes a brief description of each matter to be voted upon at the 2025 Annual Meeting, along with the voting recommendation of our Board of Directors (the “Board”).

Description of Proposals		Board Vote Recommendation	Page Reference
1.	To elect eight directors to hold office until the 2026 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The Company’s nominees are Jaswinder Pal Singh, Monique Bonner, Andrew Burton, Todd Ford, Alison Gleeson, John Pagliuca, Elizabeth Theophille and Samuel Wilson.	FOR each Company Nominee	29
2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026.	FOR	36
3.	To approve, through an advisory vote, the Company’s executive compensation for the fiscal year ended March 31, 2025.	FOR	63
4.	To approve an amendment to the Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance thereunder by 6,000,000 shares.	FOR	64
5.	To approve an amendment to the 2022 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 8,500,000 shares.	FOR	68
8x8, Inc. | PROXY STATEMENT 1

Proxy Summary
DIRECTOR NOMINEES
In Proposal One, our stockholders are asked to vote on the election of the eight individuals nominated by the Board, each of whom is currently serving as a director. The tables below set forth basic information concerning each nominee individually and highlight certain qualifications, areas of expertise and attributes of our nominees collectively.

Name	Age	Director Since	Principal Occupation	Independent
Jaswinder Pal Singh(1)	60	2013	Professor of Computer Science, Princeton University	Yes
Andrew Burton	53	2024	President and Chief Operating Officer, Rapid7, Inc.	Yes
Monique Bonner	54	2018	Board Director and Business Owner	Yes
Todd Ford	58	2019	Board Director and Advisor	Yes
Alison Gleeson	59	2021	Board Director and Advisor	Yes
John Pagliuca	48	2024	Chief Executive Officer, N-Able	Yes
Elizabeth Theophille	58	2019	Board Director and Advisor	Yes
Samuel Wilson	56	2023	Chief Executive Officer, 8x8, Inc.	No
(1)Dr. Singh has served as Chairman of the Board since December 10, 2020.
BOARD OF DIRECTORS SNAPSHOT
Ensuring the Board is composed of directors who bring various perspectives, experience and backgrounds to effectively represent the long-term interests of stockholders is a key priority of our Board. In this regard, the Board believes that conducting regular, periodic assessments of its composition and size is an important aspect of an effective governance structure. The Board seeks a balance between retaining directors with deep knowledge of our Company and our industry, while adding directors who bring new perspectives. Since the beginning of fiscal 2019, we have added six new Board members while taking steps to increase the Board’s breadth and depth of experience. In fiscal 2021, we appointed Dr. Singh from Lead Independent Director to Chairman of the Board. In fiscal 2024, Eric Salzman resigned from the Board after more than 12 years of service to the Company. In fiscal 2025, we appointed Andrew Burton and John Pagliuca to our Board.

■ <5 years ■ 5-10 years ■ +10 years	■ Independent ■ Non-Independent
2 8x8, Inc. | PROXY STATEMENT

PROXY SUMMARY
CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to the highest standards of corporate governance. Our Governance and Nominating Committee monitors new and changing trends and best practices in corporate governance, considers whether we should make changes in light of these trends, and makes recommendations to the Board. The table below sets forth some highlights of our corporate governance programs and policies.

Board and Committees	Management	Stockholders Rights and Engagement
•Separate Chairman and CEO roles.	•Robust executive and Board member stock ownership requirements, including a 6X ownership requirement for our CEO (ratio of value of equity ownership to base salary).	•We have a single-class share capital structure. Each issued and outstanding share of our stock is entitled to one vote per share on all matters submitted to the stockholders for a vote.
▪Seven of our eight director nominees are independent, including all members of our five standing committees.	▪We do not allow short sales, hedging or pledging of stock ownership positions, or transactions involving derivatives of our stock, by employees, management or Board members.	▪We do not have a classified board structure or multi-year directorships. All of our directors are elected on an annual basis.
▪Our Board and each of its five standing committees conduct a formal assessment of its performance on an annual basis. In fiscal 2025, we established the Strategic Investment Committee to advise the Board on strategic investments including shareholder returns (such as dividends and share repurchases), debt management, acquisitions, divestitures, external investments, and similar transactions, further strengthening our governance framework.
	▪Related party transactions involving management, or a member of our Board require prior approval of the Audit Committee.	▪Our capital structure and organizational documents do not reflect any “poison pill” provisions.
▪Regular executive sessions are conducted by the independent directors without management present, overseen by our independent Chairman of the Board.	▪Executive compensation is reviewed by the Compensation Committee annually, with advice and data (including a benchmark analysis) provided by an independent compensation consultant.	▪None of our officers or directors (nor any of their affiliates) has a controlling interest in our stock. Our officers and directors as a group hold less than 5% of our outstanding common stock.
▪Our Board has adopted a CEO Absence Event Management Process, which is periodically reviewed by the Governance and Nominating Committee.
▪A significant portion of each executive’s annual compensation is “at risk” and a significant portion of long-term equity incentive compensation depends on our achievement of aggressive performance goals.
▪We do not have a super-majority approval requirement to amend any of our organizational documents.
▪Director compensation is reviewed by our Compensation Committee at least once every two years, per our Corporate Governance Principles, with advice and data provided by an independent compensation consultant.

▪We have clawback rights under our expired 2012 equity incentive plan and our 2022 equity incentive plan that permit us to recover long-term gains under specified circumstances, as well as under our clawback policy that we adopted during fiscal 2024, which meets the requirements of the Nasdaq compensation recovery listing rules.
▪We have an active and ongoing stockholder outreach and engagement program.
▪Our Board has adopted a majority voting policy requiring (and each nominee for director has agreed) that, in an election of directors that is not a contested election, if the nominee fails to receive more votes cast “FOR” his or her selection than “WITHHELD,” the nominee shall tender his or her resignation from the Board.

8x8, Inc. | PROXY STATEMENT 3

PROXY SUMMARY
FISCAL 2025 BUSINESS HIGHLIGHTS
The communications and contact center landscape continued to evolve rapidly in fiscal 2025, shaped by a growing demand for intelligent, integrated, and scalable digital solutions. Businesses across industries prioritized investments in cloud-native and artificial intelligence technologies that support hybrid workforces, enhance customer engagement, and increase operational efficiency. Against this market backdrop, 8x8’s Platform for CX™ delivered meaningful value to customers through its unified architecture, embedded artificial intelligence capabilities, and extensibility with solutions from our Technology Partner Ecosystem.
Although revenue declined 2% compared to fiscal 2024, we believe fiscal 2025 marked a turning point in our multi-year transformation. We saw our revenue performance improve as we advanced through the fiscal year, and we made meaningful progress toward our strategic objectives—accelerating platform innovation, deepening customer relationships, strengthening our financial position, and building durable growth engines for the future.
As part of our transformation, we launched a new identity in the third quarter and renamed our XCaaS platform the “8x8 Platform for CX”. We believe this new identity better reflects our purpose of empowering people and organizations through seamless communication, providing them with the tools and insights to unlock the potential of every interaction.
Below are highlights of our performance and progress for fiscal 2025.
Fiscal 2025 Financial Performance
•Total revenue declined 2% from fiscal 2024 to $715 million as we continued to transform our sales and marketing functions to align with our customer experience (CX) strategy.
◦Service revenue, which includes subscriptions to our cloud-based services and platform usage, was $693 million, a decrease of 1% from fiscal 2024.
◦Other revenue, which includes telephone handsets and one-time professional services, was $22.1 million, a decrease of 21% from fiscal 2024.
•We achieved GAAP operating profit of $15.2 million, or 2% of revenue, as we continued to carefully manage our cash operating expenses while reducing our stock-based compensation expense. This compares to GAAP operating losses of $27.6 million (4% of revenue) and $66.3 million (9% of revenue) in fiscal years 2024 and 2023, respectively.
•We generated $64 million in cash flow from operations, which we used to reduce the principal outstanding on our term loan.
Strategic and Operational Execution
•We achieved 3% year-over-year growth in fiscal 2025 in service revenue from the 8x8 customer base, driven by higher platform usage, improved customer retention and increased multi-product adoption. This metric excludes revenue contribution from former Fuze customers.
•We made substantial progress upgrading customers from the Fuze service platform. As we exited fiscal 2025, less than 5% of our total revenue in the fourth quarter was recognized from Fuze service platform invoices. We have notified all remaining Fuze service platform customers that we intend to discontinue service at the end of calendar year 2025. We expect we will retain a substantial portion, but not all, of these customers.
•We continued to invest substantial resources in research and development to drive innovation in our Platform for CX. Our investment in research and development represented 17% of revenue on a GAAP basis, among the highest of our peer group.
•In August 2024 we refinanced the $225 million outstanding on our 2022 Term Loan with a new $200 million term loan at a lower interest rate, reducing the outstanding principal by $25 million and our future interest expense. We subsequently made $48 million in early principal repayments, bringing the remaining principal outstanding on the term loan down to $152 million. We believe reducing our debt will enhance shareholder value through lower interest expenses and increased flexibility to deploy capital efficiently through accretive business combinations and share repurchases.
Product and Platform Innovation
Consistent with our strategy of delivering scalable, outcome-driven solutions for our customers, we continue to expand and enhance our Platform for CX, prioritizing high availability, ease of use, accessibility, and enablement of AI-based tools and analytics. Our focus resulted in year-over-year growth for new products of 14%, including 60% growth in AI-powered solutions. Innovations launched in fiscal 2025 included:
•AI-powered innovations across the platform, including chat summarization, Compose with AI, real-time transcription, Agent Assist, AI customer health scoring, and more. 8x8 achieved the highest accuracy rating for transcription in a study by the Tolley Group.1
•Enhancements to our Customer Interaction Data Platform, which captures, connects, and contextualizes customer interaction data across the organization. The Customer Interaction Data Platform enables customers to orchestrate information from multiple sources – including human and digital agents – to gain real-time insights, analyze sentiment, map customer journeys, and improve agent support across voice and digital channels.
1 Tolly Test Report #225121. Tolly Enteprises, LLC, February, 2025.
4 8x8, Inc. | PROXY STATEMENT

PROXY SUMMARY
•Expanded communications platform-as-a-service solutions with new application programmable interfaces (APIs) for security and anti-fraud, rich communication services (RCS) for business messaging, proactive engagement and campaign management, and enhanced omnichannel engagement and personalization.
•Updated user interfaces to increase screen reader compatibility, achieving compliance with Web Content Accessibility Guidelines (WCAG) 2.1 Level AA for accessibility.
•8x8 Operator Connect for Microsoft Teams, a purpose-built solution offering native Public Switched Telephone Network (PSTN) calling in Microsoft Teams. 8x8 was named a Leader in the Gartner® Magic Quadrant™ for Unified Communications as a Service2. 8x8 Operator Connect supports local presence in 50 countries and is ranked among the top five Operator Connect solutions worldwide.
•Pre-integrated solutions combining voice, video, chat, messaging and contact center for specific uses, including out-of-the box solutions to improve customer experiences in retail, healthcare, field services, manufacturing and more.
Technology Partner Ecosystem
The open, modular architecture of our Platform for CX enables deep integration with best-of-breed solutions for workforce management, compliance, social listening, specialized analytics, vertical market solutions and more. Our Technology Partner Ecosystem is a carefully curated network of innovators with solutions designed to work with 8x8’s Platform for CX and our Customer Interaction Data Platform to provide a native-like experience. Our approach allows organizations to rapidly incorporate emerging innovations, swap out technologies as new leaders emerge, and tailor their deployments to unique business needs without added complexity or data silos. In fiscal 2025, we expanded our Technology Partner Ecosystem with multiple new integrations, including those from:
•CallCabinet, a Smarsh Company, for compliance call recording required in heavily regulated industries.
•SpinSci Technologies, to integrate 8x8 Contact Center with leading Electronic Health Records (EHR) systems to deliver compliant and personalized patient engagement solutions.
•Deskope, enabling seamless integration of customer identity and access management (CIAM) with 8x8’s communications APIs.
•Regal.io, for sophisticated outbound calling and SMS capabilities.
Customer and Industry Recognition for 8x8
We continue to be recognized by customers and industry experts worldwide. In fiscal 2025, we were:
•Named in the Gartner® Magic Quadrant™ for Unified Communications as a Service2 as a Leader for the 13th consecutive time and included in the Gartner® Magic Quadrant™ for Contact Center as a Service3 for the 10th consecutive year.
•Recognized by TrustRadius, Frost & Sullivan, and G2 for innovation, product excellence, and customer satisfaction.
•We were ranked in Newsweek’s Excellence 1000 Index 20254 for balancing financial success with a deep commitment to ethics, social responsibility and sustainability.
•We were awarded a 5-star rating in the 2025 CRN Partner Program Guide.5
•We were honored with a Silver Stevie Award in the Technology Team of the Year category and a Bronze Stevie Award in the Customer Service Team of the Year category at the 21st Annual International Business Awards. We were also honored Silver and Gold Stevie awards in the same categories at the 23rd Annual American Business Awards in May 2025.
Leadership, ESG, and Governance Developments
In fiscal 2025, 8x8 continued to build on the strong foundations established during the transformation period by investing in its leadership team, advancing environmental and social responsibility programs, and enhancing its governance practices to better align with stakeholder expectations and long-term value creation.
Leadership and Organizational Strength
2 Gartner® Magic Quadrant™ for Unified Communications as a Service, Pankil Sheth, Megan Fernandez, Christopher Trueman, Rafael Benitez, October 7, 2024. This Magic Quadrant report name has changed from 2015 onwards- 2015-2023: Magic Quadrant for Unified Communications as a Service, Worldwide, 2014: Magic Quadrant for Unified Communications as a Service, North America With Additional Regional Presence, 2012-2013: Magic Quadrant for Unified Communications as a Service, North America. See Gartner disclaimer below.
3 Gartner® Magic Quadrant™ for Contact Center as a Service, Drew Kraus, Pri Rathnayake, Megan Fernandez, Pankil Sheth, Jason Bridge, 28 October 2024. See Gartner Disclaimer below.
4 Published online at rankings.newsweek.com/newsweek-excellence-index-2025
5 Published online by CRN, a brand of The Channel Company, at ~~https:/~~/www.crn.com/partner-program-guide/ppg2025
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The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Proxy Statement), and the opinions expressed in the Gartner Content are subject to change without notice.
8x8, Inc. | PROXY STATEMENT 5

PROXY SUMMARY
•We welcomed Joel Neeb as Chief Transformation Officer to oversee strategic execution and drive cross-functional alignment across our enterprise initiatives. Mr. Neeb brings extensive experience from leading transformation efforts at companies like VMware and as a former U.S. Air Force F-15 mission commander.
•Our sales transformation continued under Chief Revenue Officer Lisa Martin, with new sales enablement initiatives focused on solution selling, channel performance, and partner engagement.
•We expanded our Board with the appointments of Andrew Burton and John Pagliuca, and created the Strategic Investment Committee to assist the Board in overseeing 8x8’s strategic investment strategy.
Environmental and Social Highlights
•We expanded the scope and reach of our Employee Resource Groups (ERGs) and our Community and Culture council, with new initiatives supporting women in technology and global communities.
•We made continued investments in accessibility, including product design improvements, broader testing protocols, and user training to support inclusive engagement. We also hosted our first Accessibility Day, allowing employees to experience accessibility challenges firsthand.
•We sustained net zero Scope 1 emissions in our UK operations, furthered our energy efficiency efforts, and maintained our ISO 14001 certification in the UK for environmental management systems. We also achieved ISO 14001 certification in France, and began the process of achieving certification in the U.S.
•8x8 earned recognition from Ecovadis with a Bronze Medal, placing us in the top 35% of companies evaluated globally on ESG metrics.
Governance Enhancements
•We appointed Andrew Burton and John Pagliuca to the Board. Mr. Burton brings extensive operational expertise to the Board, as well as cybersecurity expertise. His appointment expanded the number of directors from six to seven. Mr. Pagliuca’s appointment added further financial and operational expertise and increased the number of directors from seven to eight.
•We created the Strategic Investment Committee to assist the Board in overseeing 8x8’s strategic investment strategy.
Conclusion
Fiscal 2025 marked a period of meaningful progress for 8x8 as the Company advanced its transformation strategy across key dimensions. Despite a modest year-over-year revenue decline, 8x8 delivered improved service revenue trends from its core customer base, strengthened its financial position through disciplined cost management and debt reduction, and expanded adoption of its AI-powered Platform for CX™. Investments in innovation, strategic product enhancements, and ecosystem growth supported increased multi-product usage and stronger customer engagement. These achievements provide a foundation for continued operational execution and long-term value creation in fiscal 2026.
6 8x8, Inc. | PROXY STATEMENT

PROXY SUMMARY
The graphs below illustrate our performance on key financial metrics.

Cash Flow from Operations
Millions
$100
$75
$50
$25
$0
$35
$49
$79
$64
FY’22
FY’23
FY’24
FY’25
Cash Flow from Operations

8x8, Inc. | PROXY STATEMENT 7

PROXY SUMMARY
EXECUTIVE COMPENSATION HIGHLIGHTS
We have designed our executive compensation program to:
▪Attract, develop, motivate and retain top talent and focus our executive officers on goals that increase long-term stockholder value;
▪Ensure executive compensation is aligned with our corporate strategies and business objectives;
▪Provide meaningful equity ownership opportunities to our executives to align their incentives with the creation of sustainable stockholder value;
▪Ensure fairness among our executives by recognizing the contributions each executive officer makes to our success, as well as his or her compensation history and experience level; and
▪Provide an incentive for long-term continued employment with us.
The table below lists some specific elements that our program possesses and avoids in turn.

What We Have	What We Don’t Have
▪An executive compensation program based on our “pay for performance” philosophy and aligned with peer compensation policies.	▪No pension arrangements or non-qualified deferred compensation plans for our executive officers.
▪Stock ownership guidelines for named executive officers and non-employee directors.	▪No special health or welfare plans for our executive officers.
▪100% independence of Compensation Committee members.	▪No single-trigger acceleration of compensation or benefits for our executive officers in connection with a change-in-control.
▪Regular review of executive target total direct compensation and long-term incentive compensation relative to peer companies of similar size, market capitalization, and operating characteristics.	▪No “gross-ups” or other tax reimbursement payments on any severance or change-in-control payments or benefits for our executives.
•Engagement of an independent compensation consultant to monitor compensation trends and advise the Compensation Committee.	•No “evergreen” provision in our 2022 Equity Incentive Plan.
•A substantial portion of the total value of annual equity awards granted to our executives is “at risk” and tied to stock performance.	•No guaranteed incentive compensation or excessive severance payments.
•The long-term equity incentives granted to our named executive officers vest or are earned over multi-year periods, consistent with current market practice and our pay-for-performance and retention objectives.
•No repricing of option awards without stockholder approval (except in connection with certain corporate events where a repricing is necessary for equitable treatment).
8 8x8, Inc. | PROXY STATEMENT

CORPORATE GOVERNANCE
GOVERNANCE FRAMEWORK
As stated in our Corporate Governance Principles, our Board is the ultimate decision-making body of the Company, except with respect to matters reserved to the stockholders. The Board selects the Chief Executive Officer, who is charged with the conduct of the Company’s business. The Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The fundamental objective of the Board is to build long-term sustainable growth in stockholder value for the Company.
In furtherance of this mission, we have adopted a comprehensive corporate governance framework designed to enable the Board, among other things, to:
▪provide effective oversight of the senior management team in connection with its conduct of the Company’s business and affairs;
▪allow the Board to make decisions independent of management;
▪align the interests of the Board and management with those of our stockholders; and
▪maintain compliance with the requirements of the Nasdaq Stock Market LLC (the “Nasdaq”) and applicable law.
The framework helps determine our policies and practices with respect to Board composition, Board independence, Board and committee evaluations, executive compensation, stockholder engagement, risk oversight and more.
Copies of our current corporate governance documents and policies, including our Code of Business Conduct and Ethics, Corporate Governance Principles and committee charters, are available on the Investor Relations section of our website at http://investors.8x8.com. The Board regularly reviews these corporate governance documents and policies and revises them when the Board determines it would serve the interests of the Company and its stockholders to do so, such as in response to changing governance practices or legal requirements.
BOARD COMPOSITION
CRITERIA FOR EVALUATING CANDIDATES. The Board, with input from the Governance and Nominating Committee, is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs and current make-up of the Board. Among other factors considered in the selection of each candidate, the Governance and Nominating Committee considers the following attributes, criteria and qualifications:
▪knowledge, experience, skills and expertise, particularly in areas critical to understanding the Company and its business;
▪diversity of background;
▪personal and professional integrity and character;
▪business judgment;
▪time availability in light of other commitments, particularly service on the boards of other publicly-held companies;
▪dedication; and
▪conflicts of interest.
While the Governance and Nominating Committee has not established specific minimum qualifications for directors, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who:
▪have strong integrity;
▪have qualifications that will enhance the overall effectiveness of the Board;
▪have the highest professional and personal ethics and values, and will conduct themselves consistently with our Code of Business Conduct and Ethics (the “Code of Ethics”);
▪will comply with our corporate governance, conflict of interest, confidentiality, stock ownership and insider trading policies and guidelines, and all other codes of conduct, policies and guidelines, as well as any relevant securities and other laws, rules, regulations and listing standards, in each case as applicable to members of the Board; and
▪satisfy other relevant standards that may be required by applicable rules and regulations, such as financial literacy or financial expertise with respect to prospective Audit Committee members.
As a matter of policy, the Board believes that a substantial majority of the directors should be independent within the meaning of the rules of the Nasdaq and the applicable independence requirements of the federal securities laws and regulations. The Board also believes that it is important to strike the right balance in its composition to ensure that there is an appropriate range and mix of expertise, perspective and knowledge.

8x8, Inc. | PROXY STATEMENT 9

CORPORATE GOVERNANCE
REFRESHMENT OF THE BOARD. Seven of our eight Board members, including the Chairman of the Board, are independent within the meaning of the rules of the Nasdaq and the applicable independence requirements of the federal securities laws and regulations. Six of our eight Board members have been appointed to the Board since the beginning of fiscal 2020, each of whom is nominated for re-election at the 2025 Annual Meeting. These changes reflect the Board’s commitment to bringing in fresh perspectives. The table below shows our Board composition in its current state:
Board Composition Metrics

2025
Average Tenure	4.9 years
Independence	88%
These changes to our Board and its four standing committees are explained in more detail below.

CHANGES OVER THE LAST 6 YEARS
FEBRUARY 17, 2025: John Pagliuca replaced Monique Bonner as a member of the Audit Committee.
▪Ms. Bonner resigned from the Audit Committee and Mr. Pagliuca was appointed as a member of the Audit Committee, filling the vacancy.
FEBRUARY 17, 2025: Monique Bonner replaced Jaswinder Pal Singh as a member of the Compensation Committee.
▪Dr. Singh resigned from the Compensation Committee and Ms. Bonner was appointed as a member of the Audit Committee, filling the vacancy.
JANUARY 23, 2025: Establishment of new Strategic Investment Committee of the Board.
▪In fiscal 2025, we established the Strategic Investment Committee to advise the Board on strategic investments including shareholder returns (such as dividends and share repurchases), debt management, acquisitions, divestitures, external investments, and similar transactions.

NOVEMBER 18, 2024: John Pagliuca appointed as a new director.
▪Mr. Pagliuca appointed to the Board and Board size increased from seven to eight directors.
JULY 15, 2024: Andrew Burton replaced Elizabeth Theophille as a member of the Audit Committee. Andrew Burton appointed as a member of the Technology & Cybersecurity Committee.
▪Ms. Theophille resigned from the Audit Committee and Mr. Burton was appointed as a member of the Audit Committee, filling the vacancy. Mr. Burton was also appointed to the Technology & Cybersecurity Committee.

JUNE 17, 2024: Andrew Burton appointed as a new director.
▪Mr. Burton appointed to the Board and Board size increased from six to seven directors.
MAY 21, 2024: Alison Gleeson appointed as Chair of the Compensation Committee.
▪Ms. Gleeson was appointed as the Chair of the Compensation Committee, filling a vacancy left by Mr. Salzman when he resigned from the Board.
APRIL 15, 2024: Elizabeth Theophille appointed as a member of the Audit Committee.
▪Ms. Theophille was appointed to the Audit Committee, filling a vacancy left by Mr. Salzman when he resigned from the Board.
MARCH 19, 2024: Eric Salzman stepped down from the Board.
▪After serving on the Board for more than twelve years, Mr. Salzman resigned from the Board.
▪Board size decreased from seven to six directors.
MAY 26, 2023: Samuel Wilson appointed as permanent new CEO and as a new director.
▪Mr. Wilson, who served as interim CEO since the resignation of Mr. Sipes, was appointed as permanent CEO and as a new director.
APRIL 18, 2023: Establishment of new Technology & Cybersecurity Committee of the Board.
▪In fiscal 2024, the Board established the Technology & Cybersecurity Committee to oversee strategy, risks, and opportunities in technology, innovation, R&D, cybersecurity, data privacy, and internal controls, while considering emerging trends and their potential impact on our performance, growth, and competitive position.

▪The initial members of the Technology & Cybersecurity Committee are Dr. Singh, Mr. Salzman, Ms. Gleeson and Ms. Theophille. Ms. Theophille was named as the Chair of the Technology & Cybersecurity Committee.

NOVEMBER 30, 2022: Mr. Sipes resigned from the Board.
▪Mr. Sipes resigned from the Board as of November 30, 2022 as he was no longer serving as CEO.
SEPTEMBER 14, 2022: Vladimir Jacimovic stepped down from the Board.
▪After serving on the Board for more than eight years, Mr. Jacimovic resigned from the Board.
10 8x8, Inc. | PROXY STATEMENT

CORPORATE GOVERNANCE

AUGUST 5, 2021: Alison Gleeson appointed as a new director.
▪Ms. Gleeson appointed to the Board based on her extensive enterprise sales and go-to-market experience, filling a vacancy left by Bryan Martin when he did not stand for re-election at the 2021 annual meeting.

▪Ms. Gleeson appointed as a member of the Compensation Committee.
DECEMBER 10, 2020: David Sipes appointed as CEO and director, replacing Vikram Verma; Dr. Singh appointed as Chairman.
▪Mr. Sipes appointed as CEO and to the Board based on his high-growth cloud and SaaS industry experience, replacing Mr. Verma, who stepped down from the Board when he resigned as CEO in December 2020.
▪Our Lead Independent Director Dr. Singh appointed as Chairman of the Board, replacing Mr. Martin, who did not stand for re-election at the 2020 annual meeting.
JUNE 19, 2019: Elizabeth Theophille appointed as a new director.
▪Ms. Theophille appointed to the Board based on her experience with digital transformation in cloud-based solutions and European market expertise, filling a future vacancy that would be created by Mr. Potter when he did not stand for re-election at the 2019 annual meeting.

▪Ms. Theophille appointed as a member of the Governance and Nominating Committee.
▪Board size increased temporarily from eight to nine members and reverted to eight members concurrently with election of directors at the 2019 annual meeting.
JUNE 1, 2019: Todd Ford appointed as a new director, succeeding Major General Guy L. Hecker, Jr.
▪Mr. Ford appointed to the Audit Committee based on his financial experience in SaaS business models and adjacent markets, filling a vacancy left by Gen. Hecker’s departure, and named Chair of Audit Committee, succeeding Mr. Potter in that role.

▪Mr. Ford appointed as a member of the Compensation Committee, increasing its size from three to four members.
MAY 6, 2019: Major General Guy L. Hecker, Jr. retired from the Board.
▪Dr. Singh appointed as Lead Independent Director, succeeding Gen. Hecker in that role.
▪Dr. Singh appointed as a member of the Compensation Committee, filling a vacancy left by Gen. Hecker’s departure.
▪Dr. Singh appointed as a member of the Governance and Nominating Committee, filling a vacancy left by Gen. Hecker’s departure.
▪Ms. Bonner was appointed Chair of the Governance and Nominating Committee, filling a vacancy left by Gen. Hecker’s departure.
▪Board size increased from seven to eight directors.
▪Ms. Bonner appointed as a member of the Audit Committee, replacing Dr. Singh.
▪Ms. Bonner appointed as a member of the Governance and Nominating Committee, increasing its size from two to three members.
The Board has not established term limits in the belief that compulsory retirement from the Board could cause the Board to lose the valuable contributions of directors who have developed unique perspectives and insight into the Company. As an alternative to term limits, the Governance and Nominating Committee reviews each director’s continuing contribution to the Board as part of the annual assessment process and whenever a director experiences a change in professional responsibilities. These regular reviews ensure that the collective skills and experience of our Board members continue to match the needs of the Company and best serve the interests of our broad community of stakeholders. Every Board member is expected to ensure that he or she devotes the time necessary to discharge his or her duties as a director effectively and that other existing and planned future commitments do not materially interfere with his or her service.

STEP 1	è	STEP 2	è	STEP 3	è	STEP 4

Identify optimum Board profile to drive corporate growth, including experience, skills, expertise, personal and professional integrity, and business judgment.		Review suitability for continued Board service for each Board member based on optimum Board profile.		Identify, recruit and interview potential candidates to Board positions, including candidates recommended by stockholders.		Recommend to the Board the director nominees for election to the Board.

8x8, Inc. | PROXY STATEMENT 11

CORPORATE GOVERNANCE
IDENTIFYING AND EVALUATING DIRECTOR NOMINEES. The Board is responsible for selecting and nominating candidates for election by the stockholders and for filling vacancies on the Board. The Governance and Nominating Committee recommends to the Board (a) first-time nominees for election, based on the need for new Board members as identified by the Governance and Nominating Committee and the Chairman or other Board members, as well as (b) incumbent directors for re-election, as appropriate.
The Governance and Nominating Committee reviews the composition of the Board at least annually with the Board as a whole and, if necessary, recommends measures to be taken so that the Board (a) reflects the appropriate balance of knowledge, experience, skills, expertise and diversity of background required for the Board as a whole to continue to provide effective oversight and otherwise fulfill its fiduciary and other duties, and (b) contains at least the minimum number of independent directors as required by the Nasdaq and other applicable law, rule or regulations.
In selecting individuals for nomination, the Governance and Nominating Committee seeks the input of the Chairman of the Board and other Board members and may use a third-party search firm to assist in identifying and contacting candidates who meet the expertise, personal integrity, and diversity of background criteria established by the Governance and Nominating Committee. The Governance and Nominating Committee will also consider individuals recommended for Board membership by our stockholders, in accordance with our by-laws and applicable law.
Prospective candidates are interviewed by our Chairman of the Board, our Chief Executive Officer, and at least one member of the Governance and Nominating Committee. During the selection process, the full Board is kept informed of progress. The Governance and Nominating Committee will consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Governance and Nominating Committee may consider many factors, as discussed above. The Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, based on whether the candidate was recommended by a stockholder or not.
The Governance and Nominating Committee meets to consider and recommend final candidate(s) for approval by the Board. Once a candidate is selected for appointment to the Board, or to stand for election or re-election, as applicable, the Chairman extends the invitation to join the Board, or to stand for election or re-election, on the Board’s behalf.
Upon completion of its review and evaluation of the candidates in May 2025, our Governance and Nominating Committee recommended the candidates named in this Proxy Statement for re-election. The full Board approved all candidates recommended by the Governance and Nominating Committee for re-election.
Stockholder Nominations and Recommendations
The Governance and Nominating Committee will consider any recommendations and nominations for candidates to the Board from stockholders, as required by its charter. When submitting candidates for nomination to be elected at an annual or special meeting of stockholders, stockholders must follow the notice procedures and provide the information required in our by-laws. The following is a partial summary of those procedures and requirements.
Stockholder recommendations for candidates to the Board must be sent in writing to our Secretary at the address of our principal executive offices, currently 675 Creekside Way, Campbell, CA 95008. To be timely, a stockholder’s notice proposing the nomination of a director at an annual meeting must be delivered to or mailed and received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days in advance of the first anniversary of the previous year’s annual meeting of stockholders. If no annual meeting was held in the previous year or the date of the annual meeting is more than 30 calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, notice must be received not later than the close of business on the tenth (10th) day following the day on which the date of the annual meeting is publicly announced. A timely notice for the nomination of a director by a stockholder at a special meeting of stockholders must be delivered to or mailed and received at our principal executive offices not later than the close of business on the later of (a) the ninetieth (90th) day prior to the special meeting, and (b) the tenth (10th) day following the day on which public disclosure of the date of the special meeting is first made.
The stockholder’s notice must include certain information about the stockholder (and all persons participating with the stockholder in any proxy solicitation for the proposal) and certain information about the candidate, as set forth in our by-laws, including, but not limited to, the candidate’s name, age, business address and residence address, the candidate’s principal occupation or employment for the past five years, the stockholder’s name and address, the class and number of shares of our stock and other securities, including derivatives, beneficially owned by the proposing stockholder and by such candidate, any short interest in any of our securities held by the proposing stockholder, all voting rights with respect to our stock beneficially owned by the stockholder and others joining in the proposal, and a description of all arrangements or understandings between the stockholder making such recommendation and each candidate and any other person or persons (naming such person or persons) pursuant to which the recommendations are to be made by the stockholder, as well as any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.
In addition, if requested, the proposed nominee must furnish additional information to determine whether he or she is eligible to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee, as set forth in our by-laws.
12 8x8, Inc. | PROXY STATEMENT

CORPORATE GOVERNANCE
We encourage stockholders to refer to our by-laws for complete information regarding the requirements for submitting stockholder proposals and nominating director candidates. You may contact us at 8x8, Inc., Attn: Secretary, 675 Creekside Way, Campbell, CA 95008, for a copy of the relevant by-law provisions on this topic. Our by-laws also can be found where our filed reports are located on the SEC’s website at http://www.sec.gov.
BOARD SIZE AND STRUCTURE. The Board periodically reviews its size, assesses its ability to function effectively based on its size and composition, and determines whether any changes to the size of the Board are appropriate. During fiscal 2025, the size of our Board increased from six to eight members with the appointment of Andrew Burton to the Board in June 2024 and the appointment of John Pagliuca to the Board in November 2024.
Dr. Singh, formerly our Lead Independent Director, was appointed to the Chairman role in December 2020, replacing Bryan Martin, who did not stand for re-election. With Dr. Singh’s appointment, it was no longer necessary to have a Lead Independent Director. While our Corporate Governance principles do not require that the roles of Chairman and Chief Executive Officer be held by different individuals, the Board believes that the separation of the offices of the Chairman and Chief Executive Officer is appropriate at this time because it allows our Chief Executive Officer to focus primarily on our business strategy, operations and corporate vision. In accordance with governance best practices, if, in the future, the Chairman role is held by a non-independent Director, then our Corporate Governance Principles require the appointment of a Lead Independent Director from among the independent members of the Board. These principles reflect our belief that it is important for the Board to retain flexibility to determine whether the two roles should be separate or combined, and whether the Chairman should be independent or not, based upon the Board’s assessment of the Company’s needs and leadership at a given point in time.
8x8, Inc. | PROXY STATEMENT 13

CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE
Our Board determines director independence in compliance with the listing standards of the exchange our common stock is traded on, the rules and regulations of the SEC, and our Corporate Governance Principles.
The Board is required to determine the independence of each director of the Board as required by the Nasdaq, where the Company’s common stock is listed.
The rules of the Nasdaq require that a majority of our directors be independent within the meaning of those rules. Additionally, our Corporate Governance Principles require that a substantial majority of our directors be independent.
For a director to be considered independent under the Nasdaq rules, our Board must affirmatively determine that the director:
▪does not hold an executive officer or employee position within the Company;
▪in the Board’s opinion, does not have a relationship that would interfere with the exercise of independent judgment in carrying out a director’s responsibilities; and
▪satisfies each of the requirements under rule 5605(a)(2) of the Nasdaq.
Board has adopted a definition of independence which conforms to the above independence requirements of the Nasdaq and further requires a director not to have any relationship (material or otherwise, and including social relationships) that would reasonably be expected to impair his or her exercise of independent judgment in carrying out the responsibilities of a director.
We believe it is important that, in making a determination of independence, our Board broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with us (whether commercial, consulting, charitable, familial or otherwise), our Board considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.
In addition, in affirmatively determining the independence of any director who will serve on our Compensation Committee, our Board must consider all factors specifically relevant to determining whether the individual has a relationship to us which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member.
These factors include:
▪the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by the listed company to such director; and
▪whether such a director is affiliated with 8x8, a subsidiary of 8x8 or an affiliate of a subsidiary of 8x8.
In this context, the Board assesses the sources of a director’s compensation, considering whether the director receives compensation from any person or entity that would impair their ability to make independent judgments about the Company’s executive compensation. Additionally, when evaluating an affiliate relationship a director has with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company for purposes of Compensation Committee service, the Board determines whether the affiliate relationship places the director under the direct or indirect control of 8x8 or our senior management or creates a direct relationship between the director and members of senior management that would impair the director’s ability to make independent judgments about the Company’s executive compensation.
Our Board has determined that seven of its eight current nominees for re-election, who are all current members, are “independent directors” within the meaning of Rule 5605(a)(2) of the Nasdaq rules and under our own definition of independence:

Independent	Not Independent
Jaswinder Pal Singh	Samuel Wilson
Monique Bonner
Andrew Burton
Todd Ford
Alison Gleeson
John Pagliuca
Elizabeth Theophille
In making these determinations, the Board affirmatively determined that there are no business relationships that are material or that would interfere with the exercise of independent judgment by any of the independent directors in their service on the Board or its committees.
In making this determination with respect to Ms. Gleeson, the Board considered, among other factors, that Zoominfo, Inc. (“Zoominfo”), of which Ms. Gleeson is a current member of its board of directors, is a vendor to the Company (in that we made payments of approximately $0.6 million to Zoominfo during fiscal 2025) and that Elastic N.V. (“Elastic”), of which Ms. Gleeson is a current member of its board of directors, is a vendor to the Company (in that we made payments of approximately $156,000 to
14 8x8, Inc. | PROXY STATEMENT

CORPORATE GOVERNANCE
Elastic during fiscal 2025). The Board considered the materiality of each of these arrangements from the perspective of each of the Company, Zoominfo and Elastic. Among other things, the Board took into account the fact that Zoominfo was a vendor of the Company several years before Ms. Gleeson joined the Board in 2021 and before she joined the board of directors of Zoominfo in 2022 and that amount of the Company’s vendor relationship with Elastic was not material to either company, in making its determination regarding Ms. Gleeson’s independence.
In making this determination with respect to Mr. Burton, the Board considered, among other factors, that Rapid7, Inc. (“Rapid7”) - where Mr. Burton served as an executive officer in the role of President and Chief Operating Officer when he joined the Board (though he has since left Rapid7 to become the Chief Executive Officer of commercetools GmbH) - is a current vendor to the Company. The Company made a total of approximately $183,000 in payments to Rapid7 in fiscal 2025. The Board considered the materiality of this arrangement from the perspective of both the Company and Rapid7, and took into account the fact that Rapid7 was a vendor of the Company before Mr. Burton joined the Board in June 2024, in making its determination regarding Mr. Burton’s independence.
Each of the Board’s Audit Committee, Compensation Committee, Governance and Nominating Committee, Technology & Cybersecurity Committee and Strategic Investment Committee is composed solely of independent directors in accordance with the Nasdaq listing rules.
BOARD MEETINGS AND ATTENDANCE
The Board held a total of seven meetings during fiscal 2025. Seven of the eight members of our Board standing for re-election attended 75% or more of the meetings of the Board during fiscal 2025 (during the period that he or she served). John Pagliuca was appointed as a director in November 2024 and attended one of the two remaining Board meetings in fiscal 2025.
Pursuant to our Corporate Governance Principles, members of the Board are encouraged, but are not required, to attend each annual meeting of stockholders. Three of our directors attended last year’s annual meeting of stockholders held in August 2024.
COMMITTEES
The Board has five standing committees: an Audit Committee; a Compensation Committee; a Governance and Nominating Committee; a Technology & Cybersecurity Committee; and a Strategic Investment Committee. None of the members of our Board standing for re-election attended less than 75% of the meetings held by all committees on which he or she served during fiscal 2025 (during the period that he or she served).
The Board has adopted charters for each of these committees that are available on the investor relations section of our website under “Corporate Governance”, which can be found at http://investors.8x8.com. Each committee reviews its charter on an annual basis and makes recommendations to the Board for any changes based on its review. The composition of each standing committee is indicated in the table below as of the date of this Proxy Statement, unless otherwise noted.
8x8, Inc. | PROXY STATEMENT 15

CORPORATE GOVERNANCE

Director	Independent	Audit	Compensation	Governance and Nominating	Technology & Cybersecurity	Strategic Investment	Other Role
Jaswinder Pal Singh	Yes						Chair
Monique Bonner	Yes
Andrew Burton	Yes
Todd Ford	Yes						Audit Committee Financial Expert
Alison Gleeson	Yes
John Pagliuca	Yes
Elizabeth Theophille	Yes
Samuel Wilson	No

= Committee Chair	= Committee Member	Chair = Chairman of the Board

Audit Committee
Current Members: Todd Ford Andrew Burton John Pagliuca Current Chair: Todd Ford Former Members Who Served During FY 2025: Monique Bonner Elizabeth Theophille	Purpose: The Audit Committee oversees our corporate accounting and financial reporting process and performs several functions in the execution of this role. Fiscal 2025 Meetings: 5
Responsibilities of the Audit Committee include:
▪Evaluates the performance of and assesses the qualifications of the independent auditors
▪Determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors. Reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services
▪Confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting
▪Discusses with management and the independent auditors the results of the annual audit and the results of the reviews of our quarterly financial statements
▪Reviews and approves all business transactions between us and any director, officer, affiliate or related party, including transactions required to be reported in our Proxy Statement
▪Oversees the Company’s internal audit function, risk management processes, and system of internal controls
Independence: The Board has determined that each of the current members meets the requirements for membership to the Audit Committee, including the independence requirements under Nasdaq rule 5605(a)(2) and SEC Rule 10A-3(b)(i), and is financially literate in accordance with the additional audit committee requirements of Nasdaq rule 5605(a)(2). The Board has identified Mr. Ford as an “audit committee financial expert” as defined under Item 407(d)(5)(ii) of Regulation S-K, but that status does not impose duties, liabilities, or obligations that are greater than the duties, liabilities, or obligations otherwise imposed on him as a member of our Audit Committee or our Board.

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Governance and Nominating Committee
Current Members: Monique Bonner Jaswinder Pal Singh Elizabeth Theophille Current Chair: Monique Bonner Former Members Who Served During FY 2025: None
Purpose: The Governance and Nominating Committee identifies and recommends to the Board individuals qualified to serve as directors of the Company, advises the Board with respect to its committees’ composition, oversees the evaluation of the Board, and oversees other matters of corporate governance.
Fiscal 2025 Meetings: 4

Responsibilities of the Governance and Nominating Committee include:
▪Identifies, reviews and evaluates candidates to serve as directors of the Company, including those recommended by stockholders, consistent with criteria approved by the Board and set forth in the committee’s charter
▪Recommends to the Board candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board
▪Reviews and evaluates the suitability of incumbent directors for continued service on the Board (including those recommended by stockholders)
▪Develops and recommends to the Board for approval Corporate Governance Principles and advises on succession plans for the CEO and other executive officers
▪Oversees and advises the Board on environmental, social and governance (ESG) matters
▪Reviews and formalizes proposals to amend our certificate of incorporation and by-laws
▪Adopts the procedures pursuant to which the Board and each Committee is to conduct an annual evaluation of its own performance and reviews the results of these evaluations and makes recommendations to the Board
▪Reviews CEO succession plan and unexpected absence event policy with CEO
Independence: Pursuant to the charter of the Governance and Nominating Committee, all members of the Governance and Nominating Committee must be qualified to serve under the Nasdaq listing rules and any other applicable law, rule regulation and other additional requirements that the Board deems appropriate. The Board has determined that each of the three current members meet these requirements.

Compensation Committee
Current Members: Monique Bonner Todd Ford Alison Gleeson Current Chair: Alison Gleeson Former Members Who Served During FY 2025: Jaswinder Pal Singh
Purpose: The Compensation Committee reviews and recommends compensation arrangements for the Chief Executive Officer for approval by the independent members of the Board and approves the compensation arrangements for our other executives officers.
Fiscal 2025 Meetings: 4

Responsibilities of the Compensation Committee include:
▪Recommends the compensation of the Chief Executive Officer to the independent members of the Board for approval
▪Reviews and approves corporate goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of those goals and objectives
▪Approves, in consultation with the Chief Executive Officer, the compensation of all other executive officers
▪Oversees our human capital management efforts, including talent acquisition and retention
▪Administers our stock-based award and employee stock purchase plans, as well as our employee bonus plan
▪Reviews and approves all employment, severance and change-in-control agreements, and special or supplemental benefits applicable to executive officers
▪Engages independent compensation consulting firm to advise on executive compensation
The Compensation Committee may delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee if appropriate.
Independence: The Board has determined that each of the current members meets the requirements for membership to the Compensation Committee, including the independence requirements of the SEC and the Nasdaq listing standards under rule 5605(a)(2).

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CORPORATE GOVERNANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee of the Board currently consists of Mr. Ford, Ms. Bonner and Ms. Gleeson. None of these individuals is currently an officer or employee of ours or was an officer or employee of ours at any time during fiscal 2025. None of our executive officers or directors served as a member of the board or compensation committee of any entity that had one or more executive officers serving as a member of the Board or our Compensation Committee at any time during fiscal 2025.

Technology & Cybersecurity Committee
Current Members: Jaswinder Pal Singh Andrew Burton Alison Gleeson Elizabeth Theophille Current Chair: Elizabeth Theophille Former Members Who Served During FY 2025: None
Purpose: The Technology & Cybersecurity Committee oversees and advises the Board on matters involving the Company’s overall strategy, significant business risks and opportunities in the areas of technology, innovation, and research and development. The Committee also reviews and evaluates the Company’s risk assessment and risk management policies for data privacy, information and cybersecurity and related risks, internal controls for technology, information systems and security procedures, and considers emerging trends in these areas and their contributions to, and potential impact on, the Company’s business performance, growth, and competitive position.
Fiscal 2025 Meetings: 4

Responsibilities of the Technology & Cybersecurity Committee include:
▪Reviews the Company’s approach to identification, research, development, and integration of technology and innovation, including strategic technology programs supporting the Company’s corporate strategy, and associated resource allocation and investment
▪Reviews strategic vendor partnerships relating to technology innovation that support the Company’s execution of its corporate strategy
▪Assesses trends or disruptions that could significantly benefit or otherwise affect the Company, including emerging technologies, economic trends, and/or commercial or political events that may influence the Company’s strategy and competitive position with respect to technology, innovation, security, data privacy, information and cybersecurity
▪Reviews the Company’s risk posture and exposures relating to its technology development and application activities, data privacy, information and cybersecurity and related risks
▪Monitors the quality and effectiveness of the Company’s prevention, identification, and mitigation of information systems and cybersecurity risks, as well as data privacy risks
▪Reviews the Company’s significant technology investments and expenditures related to cybersecurity, data privacy, and information security
▪Reviews the Company’s internal controls for matters related to technology, information systems, cybersecurity procedures, data privacy, and related risks
▪Reviews and reports the Committee’s activities, concerns, conclusions, and recommendations to the Board on a periodic basis
▪Conducts an annual evaluation of the Committee’s own performance
▪Reviews and evaluates the Committee’s charter periodically and recommends any changes to the Board as the Committee considers necessary or appropriate
Independence: The Board has determined that each of the current members of the Technology & Cybersecurity Committee qualifies as independent under the definitions promulgated by the Nasdaq and the SEC.

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Strategic Investment Committee
Current Members: Andrew Burton Todd Ford Jaswinder Pal Singh Current Chair: Andrew Burton Former Members Who Served During FY 2025: None
Purpose: The Strategic Investment Committee assists the Board in overseeing 8x8’s strategic investment strategy to ensure the effective and strategic use of resources. This includes evaluating, providing guidance on, approving, and overseeing the execution of decisions related to strategic investments including shareholder returns (including dividends and share repurchases), debt management, acquisitions, divestitures, external investments, and similar transactions.
Fiscal 2025 Meetings: 2

Responsibilities of the Strategic Investment Committee include:
▪Reviews and evaluates the Company’s strategic investment strategy, including acquisitions, divestitures, debt management, external investments, dividends, and share repurchases.
▪Oversees and assesses the Company’s shareholder return planning to ensure alignment with long-term financial strategies.
▪Recommends for Board approval significant strategic transactions, including the financial terms and total consideration of such transactions.
▪Oversees due diligence processes for potential acquisitions and investment opportunities, including reviewing transaction evaluations and integration strategies.
▪Periodically reviews performance and outcomes of completed strategic transactions to ensure strategic alignment and value creation.
▪Identifies and evaluates key risks, benefits, and opportunities associated with strategic investment activities.
Independence: The Board has determined that each of the current members of the Strategic Investment Committee qualify as independent under the definitions promulgated by the Nasdaq and the SEC.

CODE OF BUSINESS CONDUCT AND ETHICS
We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Ethics reflects the values and the business practices and principles of behavior that support this commitment. Our Board most recently updated our Code of Ethics in April 2025. The Code of Ethics is available on the investor relations section of our website under “Corporate Governance”, which can be found at https://8x8.gcs-web.com/corporate-governance/governance-overview. We will post any amendment to, or a waiver from, a provision of the Code of Ethics that are required to be disclosed by the rules of the SEC or the Nasdaq on our website at https://8x8.gcs-web.com/corporate-governance/governance-overview.
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CORPORATE GOVERNANCE
STOCKHOLDER ENGAGEMENT
We believe that effective corporate governance includes regular, constructive conversations with our stockholders on a broad range of governance and business topics, including our business strategy and execution, our executive compensation philosophy and approach, governance topics, and our culture and human capital management.
In fiscal 2025 (ended March 31, 2025), we participated in more than 100 in-person and virtual meetings with institutional stockholders representing approximately 60% of our total shares outstanding at year end. The primary topics in these meetings were corporate performance (including innovation, new products, revenue growth, profitability and cash flow), the macroeconomic and competitive environment (including the impact of a recession on small businesses, new market entrants, and peer competitive practices), the impact of artificial intelligence on our industry, and our capital allocation strategy and capital structure (including the refinancing of our 2022 Term Loan, debt reduction, and potential share repurchases).
Engagement and Response on Executive Compensation
In response to our on-going engagement with our stockholders, we have been proactive in initiating changes to our executive compensation programs. Although our executive compensation practices received support from the majority of our stockholders in the 2024 executive compensation advisory vote (Say on Pay), we have continued to adjust our compensation practices to reflect interim investor feedback and align with our strategic priorities and performance objectives.
Although our large institutional investors declined meetings to discuss executive compensation during the voting period last year, in other meetings throughout fiscal 2024 and 2025, we received investor feedback that management should increase focus on achieving revenue growth as well as improving profitability and cash flow. In response, in fiscal 2024, we increased the weighting of service revenue and net new monthly recurring revenue (nnMRR) relative to non-GAAP operating profit under our employee bonus plan. In further response to such feedback, our fiscal 2025 performance-based restricted stock unit awards (“PSUs”) are based on cash flow from operations. While we suspended our annual cash incentive plan for fiscal 2025, the annual cash incentive plan approved for fiscal 2026 has performance metrics based on service revenue, net new annual subscription revenue, and operating income.
Engagement and Response on Stock-based Compensation
While investors have supported our executive compensation practices and recognized that the equity component of our compensation plans has been consistent with peers in our industry and software in general, the level of new share issuance has continued to be been a frequent topic of discussion. Generally, stockholders provided positive feedback on our long-term objective of reducing the dilutive effect of our employee equity incentive programs and acknowledged our progress on reducing stock based compensation.
However, as the relative valuations and stock prices for publicly traded companies in our industry declined, holders have also voiced concern that new share issuance continues to increase. In response to these concerns, which we share, we decided to fundamentally change our approach to equity compensation for non-executive employees, and have taken or are considering additional actions to reduce the dilutive impact of employee equity programs over time.
New approach to equity compensation: Beginning with fiscal 2024, the majority of our employees are compensated entirely in cash and most new hires below the senior director level receive a cash signing bonus instead of equity. This improves income predictability for the majority of our workforce, and all employees retain the opportunity to benefit from future share price appreciation through our Employee Stock Purchase Plan (ESPP).
In part, as a result of this change, the grant date value of restricted stock units (RSUs) granted through our employee equity program declined from $76 million in fiscal 2023 to less than $17 million in fiscal 2025. Stock based compensation has declined from approximately $90 million per year in fiscal 2023 to $40 million in fiscal 2025, in each case, in terms of grant date value.
Net cash settlement for our CEO and NEOs for employee payroll tax withholding: In fiscal 2025, we began withholding shares to meet employee payroll withholding taxes for our CEO and NEOs (as defined below in the Compensation Discussion and Analysis). In the past, shares for employee payroll taxes have been issued and sold to meet withholding requirements. Also known as “net cash settlement,” this change reduced the number of new shares issued in fiscal 2025 by 175,000 shares.
In addition to maintaining alignment of interests between our management and our external shareholders, we also believe it is important for all employees to have the opportunity to participate in potential stock price appreciation through our Employee Stock Purchase Plan (ESPP). Our ESPP program allows employees to purchase common stock at a discount every six months through payroll deductions. Purchases are limited to $25,000 worth of stock or 10,000 shares per calendar year, whichever is less. The number of shares issued through our ESPP program increased in fiscal 2025 as our stock price declined.
To reduce the impact of new share issuance from our ESPP, as well as other employee equity programs, we are considering several future actions. These include open market share repurchases (as allowed by the provisions of our Term Loan) and net cash settlement for some or all shares issued through our employee equity plans and ESPP.
We believe the changes we have made, as well as those under consideration, will serve to limit new share issuance in connection with employee equity programs over time, while maintaining alignment of the long-term objectives of management and investors.
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Engagement and Response on Environmental, Social and Governance (ESG) Initiatives and Disclosures
While we have not received any inquiries regarding our environmental, social and governance practices from holders of our common stock to date, we recognize the importance of ESG initiatives for our employees, customers, and the investment community at large. We continue to adapt our governance framework to align with best practices and provide Board-level oversight on emerging issues and opportunities, including climate change and other environmental and social impact initiatives. We are also committed to expanding our social and environmental initiatives around the world, further reducing already low the carbon footprint of our operations, and increasing our disclosures on our progress going forward.
Maintaining an active dialogue with our stockholders on these topics is consistent with our corporate values of transparency and accountability, and we intend to further expand our stockholder engagement efforts in this area, as well as our financial performance, new product initiatives, and overall corporate strategy, in fiscal 2026.
CORPORATE GOVERNANCE PRINCIPLES
Our Board has adopted Corporate Governance Principles which address various matters relating to Board and Committee structure, composition, meetings and responsibilities. The Corporate Governance Principles are posted on our website at http://investors.8x8.com.
BOARD’S ROLE IN THE OVERSIGHT OF RISK
The full Board is involved in the oversight of our risk management program. The Board as a whole is consulted on any matters which might result in material financial changes, investments, or our strategic direction of the Company. The Board oversees these risks through its interaction with senior management, which occurs at formal Board meetings and committee meetings and through other periodic written and oral communications.
Additionally, the Board has delegated some of its risk oversight activities to its committees. For example, the Compensation Committee considers the risks associated with compensation for our named executive officers and directors, including whether any of our compensation policies has the potential to encourage excessive risk-taking. The Audit Committee oversees compliance with our Code of Ethics, our financial reporting process, and our systems of internal controls, and reviews with management our major risk exposures and the steps taken to control such exposures. In fiscal 2024, we established the Technology & Cybersecurity Committee to enhance the Board’s risk oversight by reviewing risk policies related to cybersecurity, data privacy, technology, information systems, and security procedures. In fiscal 2025, we established the Strategic Investment Committee to enhance the Board’s risk oversight in ensuring the effective and strategic allocation of capital through investments, share repurchases, dividends, M&A, and other strategic transactions.
COMPENSATION RISK ASSESSMENT
The Compensation Committee has reviewed our compensation programs to ensure that our incentive and other motivational elements of compensation are aligned with long-term value creation, taking into consideration prudent risk management. We do not believe any of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on us. In making this determination, the Compensation Committee considered the mix of fixed and variable compensation, our use of equity in our long-term incentive compensation arrangements, the time horizon of performance measurement in incentive opportunities, and the ability of the Compensation Committee and management to rely on judgment in determining compensation and assessing performance outcome.
COMMUNICATIONS WITH THE BOARD
The Board has implemented a process by which stockholders and other interested parties, including, without limitation, customers, vendors, and business partners, may send written communications directly to the attention of the Board, our non-management directors (as a group), our Chairman, or any other individual Board member. The process is explained on our website at http://investors.8x8.com in the Governance section under the heading “Contact the Board.”
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CORPORATE GOVERNANCE
SUSTAINABILITY AND CORPORATE SOCIAL RESPONSIBILITY
We believe good corporate citizenship and sustainable business practices go hand-in-hand with our purpose of seamlessly connecting people and organizations, empowering them to unlock the potential of every interaction. As a leader and innovator in cloud-native Unified Communications as a Service (UCaaS), Contact Center as a Service (CCaaS) and Communications Platform as a Service (CPaaS), we have embraced sustainable business practices from our inception and strive to have a positive impact on the environment and in our communities. We have embedded good corporate governance, environmental awareness, and positive social impact in the corporate values that define our culture and guide decision making within the organization.
We view corporate social responsibility as a journey rather than a destination. Next steps, which are already underway, include the formation of a management-level Social Impact Committee to oversee our social impact policies, increased communication both internally and externally, and communications through our website.
Human Capital and Corporate Culture
As of March 31, 2025, we had 1,942 full-time employees operating around the world, of which 67% are located outside of the United States. We are committed to fair labor practices and a culture of open communication across all regions in which we operate. None of our employees are represented by a labor union or are subject to a collective bargaining arrangement. We did not experience any work stoppages in fiscal 2025.
Our employees and our culture are foundational to our success. We invest in programs designed to foster engagement, promote inclusion, support development, and reward performance. Our human capital priorities are organized around five areas: employee engagement, learning and development, culture and community, social impact, and total rewards.
Values and Engagement
We operate in accordance with a set of core values that are closely aligned with our operating principles. These values shape our interactions with colleagues, partners, and customers, as illustrated below:
These values are reinforced through onboarding, training, everyday decision-making and our performance review process. Consistent with our values of accountability and collaboration, we support a hybrid work model and approximately 45% of our global employees are considered “remote”. We also recognize that certain roles or regions may benefit from increased in-person collaboration, and we have empowered our regional leaders, together with their site councils, to determine in-office work requirements for local employees. We rely on regular communications and our own communication and collaboration platform, 8x8 Work, to foster connection and teamwork across time zones.
We also invest in understanding and improving the employee experience through a comprehensive employee listening strategy. We leverage Qualtrics to administer a broad range of employee lifecycle and experience surveys, including onboarding, exit, performance feedback, recruiting, programmatic, and targeted surveys. In addition, we conduct multiple employee engagement surveys annually to measure workforce sentiment and identify opportunities for improvement. In our most recent engagement survey, 83% of employees participated, and we achieved 73% engagement.
Learning and Development
We are committed to continuous professional development and lifelong learning for employees at all levels. We provide company-wide access to LinkedIn Learning, and offer specialized training in technical skills,leadership coaching and our unique Acceler8 Manger Training program. In fiscal 2025, our employees collectively completed more than 15,800 hours of structured learning through formal programs. Additionally, recognizing the growing important of AI to the future, we launched company-wide training for all employees to boost their skills in the use of AI-based tools.
We also encourage employees and managers to have regular performance and development conversations, supported by tools that align individual goals with company objectives. We maintain a formal succession planning process to support leadership continuity
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and mitigate operational risk. A core feature of our planning process is the identification and development of high-potential employees.
Culture and Community
At 8x8, we stand united in our commitment to fostering a workplace where every voice is valued and every individual feels a sense of belonging. In keeping with our core value of respect, we honor the unique capabilities and characteristics each individual brings to their work and to their team. Our employees are the heart of our business, and we celebrate and commend their contributions, collaboration, and commitment.
When every voice can be heard, amazing things can happen. We are committed to ensuring our employees are equipped, enabled, and empowered to have impact. Our programs and initiatives include:
•Multiple employee resource groups.
•A global culture and community council, supported by an executive-level leadership steering committee.
•Internal resources and programs, managed by our local site committees, are used to celebrate and provide education around cultural and community milestones, including International Women’s Day and Veterans Day.
•Comprehensive policies, combined with regular training sessions are conducted to educate staff on recognizing, preventing, and responding to discrimination and harassment.
•Multiple channels for employees to confidentially report concerns, reinforcing our commitment to safety and respect for everyone.
•Family-friendly benefits and policies.
•Community outreach and partnerships that promote inclusion beyond the workplace
•Apprenticeship programs.
We also conduct regular pay equity reviews and promote equal opportunities in our internal management and hiring practices.
Total Rewards
We provide a comprehensive total rewards package designed to support the financial, physical, and emotional well-being of our employees. Our offerings include:
•Competitive base salaries and performance-based incentive plans.
•Targeted equity compensation.
•Employee Stock Purchase Plan (ESPP) participation.
•Health, dental, and vision insurance.
•Paid parental and medical leave.
•Company-funded short- and long-term disability insurance.
•401(k) plan with company match.
•Global employee assistance program with mental health support.
•Resources for financial wellness and family care.
•Subsidized public transportation, where available.
•Legal assistance.
•Workforce metrics.
We maintain a formal succession planning process to support leadership continuity and mitigate operational risk. This includes regular review of key roles and the development of high-potential employees. We are committed to fair labor practices and a culture of open communication across all regions in which we operate.
Social Impact
8x8 is committed to conducting business in a socially responsible and sustainable manner and believe that doing so will create long-term value for our stakeholders. We uphold the highest integrity, honesty, and transparency standards in all our business activities. We ensure that our suppliers adhere to ethical labor standards, environmental regulations, and human rights principles. Additionally, we conduct regular audits and collaborate with our suppliers to promote transparency and continuous improvement in their practices. We strive to build relationships with our customers, suppliers, and the local communities we serve by encouraging our employees involve themselves in public service.
Our core Social Impact strategy focuses on digital inclusion, utilizing the expertise of our workforce to address the technology skills gap and bridge the digital divide. Access to and proficiency with information and communication technologies are crucial for individuals to fully engage in and benefit from today's expanding information society. These skills are vital for workforce development, education, healthcare, and civic participation. By promoting digital inclusion, we advance equality, social cohesion, and accessibility, key drivers of long-term prosperity.
8x8 encourages its employees to volunteer and awards two paid Volunteer Days per employee per year. The number of hours our employees spent volunteering, which included tasks like sorting food banks and cleaning beaches, increased by 90% in 2024 compared to 2023.
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Local site committees are tasked with implementing Social Impact initiatives in their communities, ensuring they are both culturally sensitive and tailored to the specific needs of the community. Activities have included supporting young people into the world of work with career days in local schools, volunteering in homeless shelters, and serving food to the elderly. Additionally, employee social events are often centered around a charitable cause or local tradition. Employees have raised money for various charities across the globe, including organizations that support improved mental health, environmental charities, and cancer research charities.
In addition to inclusion in the Newsweek 1000, 8x8 was the winner of the Trust Radius Tech Cares 2024 Award for outstanding corporate social responsibility. This award honors organizations that are going above and beyond to make a positive impact on their communities, the environment, and their employees.
Protecting Our Environment
Data center operations for our cloud-based solutions. We continue to migrate our services to public cloud platforms, partnering with industry leaders with aggressive timelines for achieving net zero carbon emissions, including Oracle, Amazon, Google and Microsoft. As we move traffic to the public cloud, we reduce our need to purchase resource-intensive appliance hardware and optimize our energy usage.
Commitment to energy efficiency and renewable resources in our leased facilities. We are committed to managing the energy efficiency and carbon footprint in our facilities, and made progress in fiscal 2025, maintaining net zero Scope 1 emissions in our UK operations. In our U.S. headquarters, we continued to reduce our energy consumption in fiscal 2025 and we are working toward Energy Star certification in our U.S. headquarters in Campbell, CA. We have also limited water consumption with minimal, low water landscaping, limited flow faucets and signage reminding employees to conserve resources.
Where possible, we have instituted similar programs in leased facilities around the world.
Think globally, act locally. Collective action drives results, and we encourage employees to be active participants in achieving our net zero emissions goals by reducing waste, water usage, and electricity. To this end, we facilitate recycling and composting in our offices, encourage employees to limit printing and paper waste, and deploy energy saving devices such as automatic off switches for our lights. We also recycle (or donate, when possible) electronic equipment, and host an electronics recycling drive for Earth Day.
In fiscal 2025, we maintained our ISO 14001 certification for our Environmental Management Systems in the UK and achieved certification for our operations in France. We also began the process of achieving certification for our U.S. operations.
Privacy and Data Protection at 8x8
8x8 is committed to safeguarding the privacy and data of its customers, employees, and partners as a foundational element of its business and trust model. With services that span voice, video, messaging, and AI-powered contact center solutions globally, privacy and data protection are not only integral to product design and operations but also essential to maintaining the integrity of communications infrastructure. As discussed below, 8x8’s cybersecurity risk management program is aligned with the National Institute of Standards and Technology (NIST) Cybersecurity Framework and includes real-time threat detection, third-party audits, penetration testing, and ongoing employee training. Governance oversight is led by the Board’s Technology & Cybersecurity Committee, ensuring accountability at the highest levels.
8x8 complies with a wide array of privacy regulations globally, including the General Data Protection Regulation (GDPR) in the European Union, the UK’s Data Protection Act, and the Telecommunications (Security) Act. In the U.S., it adheres to the California Consumer Privacy Act (CCPA) and California Privacy Rights Act (CPRA), and monitors and complies with emerging state laws in Colorado, Virginia, Florida, and others. Across the Asia-Pacific (APAC) region, 8x8 ensures adherence to jurisdiction-specific data localization, cybersecurity, and telecom privacy rules. The company proactively invests in legal, technical, and operational controls to meet these standards, recognizing that strong data protection practices not only mitigate risk but also support customer trust and business continuity in a rapidly evolving regulatory landscape.
Cybersecurity Risk Management and Strategy
8x8 maintains a global cybersecurity risk management program aligned with the NIST Cybersecurity Framework. This program is integrated and embedded within the Company's overall enterprise risk management (ERM), process and designed to proactively identify, assess, and manage cybersecurity threats that could materially affect our business operations, financial condition, or reputation.
Key components of the program include:
•Continuous threat monitoring and intelligence, with real-time detection capabilities across cloud and on-premise environments.
•Periodic risk assessments and threat modeling, covering internal assets and supply chain exposure.
•Third-party penetration testing, security audits, and independent assessments conducted at least annually.
•A vulnerability management lifecycle to identify, prioritize, and remediate security flaws in infrastructure and applications.
•Employee cybersecurity training and phishing simulations, tailored by role and location.
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Reliability and business continuity are important to 8x8’s cloud-based business communications solutions, which are delivered from geographically diverse industry-leading public cloud platforms as well as state-of-the-art data centers that are "Statement on Standards for Attestation Engagements (SSAE) 16" audited. 8x8 engages reputable external security firms and consultants to support ongoing evaluations, and has obtained certifications and attestations across various jurisdictions and industries (including ISO/IEC 27001, CyberEssentials Plus et al., and compliance with frameworks applicable to communications and cloud service providers). We offer our customers a financially backed 99.999% service level agreement that covers both uptime and call quality. For full transparency, we publish the current and historical service status of our solutions on our website.
To date, the Company has not experienced any cybersecurity incidents that have materially impacted its operations or financial condition. Nevertheless, cybersecurity threats continue to evolve, and the Company has developed and implemented a comprehensive Incident Response Plan to effectively manage cybersecurity incidents. The plan is regularly reviewed, tested, and updated to facilitate its effectiveness in mitigating and responding to cybersecurity threats promptly.
Cybersecurity Governance
The Company's Board, through its Technology & Cybersecurity Committee, oversees 8x8’s cybersecurity risk management strategy. This committee meets quarterly and receives briefings from senior leadership on cybersecurity risk trends, controls testing and efficacy, compliance posture, and incident management preparedness. The full Board is informed at least annually on cybersecurity matters, with additional updates as needed.
The Company’s Chief Information Security Officer (CISO), leads the cybersecurity program and reports functionally to the Chief Legal Officer, and periodically to the CEO, the Executive Risk Management Committee and the Board. The CISO has over 25 years of global cybersecurity, information security, disaster recovery, and business continuity experience, including leadership roles across UK national infrastructure and global Fortune 100 and 500 companies. The CISO holds an M.S. in Information Technology Security (with distinction), and is a Certified Information Security Manager (CISM), and Certified Information Systems Security Professional (CISSP).
While the Board has not formally designated a cybersecurity expert under SEC regulations, the Technology & Cybersecurity Committee includes directors with backgrounds in technology, data governance, and risk oversight, and we have conducted training sessions for all directors to continue to enhance their understanding of cybersecurity issues and their implications for the Company.
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COMPENSATION OF NON-EMPLOYEE DIRECTORS
OUR APPROACH
We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the amount of time that our directors expend in fulfilling their duties, the skill-level required of members of the Board and the practices of our peers, among other factors. Compensation of non-employee directors is reviewed at least once every two years by our Compensation Committee, which then makes its recommendation to the full Board, in accordance with our Corporate Governance Principles.
The key terms of our director compensation program were updated in fiscal 2025 (with rate changes effective July 1, 2024) and are summarized below. In connection with its review, the Compensation Committee engaged Compensia, Inc. (“Compensia”) to provide advice on the non-employee director compensation program. Compensia delivered a report to the Compensation Committee which included a benchmark analysis of the program. The Compensation Committee considered, among other factors, the total cost of our non-employee director compensation relative to that of 8x8’s peer group in fiscal 2025 as used for executive compensation purposes, which is described on page 47.
In fiscal 2025, in connection with the establishment of the new Strategic Investment Committee, the Board, upon the recommendation of the Compensation Committee and the advice of Compensia, approved the establishment of fees for the members and Chair of the new committee.
Directors who are also employees of 8x8 do not receive any additional compensation for serving as members of the Board.
CASH COMPENSATION. We pay non-employee directors the following cash fees for their annual service:
▪annual payment of $100,000 (increased from the $40,000 rate in effect for fiscal 2024) for service on our Board;
▪annual payment for service as a committee member (other than in the chair role) in the amounts of $12,500 for the Audit Committee, $8,000 for the Compensation Committee (increased from the $7,500 rate in effect for fiscal 2024), $5,000 for the Governance and Nominating Committee, $5,000 for the Technology & Cybersecurity Committee and $5,000 for the Strategic Investment Committee (new for fiscal 2025);
▪annual payment for service as the chair of a committee in the amounts of $25,000 for the Audit Committee, $16,000 for the Compensation Committee (increased from $15,000), $14,000 for the Governance and Nominating Committee (increased from $10,000), $12,500 for the Technology & Cybersecurity Committee (increased from $10,000) and no additional retainer for the chair of the Strategic Investment Committee (with increases described in this bullet based on the rates in effect for fiscal 2024); and
▪annual payment of $60,000 to our Chairman of the Board for services in that capacity.
In the event a director serves on our Board for less than a full term, or serves in a particular capacity for which he or she would receive an additional fee for less than a full term, the fees payable to that director are prorated accordingly. A director may elect to defer payment of all or a portion of the annual stipend and meeting fees payable to him or her in order to postpone taxation on such amounts. In addition to the above payments, we also reimburse our non-employee directors for certain expenses in connection with attendance at Board meetings.
EQUITY AWARDS. We pay the following equity-based compensation to our non-employee directors:
▪upon a new director’s election or appointment to the Board, that director is granted:
▪an initial award of restricted stock units (“RSUs") equal in value to $100,000, vesting in equal annual installments over two years from the date of grant, subject to the director’s continued service on our Board;
▪an award of RSUs equal in value to $135,000 (or a prorated portion of that amount, based on the length of the remaining term of service, in the event the director is appointed on a date other than the date of the annual meeting) (decreased from the $175,000 rate in effect for fiscal 2024), vesting in full on the date of the next annual meeting, subject to the director’s continued service on our Board; and
▪upon re-election to the Board, a director is granted an award of RSUs equal in value to $135,000 (decreased from the $175,000 rate in effect for fiscal 2024), of which directors may elect to receive the vested amount in cash, stock and deferred RSUs, vesting in full on the earlier of (a) the date of the director’s completion of his or her year of Board service or (b) 12 months from the date of grant of such award, in each case subject to the director’s completion of his or her year of Board service.
In fiscal 2025, these awards were granted pursuant to our 2022 Equity Incentive Plan.
The non-employee directors are also eligible to receive discretionary awards in recognition of exemplary service above and beyond the standard workload of a director.
26 8x8, Inc. | PROXY STATEMENT

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Director Compensation - Tax Equalization. 8x8 provides tax equalization payments for 8x8 cash and equity award income for the year in which the corresponding services are rendered so that the directors are tax-equalized on a current basis to be in the same position as if they were only taxed in their country of residence. 8x8 provides tax equalization limited to employer-related tax that is imposed on Directors in their country of residence based on their U.S.-sourced income. Ms. Theophille was the only non-employee director to receive tax equalization payments in fiscal 2025.
Change-in-Control. Upon a change-in-control, all unvested stock options and restricted stock units then held by non-employee directors will accelerate to become fully vested as of the date of such change-in-control. For this purpose, a change-in-control generally means (1) the liquidation or dissolution of the Company; (2) the sale of stock by stockholders representing more than 50% of our voting stock, or a sale, transfer, or other disposition of all or substantially all of our assets; or (3) a merger or consolidation after which the stockholders immediately before such transaction do not retain more than 50% of the outstanding voting stock.
Fiscal 2025 Director Compensation Table
The table below sets forth summary information concerning the compensation paid to each of our non-employee directors for their services as directors during fiscal 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	All Other Compensation (4) ($)	Total ($)
Jaswinder Pal Singh	162,875	155,768	—	318,643
Monique Bonner	110,500	155,768	—	266,268
Todd Ford	117,875	155,768	—	273,643
Alison Gleeson	104,720	155,768	—	260,488
Elizabeth Theophille(4)	106,683	155,768	13,995	276,446
Andrew Burton(5)	72,308	267,138	—	339,446
John Pagliuca(6)	36,957	199,860	—	236,817
(1)As of March 31, 2025, each of our non-employee directors who served as directors in fiscal 2025 held outstanding RSUs representing the right to acquire the number of shares indicated in the table below and none held outstanding Company stock options:

Name	RSUs(2)
Jaswinder Pal Singh	79,881
Monique Bonner	79,881
Todd Ford	79,881
Alison Gleeson	79,881
Elizabeth Theophille	79,881
Andrew Burton	129,632
John Pagliuca	72,413
(2)On August 23, 2024, Dr. Singh, Ms. Bonner, Mr. Ford, Ms. Gleeson, Mr. Burton and Ms. Theophille each received a grant of a stock award in the form of RSUs representing the right to receive 79,881 shares of common stock upon the completion of the director’s board service year, subject to his or her continued service through such date. Mr. Pagliuca was not appointed to the Board until November 2024.
(3)The amounts reported reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718 based on the closing market price of our common stock on the grant date. For a more detailed discussion of the valuation model and assumptions used to calculate the fair value of our stock awards, refer to note 1 to the consolidated financial statements contained in our Annual Report on Form 10-K for our fiscal year ended March 31, 2025, filed with the SEC on May 22, 2025.
(4)Fiscal 2025 amounts listed in the "All Other Compensation" column for Ms. Theophille reflect the tax equalization payments of $13,995 made to Ms. Theophille related to fiscal 2025 when Ms. Theophille was residing in Switzerland. Ms. Theophille’s compensation reported in the table is not reduced to reflect any expat reduction related to services she performed in fiscal 2025.
(5)On June 17, 2024, upon his appointment to the Board, Mr. Burton received grants of (1) RSUs representing rights to receive 5,657 shares of common stock, which vested upon the completion of the board service year that was in effect at the time of grant, and (2) RSUs representing rights to receive 49,751 shares of common stock, vesting in two equal installments on the first and second anniversaries of the grant date, subject in each case to his continued service through such date. Mr. Burton’s annual cash Board service retainer was also pro-rated for the year of his appointment.
(6)On November 18, 2024, upon his appointment to the Board, Mr. Pagliuca received grants of (1) RSUs representing rights to receive 36,182 shares of common stock, vesting upon the completion of the board service year that was in effect at the time of grant, and (2) RSUs representing rights to receive 36,231 shares of common stock, vesting in two equal installments on the first and second anniversaries of the grant date, subject in each case to his continued service through such date. Mr. Pagliuca’s annual cash Board service retainer was also pro-rated for the year of his appointment.
8x8, Inc. | PROXY STATEMENT 27

COMPENSATION OF NON-EMPLOYEE DIRECTORS
NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP REQUIREMENT
In June 2024, the Board amended its stock ownership policy to require all non-employee directors to hold the lesser of (i) a number of shares of common stock with a value equal to $200,000, measured annually at the end of each fiscal year, or (ii) 40,000 shares of common stock, beginning with the fiscal year end following the fifth anniversary of the director’s election to the Board. This amendment added an alternative threshold for meeting the stock ownership requirements to address the recent volatility in the Company’s share price and its impact on non-employee directors and their ability to comply with the stock ownership requirement. Prior to such amendment, non-employee directors who met the service requirement were required to hold a number of shares of common stock with a value equal to $200,000, measured annually at the end of each fiscal year.
The shares counted towards satisfaction of the ownership requirement include shares held by the non-employee director and his or her immediate family members residing in the same household, and shares held in trust for the benefit of the non-employee director and his or her immediate family members residing in the same household.
Shares subject to vested RSUs that have not settled by the measurement date are counted for the purpose of this ownership requirement, but shares subject to unvested RSUs are excluded. For purposes of this requirement each share of common stock is valued based on the closing price of our common stock on the Nasdaq, as of the last trading day of the fiscal year. A non-employee director who has not met the applicable stock ownership guideline as of the specified measurement date will be required to retain an amount equal to 100% of the shares awarded to such director as compensation for service on the Board until the requirement has been met.
As of March 31, 2025, four of our non-employee directors were subject to the minimum stock ownership requirement: Dr. Singh, Mr. Ford, Ms. Bonner and Ms. Theophille. On March 31, 2025 (the last trading day of fiscal 2025), our stock price was $2.00, and therefore, each non-employee director subject to the minimum stock ownership requirement, as amended in June 2024, was required to hold at least 40,000 shares of our common stock.
Based solely on our review of written representations from each non-employee director subject to the minimum stock ownership requirement, as amended in June 2024, we believe that each such director complied with the minimum stock ownership requirement as of June 13, 2025.
28 8x8, Inc. | PROXY STATEMENT

PROPOSAL ONE — ELECTION OF DIRECTORS
NOMINEES
Our Board currently consists of eight directors, of whom eight have agreed to be named as nominees and stand for re-election at the 2025 Annual Meeting and serve as directors if elected. We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience and qualifications necessary to carry out their duties and to serve the best interests of 8x8 and its stockholders. Set forth below is a brief biography of each nominee and a description of certain key attributes that the Board considered in recommending such nominee for election. All information is presented as of the date of this Proxy Statement.
Each of the directors elected at the 2025 Annual Meeting will hold office until the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and until his or her successor has been duly elected and qualified.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES SET FORTH BELOW.

JASWINDER PAL SINGH

Age 60 Director Since: 2013 INDEPENDENT Chairman of the Board Strategic Investment Committee Governance and Nominating Committee Technology & Cybersecurity Committee
SKILLS AND ATTRIBUTES:
We believe Dr. Singh’s qualifications to serve as a director include his experience as an entrepreneur and executive who successfully managed the rapid growth of an online retail company; his expertise in software engineering, as a leading authority on scalable computing systems, infrastructure, and applications; and his experience managing and advising several other technology companies. Dr. Singh served as our Lead Independent Director prior to being appointed Chairman of the Board in December 2020.

PROFESSIONAL AND ACADEMIC EXPERIENCE:
Dr. Singh is currently a Full Professor of Computer Science at Princeton University, where he has served on the faculty for over 20 years.
▪Dr. Singh served as a director of Clearwater Analytics, Inc. from July 2022 until June 2025.
▪Dr. Singh served as Co-Founder and a Director from May 2013 to September 2017 of Gwynnie Bee, Inc., a technology company in the retail space, and rejoined the Board of CaaStle, Inc., formerly Gwynnie Bee, Inc., in December 2024.
▪Dr. Singh has also served as Co-Founder of Trust Machines, a technology company in the blockchain space, since September 2011.
▪Previously, Dr. Singh was co-founder and Chief Technology Officer of firstRain, Inc., a SaaS provider of market intelligence solutions for the enterprise.
▪Dr. Singh also served as an advisor to Right Media, Inc., a SaaS online advertising exchange that was acquired by Yahoo in 2007, and later led the development of Yahoo’s innovative next-generation advertising marketplace.
▪He is co-author of “Parallel Computer Architecture: A Hardware-Software Approach,” a leading textbook in parallel computing.
▪Dr. Singh is a named inventor under several patents and an author of over 75 published research papers.
▪He holds a BSE degree from Princeton University and MS and PhD degrees from Stanford University.

8x8, Inc. | PROXY STATEMENT 29

PROPOSAL ONE

MONIQUE BONNER

Age 54 Director Since: 2018 INDEPENDENT Governance and Nominating Committee (Chair) Compensation Committee
SKILLS AND ATTRIBUTES:
Ms. Bonner has been a global marketing executive with a track record of successfully building brands, developing customer-centric marketing strategies, driving strategic transformations, and motivating teams to exceptional performance. We believe that Ms. Bonner’s extensive experience in leadership positions within the marketing functions of several large, public technology companies makes her uniquely positioned among our Board members to provide strategic and operational guidance at a time when we are looking to reinvigorate our sales and marketing function.

PROFESSIONAL AND ACADEMIC EXPERIENCE:
Ms. Bonner was most recently Executive Vice President & Chief Marketing Officer at Akamai Technologies, Inc. until 2021, where she led Akamai’s marketing efforts globally, including brand, communications, and field and digital marketing, as well as the company’s sales and services training and enablement programs.
▪Prior to Akamai, Ms. Bonner spent 16 years at Dell Technologies Inc. in a variety of roles, including sales, operations, strategy, and marketing. She led the company’s first global brand strategy work and designed and developed their digital innovation roadmap for marketing. She was also based in Europe for seven years.
▪Ms. Bonner serves on the board of Agero, Inc., a privately held digital platform company for roadside assistance, and on the board of Leaf Home, a privately held provider of home technology solutions.
▪Ms. Bonner is also the founder of Addison West, a home decor retailer.
▪She earned a Bachelor of Arts from Middlebury College and Master of Business from the University of Michigan.
▪She was named 2018 Massachusetts Technology Leadership Council CMO of the Year.

ANDREW BURTON

Age 53 Director Since: 2024 INDEPENDENT Strategic Investment Committee (Chair) Audit Committee Technology & Cybersecurity Committee
SKILLS AND ATTRIBUTES:
Mr. Burton’s qualifications to serve as a director include his extensive experience at various senior technology executive positions, including as President & Chief Operating Officer of a public SaaS company, where he is responsible for sales & marketing, go-to-market, product development and operations functions, and at a venture-backed startup that completed a successful IPO and went on to be a high-growth public company, where he was responsible for products and engineering. Mr. Burton was appointed to the Board in June 2024.

PROFESSIONAL AND ACADEMIC EXPERIENCE:
Andrew Burton is currently the Chief Executive Officer at commercetools, a market-leading, global commerce company, helping organizations transform ideas into revenue through innovative shopping and digital commerce experiences. Previously, he served as the President & Chief Operating Officer at Rapid7 (NASDAQ: RPD).
•Prior to Rapid7, Mr. Burton was the CEO of Logentries, a leading provider of scalable, real-time machine data search and analytics technology, acquired by Rapid7 in October 2015.
•Prior to Logentries, Andrew was SVP of products and engineering at LogMeIn (NASDAQ: LOGM), where he played an instrumental role in leading the company from venture-backed startup through a successful IPO and on to become a high-growth public company.
•He earned a B.S. from Oregon State University, a MSc Information Systems from University College Dublin, and a MBA from Boston College.

30 8x8, Inc. | PROXY STATEMENT

PROPOSAL ONE

TODD FORD

Age 58 Director Since: 2019 INDEPENDENT Audit Committee (Chair) Compensation Committee Strategic Investment Committee
SKILLS AND ATTRIBUTES:
Mr. Ford’s qualifications to serve as a director include his 15+ years of experience as chief financial officer and in other executive roles at public technology companies. Mr. Ford has been part of the leadership teams that guided the rapid growth and scaling of several successful SaaS businesses, including most recently as President of Finance and Operations of Coupa Software, Inc., a business spend management SaaS business, overseeing the company’s expansion since its initial public offering. In light of his management experience, expertise with the SaaS business model and familiarity with go-to-market strategies used by companies in adjacent industries, we believe Mr. Ford can offer high-level strategic advice and day-to-day operational insights to help 8x8 manage its growth successfully.

PROFESSIONAL AND ACADEMIC EXPERIENCE:
Mr. Ford served as President of Finance and Operations at Coupa Software, Inc. from June 2021 until March 2022.
▪Mr. Ford served as the Chief Financial Officer of Coupa Software from May 2015 to June 2021.
▪Mr. Ford served as the Chief Financial Officer of MobileIron, Inc., a mobile IT platform company for enterprises, from December 2013 to May 2015.
▪From June 2012 to July 2013, Mr. Ford served as the co-Chief Executive Officer and Chief Operating Officer of Canara, Inc., a provider of power systems infrastructure and predictive services.
▪From July 2007 to December 2013, Mr. Ford also served as the Managing Director of Broken Arrow Capital, a venture capital firm he founded in July 2007.
▪From April 2006 to May 2007, Mr. Ford served as President of Rackable Systems, Inc., a manufacturer of server and storage products for large-scale data center deployments (subsequently named Silicon Graphics International Corporation) and from December 2002 to April 2006, he served as Chief Financial Officer of Rackable Systems.
▪Mr. Ford serves on the board of directors of HashiCorp, Inc. and Artic Wolf Networks, Inc.
▪Mr. Ford holds a B.S. in Accounting from Santa Clara University.

ALISON GLEESON

Age 59 Director Since: 2021 INDEPENDENT Compensation Committee (Chair) Technology & Cybersecurity Committee
SKILLS AND ATTRIBUTES:
Ms. Gleeson was former Senior Vice President of the Americas organization, the largest of Cisco Systems, Inc.'s four geographic regions, responsible for more than $25 billion in annual sales for the company and leading nearly 9,000 employees across 35 countries. In more than 20 years at Cisco, Alison has led several top-performing organizations by focusing on a customer-first mentality, building go-to-market and data-driven initiatives, and strengthening Cisco’s relationships with top partners. This includes theaters in Canada, Latin America, US Commercial, US Public Sector, as well as the Global Enterprise Segment which included Cisco’s top 28 customers. We believe that her extensive enterprise sales and marketing experience, gives her a valuable and unique perspective among our Board members, particularly as we continue to focus on our product innovation to meet our customers’ evolving needs and go-to-market strategies.

PROFESSIONAL AND ACADEMIC EXPERIENCE:
Ms. Gleeson has been Special Advisor and Portfolio Committee Member to Brighton Park Capital, an investment firm that specializes in software, information services, and technology-enabled services, since October 2019. From March 2014 to October 2018, she was Senior Vice President of Cisco. Prior to serving as Senior Vice President at Cisco, Ms. Gleeson held several senior management positions at Cisco, including Senior Vice President, Commercial Business from 2011 to 2014, Vice President US Commercial Sales from 2009 to 2011, Area Vice President from 2004 to 2009, Operations Director from 2000 to 2004, and Regional Sales Manager from 1996 to 2000.
▪Prior to Cisco, Ms. Gleeson served in management roles at Unisys Corporation.
▪Ms. Gleeson currently serves as a Board member of Elasticsearch B.V. (NYSE: ESTC), a search engine company, and ZoomInfo Technologies, Inc. (NASDAQ: ZI), a go-to-market platform solution provider to find, acquire, and grow customers.
▪Ms. Gleeson has received Connected World's "Woman of IoT" award, Diversity Best Practice's "Above and Beyond Legacy Award," and Michigan Council for Women in Technology's "Woman of the Year Award."
▪Ms. Gleeson received a B.A. in Marketing from Michigan State University where she currently serves on the Advisory Board of the Eli Broad College of Business.

8x8, Inc. | PROXY STATEMENT 31

PROPOSAL ONE

ELIZABETH THEOPHILLE

Age 58 Director Since: 2019 INDEPENDENT Governance and Nominating Committee Technology & Cybersecurity Committee (Chair)
SKILLS AND ATTRIBUTES:
In various senior management roles within large multinational enterprises, Ms. Theophille has long been an evangelist for cloud-based IT services and an early adopter of innovative technologies. She has overseen the digital transformation of IT systems, an important part of the messaging behind our marketing and sales efforts. We believe that her extensive operational experience with IT systems, her familiarity with the implementation of cloud-based solutions and migration from legacy IT systems, and her experience with European markets, give her a valuable and unique perspective among our Board members, particularly as we continue to hone our go-to-market strategies.

PROFESSIONAL AND ACADEMIC EXPERIENCE:
Ms. Theophille is currently CEO of EHT Consulting GmbH since February 1, 2023 and was previously the Chief Technology Transformation Officer of Novartis AG from November 2020 until January 2023, and prior to that she was Chief Technology and Digital Officer of Novartis AG from November 2016 until October 2020. Prior to Novartis, Ms. Theophille worked at Alcatel-Lucent S.A. in France from 2011 to 2016, where she held several senior management positions, including:
▪Group Chief Information Officer (2016)
▪Chief Technology Officer (2013-2015)
▪Vice President, Service Delivery (2011-2012)
▪Prior to Alcatel-Lucent, Ms. Theophille served in management roles at Capgemini S.A. in Paris, France, B.P. International Ltd. in Uxbridge, UK, and Vivendi Universal S.A. and Seagram, both in Paris, France.
▪Ms. Theophille currently serves as a Board member of Software One, a leading global software and cloud solutions provider listed on the SIX Swiss Exchange.
▪Ms. Theophille received a B.A., Business Administration, from International Management Center, Buckingham, UK, and a Higher National Certificate, Computer Science, from Glasgow College of Commerce, Glasgow, Scotland.

JOHN PAGLIUCA

Age 48 Director Since: 2024 INDEPENDENT Audit Committee
SKILLS AND ATTRIBUTES:
We believe Mr. Pagliuca’s qualifications to serve as a director include his extensive leadership experience in the software and managed services sectors, particularly his track record of scaling global SaaS businesses and driving operational excellence. His experience as a Chief Executive Officer and expertise in go-to-market strategy, financial discipline, and technology innovation make him a valuable addition to our Board as we execute on our strategic transformation and growth initiatives.

PROFESSIONAL AND ACADEMIC EXPERIENCE:
Mr. Pagliuca is currently Chief Executive Officer of N-able, Inc. (NYSE: NABL), a global provider of cloud-based software solutions for managed service providers (MSPs). Under his leadership, N-able completed its spin-off from SolarWinds and became an independent, publicly traded company focused on enabling digital transformation and IT management for MSPs.
•Prior to becoming CEO, Mr. Pagliuca served as President of N-able, where he oversaw all aspects of the company’s operations and global strategy.
•He previously held senior executive roles at SolarWinds, including leadership of the MSP division following its acquisition of LogicNow, where he was instrumental in expanding the company’s MSP platform globally.
•Mr. Pagliuca began his career in finance and operations roles and has over two decades of experience in high-growth technology companies.
•He holds a Bachelor’s degree from Merrimack College and a Master of Business Administration from Babson College.

32 8x8, Inc. | PROXY STATEMENT

PROPOSAL ONE

SAMUEL WILSON

Age 56 Director Since: 2023 Chief Executive Officer since 2023
SKILLS AND ATTRIBUTES:
Samuel (Sam) Wilson serves as Chief Executive Officer of 8x8. Mr. Wilson brings more than 25 years of experience in business strategy, financial analysis, investment management and sales leadership. He possesses in-depth knowledge of the growth and expense drivers of our business and has held multiple leadership positions within 8x8. He is an internationally recognized financial expert, Chartered Financial Analyst and former top-rated Wall Street analyst.

PROFESSIONAL AND ACADEMIC EXPERIENCE:
Mr. Wilson has served as 8x8’s Chief Executive Officer since May 2023.
•Mr. Wilson has held multiple leadership positions within 8x8, including Chief Financial Officer, Chief Customer Officer and Managing Director of EMEA, and Senior Vice President responsible for e-commerce, global small business and U.S. mid-market.
•Prior to 8x8, he served as VP Finance for MobileIron, an enterprise software security company, from 2011 until 2017, with responsibilities for financial planning and analysis, investor relations, and treasury functions, as well as e-commerce.
•Prior to MobileIron, he spent 14 years in technology banking, both as an analyst covering communications and as an institutional investor.
•He holds a Bachelor’s Degree in Electrical Engineering from Seattle University and an MBA from the University of California, Berkeley.
•Sam also served in the U.S. Army and was Airborne, Air Assault, and Ranger qualified.
•He is a Chartered Financial Analyst.

Vote Required and Recommendation

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of our eight nominees. In the event that any of our nominees become unable or declines to serve as a director at the time of the 2025 Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy. It is not expected that any nominee listed will be unable or will decline to serve as a director.
The eight nominees receiving the most votes cast “FOR” their selection shall be elected as directors at the 2025 Annual Meeting. However, the Board has adopted a policy requiring each director nominee to agree that, in an election of directors that is not a contested election, if the nominee fails to receive more votes cast “FOR” his or her selection than “WITHHELD,” the nominee shall tender his or her resignation to the Governance and Nominating Committee of the Board, which is authorized to consider each resignation tendered under the policy and recommend to the Board whether or not to accept the resignation. Each nominee for director has agreed to abide by this policy.
For purposes of this policy, a “contested” election is an election in which the number of nominees for director exceeds the number of directors to be elected.
8x8, Inc. | PROXY STATEMENT 33

PROPOSAL ONE
TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS
One or more of our Board members serve as directors or executive officers of other organizations, including organizations with which we have commercial relationships. We do not believe there were any transactions, or series of similar transactions, to which we were or are to be a party in which the amount involved exceeded $120,000, and in which any of our director, officer, beneficial owner of more than 5% of our common stock, or any of his, her, or its affiliates, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest during fiscal 2025, other than those transactions described under “Director Independence” above and compensation described in the sections titled “Compensation of Non-Employee Directors” above and “Executive Compensation” below.
Our Audit Committee has primary responsibility for reviewing and approving transactions with related parties. Our Audit Committee charter provides that the Audit Committee shall review and approve in advance any related party transactions.
Our Related Party Transactions Policy, evidenced in writing, provides that our executive officers, directors, nominees for director of the Company, any stockholder owning more than 5% of any class of 8x8’s voting securities, or an immediate family member of any such person, is not permitted to enter into a related party transaction with us involving an aggregate amount expected to exceed $120,000 in any fiscal year without the consent of our Audit Committee, subject to the exceptions described below. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Our Audit Committee has determined that certain transactions will not require Audit Committee approval, including certain employment arrangements of executive officers and director compensation reported under Item 402 of Regulation S-K in the proxy statement, transactions with another company at which a related party’s only relationship is as a non-executive employee, director, or beneficial owner of less than 10% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of a class of our equity securities and all holders of that class received the same benefit on a pro rata basis, certain charitable contributions with an organization where a Related Party’s relationship is that of an employee (not an executive officer) and the aggregate amount involved does not exceed the greater of $1,000,000 or two percent of the charitable organization’s total revenues, transactions with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, transactions with a Related Party involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services, or indemnification and advancement of expenses made pursuant to the Company’s certificate of incorporation or by-laws or pursuant to any agreement.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than ten percent of our common stock (collectively, the “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. The Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of such reports furnished to us during the fiscal year ended March 31, 2025 or written representations provided by each of the Reporting Persons, we believe that none of the Reporting Persons failed to file timely reports under Section 16(a).
34 8x8, Inc. | PROXY STATEMENT

AUDIT MATTERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee oversees our financial reporting process on behalf of the Board. Management is responsible for our internal controls, financial reporting process, and compliance with laws, regulations, and ethical business standards. Our independent registered public accounting firm is responsible for performing an integrated audit of our consolidated financial statements and of our internal control over financial reporting in accordance with standards of the public company accounting oversight board (United States) (the “PCAOB”), and to issue opinions thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this capacity, the Audit Committee provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.
The Audit Committee reviewed and discussed our fiscal 2025 audited consolidated financial statements with our management and Moss Adams LLP (“Moss Adams”), our independent registered public accounting firm for fiscal 2025. The Audit Committee reviewed and discussed with management and the independent auditor management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s opinion about the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with Moss Adams matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees” and by the SEC, as currently in effect. The Audit Committee received written disclosures and a letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the auditors their independence.
Based upon the Audit Committee’s discussions with management and the auditors and the Audit Committee’s review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board, and the Board approved, the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025.
THE AUDIT COMMITTEE
Todd Ford, Chair
Andrew Burton
John Pagliuca
8x8, Inc. | PROXY STATEMENT 35

PROPOSAL TWO — RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT
The Audit Committee of the Board is directly responsible for the appointment of our independent registered public accounting firm. The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending March 31, 2026. The Board proposes that the stockholders ratify this appointment. The appointment of Grant Thornton by the Audit Committee was made on June 2, 2025, effective as of the same date.
Previously, Moss Adams LLP (“Moss Adams”) had served in this role, as discussed below under “Recent Change in Independent Registered Public Accounting Firm.”
The Board proposes that the stockholders ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026.
Audit Committee Pre-Approval Policies and Procedures

The Audit Committee understands the need for the independent registered public accounting firm to maintain objectivity and independence in its audits of the Company’s financial statements.
To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by the independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals; provided, that, any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.
Vote Required and Recommendation

The ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2026 will require the affirmative vote of holders of a majority of the shares present or represented by proxy at the 2025 Annual Meeting and entitled to vote on this matter. Abstentions are not counted as affirmative votes and therefore have the same effect as a vote against the proposal. In the event that stockholders fail to ratify the appointment, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests.
Representatives of Grant Thornton are expected to be present at the 2025 Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR”
THE PROPOSAL TO RATIFY OUR AUDIT COMMITTEE’S APPOINTMENT OF GRANT THORNTON LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2026.

36 8x8, Inc. | PROXY STATEMENT

OTHER INFORMATION
Information Regarding Previous Independent Registered Public Accounting Firm

As described above, the Audit Committee has appointed Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026. Previously, Moss Adams had served in this role. On and effective as of June 2, 2025, the Audit Committee approved the dismissal of Moss Adams as the Company’s independent registered public accounting firm.
The audit reports of Moss Adams on the Company’s financial statements as of fiscal 2025 and fiscal 2024 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During fiscal 2025 and fiscal 2024 and the subsequent interim period through June 2, 2025, there were (i) no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Moss Adams, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Moss Adams’ satisfaction, would have caused Moss Adams to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
The Company previously provided Moss Adams with a copy of the disclosures in the Current Report on Form 8-K filed on June 2, 2025 (the "Form 8-K") and received a letter from Moss Adams addressed to the SEC stating that it agrees with the statements contained in the Form 8-K. This letter was filed as Exhibit 16.1 to the Form 8-K.
During fiscal 2025 and fiscal 2024 and the subsequent interim period through June 2, 2025, neither the Company, nor anyone on its behalf, has consulted Grant Thornton regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).
Principal Accounting Fees and Services

The Audit Committee previously retained Moss Adams to audit the Company’s consolidated financial statements for fiscal 2025 and also to provide other auditing and non-auditing services during fiscal 2025.
All services rendered by Moss Adams for the Company for the fiscal years ended March 31, 2025 and 2024 were pre-approved by the Audit Committee. The Audit Committee reviewed all non-audit services provided by Moss Adams and concluded that the provision of such services was compatible with maintaining Moss Adams’ independence in the conduct of its auditing functions.
The following table sets forth the aggregate fees billed to us by Moss Adams for the fiscal years ended March 31, 2025 and 2024:

Service Categories	Fiscal 2025	Fiscal 2024
Audit fees(1)	$3,538,318	$3,541,956
Audit-related fees(2)	23,858	66,520
Tax fees(3)	30,850	—
All other fees(4)	—	—
Total	$3,593,026	$3,608,476
(1)Audit fees consist of fees for professional services provided in connection with (i) the audit of our financial statements; (ii) audit of our internal control over financial reporting; (iii) reviews of our quarterly financial statements; and (iv) reviews and issuances of consents and comfort letters in connection with our filing of Form S-8 registration statements and other documents with the SEC.
(2)Audit-related fees consist of fees for professional services provided in conjunction with the audit of our employee benefit plan, administrative fee and out of pocket expenses related to audit.
(3)Tax fees consist of fees for tax planning and tax advice services.
(4)All other fees consist of fees for all other services except those described above.
8x8, Inc. | PROXY STATEMENT 37

EQUITY COMPENSATION PLANS
EQUITY COMPENSATION PLAN INFORMATION
The tables below provide information as of March 31, 2025 and June 6, 2025, respectively, concerning shares of our common stock that may be issued upon the exercise of outstanding stock options, warrants and other rights, and that remain available for future issuance, under all of our equity compensation plans that were in force as of such dates, including:
▪8x8, Inc. 2022 Equity Incentive Plan;
▪8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan;
▪8x8, Inc. Amended and Restated 2013 New Employee Inducement Incentive Plan;
▪8x8, Inc. Amended and Restated 2012 Equity Incentive Plan;
▪8x8, Inc. 2006 Stock Plan; and
▪8x8, Inc. Amended and Restated 1996 Employee Stock Purchase Plan.

As of June 6, 2025: Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (#)	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of this Table) (#)
Equity Compensation plans approved by security holders(1)(2)	17,974,290	$10.90	3,900,298
Equity Compensation plans not approved by security holders(3)	2,168,685	$—	196,595
Total	20,142,975	$10.90	4,096,893

As of March 31, 2025: Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of this Table) (#)
Equity Compensation plans approved by security holders(1)(2)	11,937,604	10.91	11,060,407
Equity Compensation plans not approved by security holders(3)	2,325,522	8.60	178,086
Total	14,263,126	9.89	11,238,493
(1)The amounts in this row reflect shares issuable pursuant to awards that have been or could be granted under the 8x8, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), 8x8, Inc. Amended and Restated 2012 Equity Incentive Plan, as amended and restated as of July 27, 2020 (the “2012 Plan”), the 8x8, Inc. 2006 Stock Plan (the “2006 Plan”) or the 8x8, Inc. Amended and Restated 1996 Employee Stock Purchase Plan. We are not authorized to grant any new awards under the 2012 Plan or the 2006 Plan, although we may continue to issue shares pursuant to outstanding awards under such plans. The 2022 Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance units, and stock grants.
(2)As of March 31, 2025 and June 6, 2025, there were 276,784 shares reserved for issuance under the 8x8, Inc. Amended and Restated 1996 Employee Stock Purchase Plan.
(3)The amounts in this row reflect shares issuable pursuant to awards that have been or may be granted under the 8x8, Inc. Amended and Restated 2013 New Employee Inducement Incentive Plan (the “2013 Plan”) or the 8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan (the “2017 Plan”). We ceased granting awards under the 2013 Plan in 2016 and we are not authorized to grant any new awards under the 2013 Plan, although we may continue to issue shares pursuant to outstanding awards under that plan.
Outstanding awards granted under the 2013 Plan or 2017 Plan prior to December 8, 2017 (the date on which we transferred the listing of our common stock from the Nasdaq to the NYSE) were granted in accordance with Rule 5635(c)(4) of the Nasdaq listing rules. Inducement awards granted on or after December 8, 2017 and on or before November 14, 2022 were granted in accordance with Section 303.08A of the NYSE listing rules. Awards granted under the 2017 Plan on or after November 15, 2022 (the date on which we transferred the listing of our common stock from the NYSE to the Nasdaq) and future awards thereunder were or will be granted in accordance with Rule 5635(c)(4) of the Nasdaq listing rules. In accordance with the applicable listing exchange rules, all awards granted under these two Plans were granted to new employees as inducements material to their entering into employment with us. Awards granted under the 2013 Plan or the 2017 Plan in reliance on the applicable listing exchange rules referenced above do not require stockholder approval. Those rules require, among other things, that all such awards be approved by the Compensation Committee or by a majority of the independent directors on our Board.
38 8x8, Inc. | PROXY STATEMENT

EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS

Our executive officers as of the date of this report are listed below.

SAMUEL WILSON

Samuel Wilson, age 56, has served as Chief Executive Officer since May 2023 and previously served as Interim Chief Executive Officer from November 2022 to May 2023. Mr. Wilson previously served as Chief Financial Officer from June 2020 to November 2022. Prior to his appointment, Mr. Wilson served as Chief Customer Officer and Managing Director of EMEA from January 2020 until June 2020. From September 2017 until January 2020, Mr. Wilson served as Senior Vice President responsible for e-commerce, global small business, and United States mid-market sales. Prior to joining 8x8, Mr. Wilson served as VP Finance for MobileIron, an enterprise software security company, from 2011 until 2017 with responsibilities for financial planning and analysis, investor relations, and treasury functions, as well as e-commerce. Mr. Wilson is a Chartered Financial Analyst. He holds a Bachelor’s Degree in Electrical Engineering from Seattle University and an MBA from the University of California, Berkeley.

KEVIN KRAUS

Kevin Kraus, age 55, has served as Chief Financial Officer since June 2023. Mr. Kraus previously served as Interim Chief Financial Officer from November 2022 to June 2023. Prior to serving as Interim Chief Financial Officer, Mr. Kraus previously served as Senior Vice President of Finance from October 2019 to November 2022, with responsibility for overseeing the Company’s financial reporting, planning, and procurement functions. From February 2018 to May 2019, Mr. Kraus served as Vice President, Finance for Imperva, a cybersecurity software company. From January 2015 to September 2017, Mr. Kraus served as Senior Director, Finance for Gigamon, a network visibility and traffic monitoring technology company. Mr. Kraus is a Certified Public Accountant. He holds a bachelor’s degree in accounting from Rutgers, The State University of New Jersey-New Brunswick and an MBA from the Pennsylvania State University.

HUNTER MIDDLETON

Hunter Middleton, age 58, has served as Chief Product Officer since August 2021. Mr. Middleton previously served as SVP of Product and Design from March 2018 to August 2021. From February 2016 to September 2017, Mr. Middleton served as Vice President and Head of Product Management for Jive Software, Inc., an enterprise social collaboration application provider. Prior to that, Mr. Middleton served as the Head of Product Management at Google for Work Systems and led the Google Apps Enterprise product team. Mr. Middleton earned his Ph.D. in Physics from Princeton University and holds a master’s degree in management from the Kellogg Graduate School of Business at Northwestern University.

LAURENCE DENNY

Laurence Denny, age 52, has served as Chief Legal Officer and Corporate Secretary since December 2022. Mr. Denny previously served as Chief Compliance Officer, Deputy General Counsel and Assistant Corporate Secretary from June 2022 to December 2022 and as Vice President, Deputy General Counsel and Assistant Corporate Secretary from April 2019 to June 2022, with responsibility for assisting with the oversight of the Company’s global legal, corporate, litigation, employment, procurement, compliance, and security efforts. From January to April 2019, Mr. Denny served as Vice President, Deputy General Counsel and Assistant Corporate Secretary for Extreme Networks, a network equipment company. From September 2016 to January 2019, Mr. Denny was Vice President, Deputy General Counsel and Assistant Corporate Secretary of TiVo Corporation (formerly known as Rovi Corporation), a digital entertainment technology company. Mr. Denny is a member of the State Bar of California. He graduated from University of California, Irvine with a Bachelor of Arts and from Columbia Law School with a Juris Doctorate.

8x8, Inc. | PROXY STATEMENT 39

EXECUTIVE COMPENSATION

SUZY SEANDEL

Suzy Seandel, age 60, has served as Chief Accounting Officer since May 2022. From February 2019 to May 2022 Ms. Seandel served as VP, Corporate Controller for Barracuda Networks, Inc., a security, networking and storage products company. From January 2007 to October 2018, Ms. Seandel served as Chief Accounting Officer at Cavium, Inc., a fabless semiconductor company. Prior to Cavium, Inc., Ms. Seandel also held positions of increasing responsibility at several other publicly traded companies and spent nearly five years at Deloitte & Touche LLP in assurance and audit services. Ms. Seandel holds a Bachelor of Science degree in Finance from Santa Clara University and is a Certified Public Accountant in the state of California.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information regarding the fiscal 2025 compensation program for our “named executive officers,” or “NEOs.” The following provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each material element of compensation that we provide our NEOs. In addition, we explain how and why the Compensation Committee and the Board arrived at the specific compensation policies and decisions involving our NEOs during fiscal 2025.
For fiscal 2025, our NEOs included:
▪Samuel Wilson, our Chief Executive Officer (our “CEO”);
▪Kevin Kraus, our Chief Financial Officer (our “CFO”);
▪Laurence Denny, our Chief Legal Officer;
▪Hunter Middleton, our Chief Product Officer; and
▪Suzy Seandel, our Chief Accounting Officer.
OVERVIEW
Fiscal 2025 was a turning point in 8x8’s transformation strategy, as we advanced our Platform for CX™, deepened customer relationships, and strengthened our financial foundation. Our executive compensation program was designed to support this progress by closely aligning pay outcomes with company performance, strategic milestones, and shareholder value creation.
Compensation Aligned with Fiscal 2025 Performance
In fiscal 2025, compensation outcomes for our named executive officers were informed by clearly defined financial and operational goals. Notable achievements that directly influenced pay decisions included:
•Return to GAAP Profitability: We achieved a GAAP operating profit of $15.2 million, or 2% of revenue, compared to GAAP operating losses of $27.6 million and $66.3 million in fiscal 2024 and fiscal 2023, respectively.
•Strong Cash Flow and Capital Discipline: We generated $64 million in operating cash flow and reduced outstanding debt by $73 million during the year, reflecting disciplined expense management and a focus on shareholder value.
•Platform Innovation and Customer Impact: We delivered 14% year-over-year growth in new products, including 60% growth in AI-powered solutions. These results were driven by new capabilities across our platform, including chat summarization, AI-based health scoring, real-time transcription, and enhanced APIs and integrations.
•Customer Retention and Multi-Product Growth: Service revenue from our core 8x8 customer base (excluding Fuze) grew 3% year-over-year, reflecting improved retention, increased platform usage, and greater adoption of our outcome-focused bundled solutions.
•Continued reduction in value of RSUs and PSUs granted through our employee equity program: The total grant date value of shares granted (RSUs and PSUs) through our employee equity program declined more than 40% in fiscal 2025, compared with fiscal 2024. Stock-based compensation also declined to $39.9 million, compared to $61.9 million in fiscal 2024, in each case, in terms of grant date value, reflecting our commitment to reduce dilution over time.
Performance-Based Program Design
Our compensation program continues to emphasize performance-based pay through a mix of fixed and variable compensation. In fiscal 2025:
•Annual cash incentive plan for employees was suspended.
•Long-term incentives included a combination of time-based and performance-based restricted stock units (RSUs), reinforcing retention and long-term alignment with stockholder interests.
•We maintained a strong focus on capital efficiency and stockholder value by continuing to reduce stock-based compensation as a percentage of revenue and expanding cash-based compensation for non-executive employees.
40 8x8, Inc. | PROXY STATEMENT

EXECUTIVE COMPENSATION
Governance and Shareholder Alignment
The Compensation Committee exercises strong oversight and engages an independent consultant to ensure that our programs are competitive, risk-balanced, and aligned with evolving best practices. Our executive compensation program remains a critical tool in advancing 8x8’s transformation, reinforcing our commitment to high-quality earnings, sustainable growth, and long-term value creation.
FISCAL 2025 COMPENSATION HIGHLIGHTS

EXECUTIVE COMPENSATION
Our fiscal 2025 executive compensation program was designed to incentivize our executive officers to drive performance aligned with our long-term strategy.
Elements of Executive Compensation

Element	Purpose	Changes for Fiscal 2025
Fixed Annual Base Salary	Provides a competitive level of fixed annual cash compensation.	In line with the focus on managing operating expenses, the Company did not adjust the base salary of our senior executives, except for Mr. Denny’s base salary.
Annual Cash Incentive Awards	Motivate and incentivize our named executive officers to achieve our short-term financial and operational objectives while providing a competitive variable annual cash performance incentive opportunity.	In line with an emphasis on improving profitability and cash flow generation, the Company did not offer an annual cash incentive plan for fiscal 2025.
Long-term Incentive Compensation (50% Time-based RSU and 50% performance-based PSU award)	Provides our named executive officers with a competitive long-term incentive compensation opportunity in the form of equity awards designed to incentivize them to meet or exceed our long-term strategic goals, serve our retention objectives, and align the interests of our executive officers and stockholders.	Fiscal 2025 performance-based restricted stock unit awards (“PSUs”) vest based on cash flow from operations. Cash flow from operations remains our financial North Star. It funds our continued investments in innovation that will drive our future growth.
Health and Welfare Benefits	Provides employees with competitive health and welfare benefits, as well as participation in an employee stock purchase and other employee benefit plans. There are no special health or welfare benefits for NEOs that are not also provided generally to employees.	No changes.
EXECUTIVE COMPENSATION PROGRAM OBJECTIVES
We have designed our executive compensation program to achieve the following objectives:
•Attract, develop, motivate and retain top talent and focus our executive officers on key business goals that enhance stockholder value;
•Ensure executive compensation is aligned with our corporate strategies and business objectives;
•Provide meaningful equity ownership opportunities to our executives to align their incentives with the creation of stockholder value;
•Ensure fairness among our executives by recognizing the contributions each individual makes to our success, as well as the compensation history and prior experience of each executive officer; and
•Provide an incentive for long-term continued employment with us.
To achieve these objectives, the Compensation Committee regularly evaluates our executive compensation program with the goal of setting compensation at levels it believes are aligned with our current financial and operational business objectives, as well as competitive with the pay of other companies with whom we compete for executive talent.
PAY-FOR-PERFORMANCE PHILOSOPHY
To succeed in the rapidly evolving market for contact center and cloud-based communication software, we must attract and retain a highly talented executive team. Effective pay-for-performance alignment is a key objective of our Compensation Committee in the design of our executive compensation program, particularly for the compensation of our CEO.

8x8, Inc. | PROXY STATEMENT 41

EXECUTIVE COMPENSATION
Compensation Design
Our pay structure is designed to align the long-term interests of our executives with those of our stockholders, while remaining competitive with market values on a targeted total compensation basis. The following compensation program attributes reflect this design:
•77% of our CEO’s annual target compensation was performance based.
•56% of our NEOs’ annual target compensation was performance based.
•The annual cash incentive award for fiscal 2025 was suspended, in line with an emphasis on improving profitability and cash flow generation.
•50% of long-term awards for our CEO and NEOs were delivered in the form of PSUs.
•PSUs vest based on cash flow from operations which funds our continued investments in innovation that will drive our future growth.
(1)Fiscal 2025 CEO Targeted Compensation Mix reflects Mr. Wilson’s annualized base salary and annual equity awards granted in September of fiscal 2025 valued based on the grant date close price per share. Awards of PSUs are earned and vest based on achievement of specific cumulative cash flow from operations goals as described in detail under “Long-Term Incentive Compensation” below.
(2)Fiscal 2025 average Targeted Compensation Mix for our other NEOs reflects the average annual base salary and the average value of annual equity awards granted in September of fiscal 2025 valued based on the grant date close price per share. The NEO targeted long-term equity compensation value reflects the grant date fair value of the award. Awards of PSUs are earned and vest based on achievement of cumulative cash flow from operations goals as described in detail under “Long-Term Incentive Compensation” below.
Compensation Outcomes
During fiscal 2025, the Company generated positive operating profit and cash flow, reduced debt by $73 million, and continued to invest in industry leading innovation. Although we continued to strengthen our financial position, our enterprise value and stock price declined in fiscal 2025, as did the stock prices of other cloud-based unified communications peers. This resulted in a failure to earn previously issued PSUs and a reduction in the realizable value of our long-term incentive awards, which continues to account for the majority of our NEOs’ compensation. This reflects our compensation philosophy that there should be alignment between the take-home pay of our executives and the stockholder returns generated by the Company.
•Outstanding PSUs issued in fiscal 2022 were below the Relative Total Stockholder Return (TSR) requirement for vesting and will be forfeited.
•50% of the outstanding PSUs issued in fiscal 2023 were below the TSR requirement for vesting and will be forfeited. The remaining 50% are tracking below the threshold TSR requirement for vesting.
•The Company has not achieved the stock price growth needed for payout of the outstanding PSUs issued in fiscal 2024.
•RSUs granted from fiscal 2022 to fiscal 2024 have declined an average of 52% from their grant date fair values.
The link between the compensation of our current and former CEOs and the Company’s TSR is illustrated in the following graph, which shows how total targeted CEO compensation has varied over the past five years compared to the Company’s five-year TSR.
42 8x8, Inc. | PROXY STATEMENT

EXECUTIVE COMPENSATION
The sharp rise in relative total targeted compensation in fiscal 2021 reflects new hire equity grants awarded to Mr. Sipes in December 2021, followed by a reversion to the historical trend.

CEO Pay and 5-Year Total Shareholder Return (TSR)(1)
Pay in Million $
EGHT TSR Performance
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
600%
550%
500%
450%
400%
350%
300%
250%
200%
150%
100%
50%
0%
Fiscal Year End 2020
Fiscal Year End 2021
Fiscal Year End 2022
Fiscal Year End 2023
Fiscal Year End 2024
Fiscal Year End 2025
Indexed TSR
Sipes - Total Pay
Wilson - Total Pay

(1)The above chart illustrates CEO Total Pay for Mr. Sipes for fiscal 2021 – fiscal 2022, and Mr. Wilson for fiscal 2023 through fiscal 2025. CEO Total Pay consists of salary earned, cash bonuses paid, equity award grants and all other compensation as reported in the “Total” column of the “Summary Compensation Table” for the applicable fiscal year.
EXECUTIVE COMPENSATION POLICIES AND PRACTICES
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure our compensation policies and practices are consistent with our short-term and long-term goals given the dynamic nature of our industry and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal 2025:

What We Do	What We Don’t Do
A significant portion of executive compensation is "at risk” based on corporate performance and the value of Company equity	No perquisites
Time-based equity awards vest or are earned over multi-year periods	No special retirement plans
Use an Independent Compensation Committee Advisor	No special health or welfare benefits
Conduct annual review of our compensation strategy and philosophy	No tax reimbursement or gross-up on any severance or change-in-control payments or benefits
Complete an annual review of compensation risk to ensure policies are unlikely to encourage behavior that could harm the Company
Use an industry and size appropriate peer group which is reviewed annually
Include clawback provisions in our compensation programs
Maintain executive officer stock ownership requirements
Prohibit short sales, hedging and pledging of Company stock by executive officers and Directors
“Double-trigger” change in control provisions in equity awards
8x8, Inc. | PROXY STATEMENT 43

EXECUTIVE COMPENSATION
COMPENSATION-SETTING PROCESS
Role of Compensation Committee
The Compensation Committee is responsible for overseeing our executive compensation program and all related policies and practices. The Compensation Committee operates pursuant to a formal written charter approved by our Board, which is available on the investor relations section on our website at https://investors.8x8.com under the “Governance” heading.
At least annually, the Compensation Committee reviews our executive compensation program and formulates recommendations for consideration and approval by the Board of the various elements of our named executive officers’ compensation, as well as any employment arrangements with our named executive officers. In doing so, the Compensation Committee is responsible for ensuring that the compensation of our named executive officers is consistent with our executive compensation philosophy and objectives. The Compensation Committee also determines whether each compensation element provides appropriate incentives and motivation to our named executive officers and whether each such element adequately compensates our named executive officers relative to individuals holding comparable positions at the principal companies with which we compete for executive talent.
The Compensation Committee meets regularly during the fiscal year with and without the presence of our CEO and other named executive officers. The Compensation Committee also discusses compensation issues with our CEO (except with respect to his own compensation) and other members of the Board between its formal meetings.
Role of Named Executive Officers and Other Employees
The Compensation Committee receives support from our human resources department and its compensation consultant in designing our executive compensation program and analyzing competitive market practices. Our CEO regularly participates in Compensation Committee meetings, providing management input on organizational structure, executive development and financial analysis of our performance. Our CEO also develops and provides recommendations (except with respect to his own compensation) to the Compensation Committee regarding the cash and equity compensation for our named executive officers and other executives, including recommendations on the use of incentive compensation to further our growth. Our CEO and other named executive officers are not present when their specific compensation arrangements are discussed.
Role of Compensation Consultant
In fulfilling its duties and responsibilities, the Compensation Committee has the authority to engage the services of outside advisers. In fiscal 2025, the Compensation Committee engaged Compensia to assist with compensation matters. A representative of Compensia attended at least one meeting of the Compensation Committee during fiscal 2025, responded to inquiries from the Compensation Committee at meetings and throughout the fiscal year and provided its analysis with respect to these inquiries.
The nature and scope of services provided to the Compensation Committee by Compensia in fiscal 2025 were as follows:
•assisted in the review and updating of our compensation peer group;
•analyzed executive compensation levels and practices of the companies in our compensation peer group;
•provided advice on compensation best practices and market trends for named executive officers and directors;
•analyzed the impact of suspending the annual cash incentive plan for fiscal 2025;
•assisted in the design of the long-term equity incentive compensation plan with appropriate performance goals and targets for our named executive officers and other executives; and
•provided ad hoc advice and support throughout the year.
Compensia does not provide any services to us other than the services provided to the Compensation Committee. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the Nasdaq and has concluded that no conflict of interest exists with respect to the work that Compensia performs for the Compensation Committee.
Competitive Positioning
To attract and retain executives with the abilities and experience necessary to deliver strong top-line growth and operating performance, we provide total direct compensation opportunities that are intended to be competitive with market practice. We generally target our compensation around market median values, though we position each individual based on an evaluation of the individual talent and/or criticality to the business.
The criteria used to identify peer companies was generally consistent with our approach in prior years, and targeted software companies falling within a revenue range of 0.5x to 2.0x of our rolling four quarter revenue at the time of the review and a market capitalization range of 0.3x to 3.0x of our market capitalization at the time of the review. The relevance of each peer company was evaluated taking into consideration both industry comparability as well as financial metrics, and companies are not required to meet all selection criteria for inclusion in the peer group.
After a review by Compensia and approved by the Compensation Committee, no updates were made to our compensation peer group for fiscal 2025.
44 8x8, Inc. | PROXY STATEMENT

EXECUTIVE COMPENSATION

Alteryx	Edgio	Q2 Holdings
Bandwidth	Everbridge	Rimini Street
Blackbaud	Five9	RingCentral
Commvault Systems	LivePerson	Upland Software
Domo	Ooma	Yext
Zuora
Our executive compensation benchmarking also included survey data provided by Radford Surveys and Consulting, a business unit of Aon Hewitt Consulting, Inc. (“Radford”), from publicly-traded software companies with revenue levels and market capitalization levels comparable to ours. Radford did not provide compensation consulting services to the Compensation Committee during fiscal 2025.
Results of 2024 Stockholder Advisory Vote on Executive Compensation
Stockholders are provided the opportunity to cast an annual advisory vote on executive compensation (commonly known as a “Say on Pay” vote). At our 2024 Annual Meeting of Stockholders held on August 15, 2024, our stockholders indicated support for the compensation of our named executive officers, with approximately 98% of the votes cast in favor of the proposal.
We believe this vote signals overall support for our pay programs and their general design. We value the opinions of our stockholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers, including the named executive officers. As part of our stockholder engagement program, we continuously engage in substantive discussions on executive compensation, corporate governance and corporate performance and strategy with our institutional stockholders.
2025 EXECUTIVE PAY
BASE SALARY
Generally, the Compensation Committee reviews the base salaries of our executives, including the named executive officers, as part of its annual review of our executive compensation program and makes recommendations to the Board for adjustments to base salaries to take into account the following:
•competitive market practices,
•corporate and individual performance from the prior fiscal year,
•promotions or changes in responsibilities,
•scope of his or her responsibilities,
•his or her experience, and
•base salary levels of other executives.
In line with a focus on managing operating expenses, the Company did not make adjustments to the base salary of our senior executives in fiscal 2025, except for Mr. Denny’s base salary. Mr. Denny did not receive a base pay increase for his promotion in fiscal 2023 to Chief Legal Officer. He received a 2.9% adjustment to his base pay in fiscal 2024 in recognition of the previous role change and to better align his base pay with the market.
The following table sets forth each NEO’s base salary rate for fiscal 2025, as compared to their base salary rate for fiscal 2024:

Named Executive Officer	Fiscal 2024 Base Salary ($)	Fiscal 2025 Base Salary ($)	Percentage Adjustment (%)(1)
Samuel Wilson	500,000	500,000	—
Kevin Kraus	420,000	420,000	—
Laurence Denny	350,000	357,000	2.0
Hunter Middleton	420,000	420,000	—
Suzy Seandel	357,000	357,000	—
(1)    Mr. Denny’s salary increase was effective on July 1, 2024.
ANNUAL CASH INCENTIVE AWARDS
We have historically used annual cash incentive awards to motivate and incentivize our named executive officers to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and profitability goals.
In line with an emphasis on improving profitability and cash flow generation, the Company suspended the annual cash incentive plan for fiscal 2025.
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EXECUTIVE COMPENSATION
Based on improved cash flow in fiscal 2025 and the market practice to provide executive officers with a competitive annual cash performance incentive opportunity, the Company reinstated an annual cash incentive for fiscal 2026 which will be earned based on performance during the fiscal 2026 performance period.
LONG-TERM INCENTIVE COMPENSATION
Our long-term incentive compensation consists of equity awards in the form of time-based RSU awards and performance-based PSU awards to ensure that named executive officers have a continuing stake in our long-term success.

Time-based Restricted Stock Units (RSUs)	Performance-based Restricted Stock Units (PSUs)
Weight	Weight
50% of overall long-term incentive compensation	50% of overall long-term incentive compensation
Vesting	Vesting
Vest over a three-year period, with one-third (1/3) vesting on the first anniversary of grant and the remainder vesting in eight quarterly installments	Eligible to be earned over a three-year performance period
Purpose	Purpose
•Retain key executives •Align executives with stockholders interests through stock ownership •Encourage stock price growth as the value of the RSUs increases with stock price growth	•Incentivize executives to meet or our long-term strategic goals and build long-term value •Align the interests of our executive officers and stockholders
Typically, we grant equity awards to our named executive officers during the first or second quarter of the fiscal year in connection with our annual performance reviews. In determining the size of the long-term incentive compensation awards, the CEO makes recommendations for the other NEOs based on the following factors:
•Experience and performance,
•Current equity holdings,
•Retention risk,
•Characteristics of their role, such as operational complexity, strategic impact and scope of responsibilities, within the Company and in comparison to Peer Group and broader market survey data comparisons.
The Compensation Committee considers similar factors when determining the CEO’s long-term incentive compensation awards, which it then recommends to the Board for approval.
During fiscal 2025, the Board approved awards of RSUs and PSUs to our named executive officers as set forth in the following table. These equity awards were granted on September 15, 2024 and were determined based on the Board’s and Compensation Committee’s consideration of the above-described factors, in consultation with Compensia.

Named Executive Officer	Restricted Stock Unit Awards (number of shares granted)(1) (#)	Performance Stock Unit Awards (number of shares granted at target) (#)	Aggregate Grant Date Fair Value of Equity Awards at target(2) ($)
Samuel Wilson	450,000	450,000	1,692,000
Kevin Kraus	200,000	200,000	752,000
Laurence Denny	112,500	112,500	423,000
Hunter Middleton	180,000	180,000	676,800
Suzy Seandel	70,000	70,000	263,200
(1) The RSUs included in the table vest over a three-year period, with one-third (1/3) vesting on the first anniversary of grant and the remainder vesting in eight substantially equal quarterly installments, subject to the recipient’s continuous service with us.
(2) The target aggregate grant date value of equity awards includes the value of the PSUs and RSUs based on the closing price of our common stock on the date of grant.
Fiscal 2025 — Executive Performance Plan (Cash Flow from Operations)
In fiscal 2025, each of our NEOs received a grant of PSUs as part of the Executive Performance Plan (the “2025 EPP”). The 2025 EPP is aligned with the Company’s increased emphasis on improving cash flow generation which is aligned with the Company’s strategy. The Company is focused on cash flow to fund continued investments in innovation to drive future growth. Cash flow generation also enables the Company to pay down debt in the near term and increase the Company’s flexibility to pursue additional opportunities to drive value in the long term.
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EXECUTIVE COMPENSATION
The PSUs granted under the 2025 EPP are eligible to be earned over a three-year performance period: April 1, 2024 to March 31, 2027. At the end of fiscal years 2025, 2026 and 2027, the Company will measure (or, for fiscal 2025, has measured) cumulative cash flow from operations (“CFFO”) from the beginning of the performance period and determine the total percent of the PSUs earned. Any incremental amount earned during that fiscal year will vest within 75 days of the end of such fiscal year performance period; however, NEOs can only vest up to 66% following the first year (fiscal 2025).
The following table represents the total percentage of the award that may vest. The amount vesting after fiscal 2026 and fiscal 2027 will be reduced by any amount already vested in prior years. In no instance can the executive earn more than 100% of the total award granted.

FY 2025 Executive Performance Plan PSU Award Criteria and Payouts Percentage
Performance Periods	Threshold	Target
4/1/24 - 3/31/25	$50M 33% vested	$100M 66% vested
4/1/24 - 3/31/26	$50M 33% vested	$150M 100% vested
4/1/24 - 3/31/27	$50M 33% vested	$150M 100% vested
Performance will be interpolated on a linear basis for CFFO between $50M and $150M.
Any shares that are not earned within the performance period are forfeited.
Earned Performance Stock Units
During fiscal 2025, in addition to the 2025 EPP, NEOs were eligible to earn shares from PSU awards granted during prior fiscal years that were based on the achievement of stock price targets or the performance of our stock relative to a benchmark during a period that ended during fiscal 2025, as set forth in the table below.
•Fiscal 2025 cumulative cash flow from operations exceeded the 2025 EPP threshold and was $63M for fiscal 2025; therefore, 42% of the award vested.
•No award was earned under the prior year plans.

Weighting	Performance Periods	Threshold Varies	Target 100% Vested	Max 200% Vested	Actual	Vesting %
2025 EPP - Cumulative cash flow from operations Vested as milestone is achieved subject to minimum vesting
100%	4/1/2024 - 3/31/2027	$50M (33% payout)	$150M (100% earned)	Not able to earn more than 100%	Between Threshold and Target: $63M for fiscal 2025	42%
2024 EPP - Absolute Company stock price increase Earned as milestone is achieved subject to minimum vesting
100%	6/15/2023 - 6/15/2027	+70% ($6.56) (33% payout)	+130% ($8.88) (100% earned)	Not able to earn more than 100%	Below Threshold: Highest price $3.27	—%
2023 EPP - TSR relative to the S&P Software and Services Index Measured at end of performance period
50%	6/15/2022 - 6/15/2025	25th percentile (50% payout)	50th percentile (100% payout)	75th percentile (200% payout)	To be determined at the end of the performance period
50%	6/15/2022 - 6/15/2024	25th percentile (50% payout)	50th percentile (100% payout)	75th percentile (200% payout)	Below Threshold: 0.76 percentile	0% Completed
2022 EPP - TSR relative to the S&P Software and Services Index Measured at end of performance period
100%	6/15/2021 - 6/15/2024	30 percentage points below Index (40% payout)	Equal to Index total return (100% payout)	50 percentage points above Index (200% payout)	Below Threshold: 81.7 points below Index	0% Completed

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EXECUTIVE COMPENSATION
Earned Performance Stock Units Under Prior Awards - Relative Share Performance PSUs

NEO	Plan	Grant Date	Performance Period	Target Shares (#)	Performance Achievement (%)	Earned Shares (#)
Samuel Wilson	2025 EPP	9/15/2024	4/1/2024 - 3/31/2027	450,000	42%	189,000
	2024 EPP	6/15/2023	6/15/2023 - 6/15/2027	495,000	—%	—
	2023 EPP	6/15/2022	6/15/2022 - 6/15/2025	122,036	—%	—
	2022 EPP	6/15/2021	4/1/2021 - 6/15/2024	53,941	—%	—
Kevin Kraus	2025 EPP	9/15/2024	4/1/2024 - 3/31/2027	200,000	42%	84,000
	2024 EPP	6/15/2023	6/15/2023 - 6/15/2027	221,100	—%	—
	2023 EPP	6/15/2022	6/15/2022 - 6/15/2025	13,685	—%	—
Laurence Denny	2025 EPP	9/15/2024	4/1/2024 - 3/31/2027	112,500	42%	47,250
	2024 EPP	6/15/2023	6/15/2023 - 6/15/2027	100,000	—%	—
	2023 EPP	12/15/2022	12/15/2022 - 6/15/2025	57,471	—%	—
Hunter Middleton	2025 EPP	9/15/2024	4/1/2024 - 3/31/2027	180,000	42%	75,600
	2024 EPP	6/15/2023	6/15/2023 - 6/15/2027	200,000	—%	—
	2023 EPP	6/15/2022	6/15/2022 - 6/15/2025	87,168	—%	—
	2022 EPP	8/15/2021	4/1/2021 - 6/15/2024	13,736	—%	—
	2022 EPP	6/15/2021	4/1/2021 - 6/15/2024	25,933	—%	—
Suzy Seandel	2025 EPP	9/15/2024	4/1/2024 - 3/31/2027	70,000	42%	29,400
	2024 EPP	6/15/2023	6/15/2023 - 6/15/2027	66,666	—%	—
Equity Award Grant Practices
Typically, we grant equity awards to our named executive officers during the first or second quarter of the fiscal year in connection with annual performance reviews. Although the timing of equity award grants may change from year to year, we do not grant any form of equity-based compensation in anticipation of the release of material, non-public information (“MNPI”). We do not take MNPI into account when determining the timing and terms of equity-based awards, nor do we time the disclosure of MNPI for the purpose of affecting the value of executive compensation. Additionally, we did not grant any stock options to our employees in fiscal 2025.
Executive Stock Ownership Guidelines
Our NEOs are required to acquire and retain an ownership interest in shares of our common stock by the fifth anniversary of their appointment as executive officers equal in value to a multiple of the individual’s salary as follows:
•CEO: 6 times current base salary.
•All executive officers: 1 times his or her initial base salary.
Shares counted for this purpose include all shares acquired and held by the NEO, regardless of how acquired, but do not include shares issuable pursuant to unvested RSUs and PSUs.
As of the date of this Proxy Statement, all of our active NEOs are within the five-year accumulation period of the guidelines and are expected to satisfy their ownership requirement by the time the accumulation period expires.
Health, Welfare, and Other Benefits
We offer health and welfare benefits to our employees generally, including our executive officers, that are designed to be competitive with overall market practices and to attract, retain, and motivate the talent needed by us to achieve our strategic and financial goals. All United States salaried employees, including our named executive officers, are eligible to participate in our Section 401(k) plan, health care coverage, life insurance, disability, paid time-off, and paid holidays.
In addition, we provide our employees, including our named executive officers, with the opportunity to purchase shares of our common stock through our employee stock purchase plan at 85% of the lower of the fair market value of our common stock on the first trading day of each offering period or the exercise date. Such employee stock purchase plan is intended to be a qualified plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
Perquisites and Other Personal Benefits
Currently, although we do not have a formal policy relating to perquisites and other personal benefits, we do not view them as a significant component of our executive compensation program. During fiscal 2025, we did not provide any perquisites or other personal benefits to our named executive officers.
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EXECUTIVE COMPENSATION
In the future, we may provide other perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual named executive officer in the performance of his or her duties, to make our named executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Tax and Accounting Considerations
Section 162(m) of the Code generally disallows a deduction for federal income tax purposes to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year for certain executive officers. The Tax Cuts and Jobs Act repealed the performance-based exception to the deduction limit for remuneration that is deductible in tax years commencing after December 31, 2017.
The Compensation Committee periodically reviews the impact of Section 162(m) on the various elements of our executive compensation program. Further, the Compensation Committee believes that, at this time, achieving our compensation objectives is more important than the benefit of tax deductibility. Consequently, the Compensation Committee has, from time to time, awarded incentive compensation that is not exempt from the deduction limit of Section 162(m). Nevertheless, when not inconsistent with these objectives, the Compensation Committee has endeavored to award compensation intended to be deductible for federal income tax purposes.
Policy Prohibiting Derivatives Trading, Hedging and Pledging of Equity Securities
8x8’s Insider Trading Compliance Program prohibits our employees, including our executive officers and members of our Board, from engaging in transactions involving derivative securities or otherwise that would hedge the risk of ownership of our equity securities and from pledging our equity securities as collateral for a loan.
Clawback Policy
Our equity incentive plan includes a clawback provision allowing for the recovery of award proceeds earned by a plan participant if the Compensation Committee determines that the participant has intentionally committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Company’s financial statements.
In addition, the Company adopted a clawback policy that allows for additional recovery and forfeiture of any incentive compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure in the Compensation Committee’s discretion in connection with certain misconduct that contributed to an obligation to restate the Company’s financial statements or misconduct. The Company's clawback policy complies with Exchange Act Rule 10D-1 and the applicable Nasdaq listing standards.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards.
ASC Topic 718 requires us to compute and recognize in our consolidated statement of operations all share-based payments to employees, such as grants of restricted stock unit awards for shares of our common stock to our executive officers and other employees, based on their fair values. ASC Topic 718 also requires us to recognize the compensation cost of these share-based payment awards in our income statements over the period that an award recipient is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule).
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EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025.
THE COMPENSATION COMMITTEE
Alison Gleeson, Chair
Monique Bonner
Todd Ford
Jaswinder Pal Singh

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EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth certain summary information for the fiscal year indicated with respect to the compensation earned by each of the named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(4) ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2)(3) ($)	Total ($)
Samuel Wilson Chief Executive Officer	2025	500,000	—	1,692,000	—	48,142	2,240,142
	2024	489,231	200,000	3,702,600	242,500	29,772	4,664,103
	2023	440,444	300,000	4,025,897	238,973	39,501	5,044,815
Kevin Kraus Chief Financial Officer	2025	420,000	—	752,000	—	47,316	1,219,316
	2024	402,692	53,333	1,653,828	132,405	29,206	2,271,464
	2023	334,906	151,667	602,805	141,075	35,911	1,266,364
Laurence Denny Chief Legal Officer	2025	355,250	—	423,000	—	35,974	814,224
	2024	347,320	—	748,000	93,363	27,641	1,216,324
	2023	340,083	100,000	881,254	164,071	36,718	1,522,126
Hunter Middleton Chief Product Officer	2025	420,000	—	676,800	—	37,146	1,133,946
	2024	406,539	350,000	1,496,000	132,405	28,299	2,413,243
	2023	378,846	—	2,090,011	173,993	36,999	2,679,849
Suzy Seandel Chief Accounting Officer	2025	357,000	—	263,200	—	20,896	641,096
	2024	352,423	—	498,662	77,916	14,814	943,815
	2023	300,769	—	1,107,675	119,772	23,984	1,552,200
(1)The amounts reported in this column represent the aggregate grant date fair value of all stock awards computed in accordance with FASB ASC Topic 718, are based upon the probable outcome of any applicable performance conditions as of the grant date, exclude the impact of estimated forfeitures related to service-based vesting conditions and are consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The stock awards may include for each NEO any or all of the following: (a) restricted stock unit (RSU) awards; and (b) performance unit (PSU) awards. For RSUs and PSUs, fair value is computed by multiplying the total number of shares subject to the award (or target number, in the case of PSUs) by the closing price of our common stock on the date of the grant. For a more detailed discussion of the assumptions used to calculate the fair value of our stock awards, refer to note 1 to the consolidated financial statements contained in our 2025 Annual Report on Form 10-K for our fiscal year ended March 31, 2025. The ”Stock Awards” column for 2025 includes the fair value in accordance with FASB ASC Topic 718 principles of performance stock units granted in fiscal 2025 based upon achieving the target level of performance as of the grant date, and under the terms of such PSUs, the maximum payout is the target number of shares. The actual value, if any, that a NEO may realize from an award is contingent upon the satisfaction of the conditions to vesting for that award and there is no assurance that the value, if any, eventually realized by the NEO will correspond to the actual amount reported in the Summary Compensation Table.
(2)Amounts listed in the “All Other Compensation” column for Messrs. Wilson, Kraus, Denny and Middleton and Ms. Seandel include Company contributions of 401(k) Match, Health Savings Account, and Group Term Life Insurance benefits in fiscal 2025. The perquisites in each such category for fiscal 2025 did not exceed $25,000 in any category for any NEO.
(3)Fiscal 2024 amounts listed in the "All Other Compensation" column for Mr. Wilson include Company contributions of 401(k) Match, Health Savings Account and Group Term Life Insurance benefits in fiscal 2024 and are not reduced to reflect a tax equalization reduction of Mr. Wilson’s compensation of $423,004 related to fiscal 2022. The expat reduction reported corresponds with services performed in fiscal 2021 and 2022 as our Chief Customer Officer in the United Kingdom and Mr. Wilson's relocation back to California upon his appointment as CFO.
(4)Amounts listed in the "Bonus" column include One-Time Bonus payments in connection with Executive Leadership Changes on November 30, 2022, One-Time Promotions Payments were approved, payable in 12 equal monthly installments in accordance with the Company's normal payroll procedures and subject to continued employment through each applicable payment date.The approved cash bonus amounts were as follows; Mr. Wilson (Interim CEO) $300,000 ($100,000 of which vested and paid out in fiscal 2023 and $200,000 of which vested and paid out in fiscal 2024), Mr. Kraus (Interim CFO) $80,000 ($26,667 of which vested and paid out in fiscal 2023 and $53,333 of which vested and paid out in fiscal 2024). Mr. Middleton received a one-time retention payment of $350,000 during fiscal 2024. This also includes one-time Bonus payments in fiscal 2023 for completion of Convertible Debt Issuance and Executive Leadership Changes in fiscal 2023. Mr. Wilson received $200,000 and Mr. Kraus received $125,000 as a one time payment for participation in completing the Convertible Debt Issuance. In fiscal 2023, Mr. Denny received $100,000 as a one time payment for his performance with respect to refinancing activities. Additional detail about these bonuses can be found under the heading “Special Payment Arrangements” in our proxy statement filed June 15, 2023.
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EXECUTIVE COMPENSATION
FISCAL 2025 GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth certain information regarding plan-based awards granted to the named executive officers during the fiscal year ended March 31, 2025.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)(2)			All Other Stock Awards: Number of shares of stock or Units(2)(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Samuel Wilson Chief Executive Officer
	9/15/2024	—	—	—	—	—	—	450,000	846,000
	9/15/2024	—	—	—	148,500	450,000	—	—	846,000

Kevin Kraus Chief Financial Officer
	9/15/2024	—	—	—	—	—	—	200,000	376,000
	9/15/2024	—	—	—	66,000	200,000	—	—	376,000

Laurence Denny Chief Legal Officer
	9/15/2024	—	—	—	—	—	—	112,500	211,500
	9/15/2024	—	—	—	37,125	112,500	—	—	211,500

Hunter Middleton Chief Product Officer
	9/15/2024	—	—	—	—	—	—	180,000	338,400
	9/15/2024	—	—	—	59,400	180,000	—	—	338,400

Suzy Seandel Chief Accounting Officer
	9/15/2024	—	—	—	—	—	—	70,000	131,600
	9/15/2024	—	—	—	23,100	70,000	—	—	131,600

(1)The amounts reported in the “Estimated Future Payments under Equity Incentive Plan Awards” column represent the number of shares of our common stock subject to performance-based restricted stock unit awards, or PSUs, granted to the named executive officers during fiscal 2025. Such awards may, in the discretion of the Compensation Committee, include the right to the equivalent of any dividends on the shares of common stock covered by the award; provided, however, any such dividends would be paid only if and when the awards vest. Between 33% and 100% of the target number of shares may be earned based on the satisfaction of time vesting conditions and the achievement of Cash Flow From Operations performance goals. The performance conditions and other terms applicable to these PSU awards are described in more detail under “Compensation Discussion and Analysis-Long-Term Incentive Compensation” above.
(2)Awards granted on September 15, 2024 for each NEO include restricted stock units (reported under the “All Other Stock Awards — Number of shares of stock or units” column) and PSUs (reported under the “Estimated Future Payouts Under Equity Incentive Plan Awards (#)” columns).
(3)The amounts reported in this column for September 15, 2024 are for shares issuable upon vesting of time-based RSU awards that vest over a period of three years from the date of grant, with 33.3% of the shares vesting on the first anniversary of grant and the remaining 66.7% vesting in equal quarterly installments over the next two years, subject to the recipient’s continued employment or other qualifying association with the Company.
(4)Represents the aggregate grant date fair value of the stock-based compensation awards granted to the named executive officers during fiscal 2025, excluding the impact of estimated forfeitures related to service-based vesting conditions, as computed in accordance with ASC 718. For PSUs, fair value is computed by multiplying the target number of shares subject to the award by the closing price of our common stock on the date of the grant, and assumes target performance is the probable outcome.
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EXECUTIVE COMPENSATION
FISCAL 2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following table sets forth certain information concerning outstanding equity awards held by the named executive officers at March 31, 2025.

			Stock Awards(2)		Equity Incentive Plan Awards(2)
Name	Date of Grant	Grant Type(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Samuel Wilson	6/15/2022	12A/RSU	30,510(3)	61,020
	6/15/2022	12A/PSU			61,018(5)	122,036
	6/15/2023	2022/RSU	206,251(3)	412,502
	6/15/2023	2022/PSU			495,000(7)	990,000
	9/15/2024	2022/RSU	450,000(3)	900,000
	9/15/2024	2022/PSU	189,000(4)	378,000	261,000(4)	522,000
Kevin Kraus	6/15/2022	12A/RSU	3,422(3)	6,844
	6/15/2022	12A/PSU			6,842(5)	13,684
	6/15/2023	2022/RSU	92,125(3)	184,250
	6/15/2023	2022/PSU			221,100(7)	442,200
	9/15/2024	2022/RSU	200,000(3)	400,000
	9/15/2024	2022/PSU	84,000(4)	168,000	116,000(4)	232,000
Laurence Denny	6/15/2022	12A/RSU	3,836(3)	7,672
	12/15/2022	2022/PSU			28,735(5)	57,470
	12/15/2022	2022/RSU	14,368(3)	28,736
	6/15/2023	2022/RSU	41,667(3)	83,334
	6/15/2023	2022/PSU			100,000(7)	200,000
	9/15/2024	2022/RSU	112,500(3)	225,000
	9/15/2024	2022/PSU	47,250(4)	94,500	65,250(4)	130,500
Hunter Middleton	6/15/2022	12A/RSU	21,793(3)	43,586
	6/15/2022	12A/PSU			43,584(5)	87,168
	6/15/2023	2022/RSU	83,334(3)	166,668
	6/15/2023	2022/PSU			200,000(7)	400,000
	9/15/2024	2022/RSU	180,000(3)	360,000
	9/15/2024	2022/PSU	75,600(4)	151,200	104,400(4)	208,800
Suzy Seandel	7/15/2022	2017/RSU	40,575(6)	81,150
	6/15/2023	2022/RSU	27,778(3)	55,556
	6/15/2023	2022/PSU			66,666(7)	133,332
	9/15/2024	2022/RSU	70,000(3)	140,000
	9/15/2024	2022/PSU	29,400(4)	58,800	40,600(4)	81,200
(1)This column indicates the equity plan under which an outstanding award was granted and the award type. The vesting of any unvested equity awards is subject to the recipient’s continuous service.
(2)The market value of unvested stock awards is calculated by multiplying the number of unvested stock awards held by the applicable named executive officer by the closing market price of our common stock on March 31, 2025, which was $2.00.
(3)Time-based RSU awards that vest over a period of three years from the date of grant, with 33.3% of the shares vesting on the first anniversary of grant and the remaining 66.7% vesting in equal quarterly installments over the next two years, subject to the recipient’s continued employment or other qualifying association with the Company.
(4)Represents PSU awards granted on September 15, 2024. As noted in the “Compensation Discussion and Analysis”, 42% of such PSUs vested based on fiscal 2025 cumulative cash flow performance (First Tranche). The First Tranche time vested in May 2025, when fiscal 2025 performance was certified by
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EXECUTIVE COMPENSATION
the Board, and the First Tranche is shown based on actual performance in the table under the “Stock Awards” columns. The remaining outstanding and unvested fiscal 2025 PSUs are shown in the table under the “Equity Incentive Plan Awards” columns and represent the number that would be earned at 100% of target number of shares (excluding the First Tranche), based on cumulative cashflow from operations (CFFO) measured at the end of fiscal years 2026 and 2027 from the beginning of the performance period (April 1, 2024 to March 31, 2027) to determine the total percent of the PSUs earned. Time vesting of the fiscal 2025 PSU awards occurs on the Board certification date following the applicable fiscal year.
(5)PSU award, with the number of shares shown as the number that would be earned at 100% of target for the 50% corresponding to the performance period that ended June 15, 2025. Between 0% and 200% of the target number of shares may be earned based on TSR of our stock relative to the S&P Software & Services Index over two performance periods (June 15, 2022 through June 15, 2024 (for which 0% of the PSUs vested) and June 15, 2022 through June 15, 2025 for the grants dated June 15, 2022 and December 15, 2022 for Mr. Denny). Vesting of such PSUs is subject to the recipient’s continued employment or other qualifying association with the Company through the end of the applicable performance period. The terms and conditions applicable to PSUs of the type referenced in this footnote are described in more detail above under “Executive Compensation — Long-Term Incentive Compensation.”
(6)The award granted to Mrs. Seandel on July 15, 2022 is a Time-based RSU award that vests over a period of three years from the date of grant, with 33.3% of the shares vesting on the first anniversary of grant and the remaining 66.7% vesting in equal quarterly installments over the following two years, subject to the recipient’s continued employment or other qualifying association with the Company.
(7)PSU award, with the number of shares shown as the number that would be earned at 100% of target. Between 33% and 100% of the target number of shares may be earned, based on the satisfaction of time-based vesting conditions, as well as the achievement of stock price hurdles during a performance period of 6/15/2023 - 6/15/2027. Vesting of such PSUs is subject to the recipient’s continued employment or other qualifying association with the Company through the end of the minimum time-vesting period (time vesting occurs over a period of three years from the date of the grant, with 33.3% of the shares subject to the PSUs time-vesting on each of the first three anniversaries of the grant date). The terms and conditions applicable to PSUs of the type referenced in this footnote are described in more detail above under “Executive Compensation — Long-Term Incentive Compensation.”
54 8x8, Inc. | PROXY STATEMENT

EXECUTIVE COMPENSATION
FISCAL 2025 OPTION EXERCISES AND STOCK VESTED TABLE
The following table presents, for each of the named executive officers, the number of shares of common stock acquired upon the exercise of stock options and the vesting of stock awards during the fiscal year ended March 31, 2025, and the aggregate value realized upon the exercise or vesting of such awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Samuel Wilson	825,183	2,337,689
Kevin Kraus	217,043	558,181
Laurence Denny	154,240	414,395
Hunter Middleton	377,404	1,056,021
Suzy Seandel	241,758	761,641
(1)The value reported is the closing market price of a share of our common stock on the Nasdaq, as applicable, on the date of vesting multiplied by the number of shares that vested on that date.
8x8, Inc. | PROXY STATEMENT 55

EXECUTIVE COMPENSATION
EMPLOYMENT ARRANGEMENTS
We extended written employment offer and promotion letters or employment agreements to all of our named executive officers when they joined us as employees. The material terms of such offer letters or employment agreements were approved by the Board, in most cases, based on the recommendation of the Compensation Committee. Each of our named executive officers is also subject to our Executive Change-in-Control and Severance Policy, as described below in more detail. In addition, our named executive officers are subject to other general employment policies and procedures and other policies adopted from time to time by the Board, including our Code of Ethics. Each named executive officer’s offer and/or promotion letter specify that his or her employment is “at will,” and each named executive officer is entitled to standard employee benefits, such as the right to participate in medical and dental plans and paid time-off.
Each of our named executive officers who was employed as of the Record Date has agreed by the fifth anniversary of their employment commencement date that he or she has become subject to requirements to acquire and retain an ownership interest in our common stock which is equal in value to one times the amount of his or her initial base salary at the time he or she is subject to these guidelines, except the CEO, who is subject to a requirement to acquire and retain an ownership interest in our common stock which is equal in value to six times the amount of his base salary.
Indemnification Arrangements
We have entered into indemnification agreements with each of our current and former directors and the members of our executive management team, including our named executive officers, in addition to the indemnification provided in our certificate of incorporation and by-laws and the 2022, 2017, 2013, 2012 and 2006 Stock Plans. Such indemnification agreements require us to indemnify the directors and executive officers to the fullest extent permitted by Delaware law. These agreements, among other things, provide for indemnification of our directors and executive officers for any expenses, including attorneys’ fees, judgments, fines, penalties and settlement amounts reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer.
56 8x8, Inc. | PROXY STATEMENT

EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Executive Change-in-Control and Severance Policy
Each of our named executive officers is subject to the Executive Change-in-Control and Severance Policy, as adopted by our Board in October 2017, as amended and restated as of January 31, 2019 (the “Prior Policy”) and most recently amended, effective as of May 13, 2021 (the “Policy”). With limited exceptions, the Policy is the sole document governing all aspects of benefits payable to or realizable by our named executive officers eligible to receive benefits under it.
Under the Policy, each named executive officer is entitled to specific benefits upon the following events:
•a change-in-control;
•a constructive termination in connection with a change-in-control; and
•a constructive termination not in connection with a change-in-control
The Policy supersedes and replaces the Prior Policy, except for those named executive officers, including Messrs. Wilson and Middleton, who were participants under the Prior Policy as of May 13, 2021 who will continue to receive the greater of the benefits offered under the Prior Policy or the Policy.
The table below sets forth the benefits payable to or realizable by the named executive officers in each of the three scenarios above. “Severance” as used in the column headings refers only to the constructive termination scenario not in connection with a change-in-control, where a named executive officer is terminated without cause or resigns for good reason.
As the table indicates, the Policy does not provide for any “single trigger” change-in-control benefits.

Performance-Based Equity Awards	Change-in- Control Benefits	Change-in-Control Severance Benefits	Non-Change-In-Control Severance Benefits
	Performance criteria deemed satisfied as of Change-in- Control date.(1) No acceleration in vesting.	100% acceleration for shares for which performance criteria are deemed satisfied as Change-in-Control benefit.	None.
Time-Based Equity Awards	None.	100% acceleration.(2)	None.
Prior Policy (Mr. Wilson)	None.	100% acceleration.(2)	CEO: 12 months acceleration
Cash	None.	100% of base salary + 100% target bonus.	50% of base salary.
Prior Policy (Messrs. Wilson and Middleton)	None.	CEO: 100% of base salary + 100% target bonus. Others: 100% of base salary.	CEO: 150% of base salary + prorated % of earned bonus SVP: 75% of base salary + prorated % of earned bonus
Benefits	None.	Continuing medical and other benefits for 12 months after date of termination	COBRA benefits for 6 months after termination.
Prior Policy (Messrs. Wilson and Middleton)	None.	Continuing medical and other benefits for 12 months after date of termination	CEO: 18 months; SVP: 9 months
(1)The Policy provides for performance to be assessed at the time of the change-in-control (i.e., as if the date of the change-in-control were the last day of the performance period). Any time-based service vesting conditions continue to apply after the change-in-control.
(2)The Policy provides that, in the event that the change-in-control occurs within 12 months of the executive’s employment start date, only 50% of the shares subject to the award shall vest. All of the named executive officers have been employed for more than 12 months.
Our executive officers are not eligible to receive any severance payments or benefits for any termination of employment other than a constructive termination or upon death or disability.
8x8, Inc. | PROXY STATEMENT 57

EXECUTIVE COMPENSATION
Potential Payments
The tables below quantify the potential payments and other benefits that would be received by our named executive officers under the Prior Policy or the Policy (as applicable) upon (a) a constructive termination of employment in connection with a change-in-control and (b) a constructive termination of employment not in connection with a change-in-control or upon death or disability at any time. The calculations assume:
•that the triggering event took place on March 31, 2025, the last business day of our last completed fiscal year; and
•the closing price of our common stock on the Nasdaq as of March 31, 2025 was the value of the consideration paid for each share of our common stock in the change-in-control, which we refer to as the “Transaction Price,” for purposes of determining the satisfaction of performance requirements under the outstanding PSU awards.
As described above, the occurrence of a change-in-control would not by itself result in any payment or the provision of any benefits to a named executive officer. However, the satisfaction of the performance targets under the named executive officer’s PSU awards will be determined as of the date of such change-in-control, based on the Transaction Price. The shares subject to such PSU awards will be deemed earned as of such date to the extent the performance targets as computed on this basis have been satisfied, but the awards will remain subject to any remaining service, or time-based vesting, requirements, unless and until the employment of the named executive officer is terminated in connection with the change-in-control.
Scenario #1: Constructive Termination In Connection With a Change-in-Control

Name	Cash Severance Payment ($)	Target Bonus Payment(1) ($)	Value of Accelerated Stock Awards(2) ($)	Health Care and Miscellaneous Benefits(3) ($)	Total Payout ($)
Samuel Wilson	500,000	—	1,373,522	38,436	1,911,958
Kevin Kraus	420,000	—	591,094	38,436	1,049,530
Laurence Denny	357,000	—	344,742	31,331	733,073
Hunter Middleton	420,000	—	570,254	31,331	1,021,585
Suzy Seandel	357,000	—	276,706	12,294	646,000
(1)The Company suspended the annual cash incentive plan for fiscal 2025; therefore, there is no payment.
(2)Represents the value of unvested time-based stock awards held by each named executive officer on March 31, 2025, the vesting of which would be accelerated by the applicable triggering event, and the portion of the 2025 EPP PSUs achieved as of March 31, 2025 based on the closing market price of $2.00 per share of our common stock on the Nasdaq on March 31, 2025 (the last trading day of fiscal 2025).
(3)The value represented in this column includes the estimated costs of extending medical, dental and life benefits (including converting group to individual policies, where applicable) for the period of time specified in the Executive Change-in-Control and Severance Policy for the tier of benefits corresponding to the named executive officer.
Scenario #2: Constructive Termination Not In Connection With a Change-in-Control

Name	Cash Severance Payment ($)	Bonus Payment(1) ($)	Value of Accelerated Stock Awards(2) ($)	Health Care and Miscellaneous Benefits(3) ($)	Total Payout ($)
Samuel Wilson	750,000	—	841,020	57,655	1,648,675
Kevin Kraus	210,000	—	—	19,218	229,218
Laurence Denny	178,500	—	—	15,666	194,166
Hunter Middleton	315,000	—	—	23,499	338,499
Suzy Seandel	178,500	—	—	6,147	184,647
(1)The Company suspended the annual cash incentive plan for fiscal 2025; therefore, there is no payment.
(2)Represents the value of unvested time-based stock awards held by each named executive officer on March 31, 2025, the vesting of which would be accelerated by the applicable triggering event, based on the closing market price of $2.00 per share of our common stock on the Nasdaq on March 31, 2025 (the last trading day of fiscal 2025).
(3)The value represented in this column includes the estimated costs of extending medical, dental and life benefits (including converting group to individual policies, where applicable) for the period of time specified in the Executive Change-in-Control and Severance Policy for the tier of benefits corresponding to the named executive officer.
58 8x8, Inc. | PROXY STATEMENT

EXECUTIVE COMPENSATION
CEO PAY RATIO
This section includes a comparison of the annual total income of our Chief Executive Officer, Mr. Wilson, against the median of the annual total compensation of all of our employees (other than Mr. Wilson), for our fiscal 2025, determined in accordance with SEC rules. The methodology we used to calculate the pay ratio is described below.

(A) Annual Total Compensation of Mr. Wilson(1)	$2,240,142
(B) Annual Total Compensation of Median 8x8 Employee	$95,374
(C) Ratio of A/B	23.49
(1)This amount equals Mr. Wilson’s compensation as reported in the Summary Compensation Table, consistent with the applicable SEC guidance.
The pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.
Methodology
The annual total compensation of Mr. Wilson for fiscal 2025, as set forth in the table above, is the same amount as we reported for Mr. Wilson in the Summary Compensation Table above and was calculated in accordance with Item 402(c) of Regulation S-K.
▪We determined the pool of qualifying employees (i.e., employees whose compensation data would be considered in our analysis) by identifying each individual who was a full-time, part-time, seasonal or temporary worker for 8x8 or any of our consolidated subsidiaries as of March 31, 2025. We identified 1,904 such qualifying employees, of which 626 were based in the United States and 1,186 were based outside of the United States, including 340 in the United Kingdom, 397 in Romania, 309 in Asia and the remainder in Australia, Canada and elsewhere. For purposes of this analysis, we excluded consultants and other service-providers who were employed by an unaffiliated third party as of March 31, 2025.
▪We calculated their total target compensation by combining their annual base salary as of March 31, 2025 plus their annual variable compensation for fiscal 2025.
▪For employees who were paid in currency other than U.S. dollars, we converted the cash portion of their compensation into U.S. dollars based on the average (mean) exchange rate for the month ending March 31, 2025.
▪We then made de minimis exclusions of employees in countries where 8x8 did not have a significant presence, excluding a total of 92 employees. Such employees are based in the following jurisdictions: Indonesia - 22 employees, India - 23 employees, Thailand - 5 employees, Bulgaria - 3 employees, New Zealand - 1 employee, Australia - 17 employees, Finland - 1 employee, France - 15 employees, Netherlands - 2 employees, Ireland - 2 employees, Spain - 1 employee. All employees based in the jurisdictions listed in the previous sentence were excluded from the pay ratio calculation.
▪We did not make any cost-of-living adjustments.
Next, we ordered all of the qualifying employees based on their notional annual total compensation (calculated as described above) and identified the median as the employee in the middle of the ordered list.
Once we identified our median employee, we determined the median employee’s total annual compensation, for purposes of the disclosure in the table above, in accordance with Item 402(c) of Regulation S-K.
8x8, Inc. | PROXY STATEMENT 59

EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
Pay Versus Performance Table
Our executives’ pay and our performance are strongly linked by the purposeful design of our executive compensation program. As the tables and charts below show, when our share price performance is low, the value that is delivered to executives is significantly impacted, resulting in some years of negative “compensation actually paid” (calculated in accordance with Item 402(v) of Regulation S-K) and some years of meaningfully reduced value. This is true even when our cash flow from operations has increased, due to the central role that equity and stockholder return-based awards play in our executive compensation program.
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below.

	Summary Compensation Table Total for PEO			Compensation Actually Paid to PEO			Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based on:			Cash Flow From Operations ($K)
Fiscal Year	Vikram Verma	David Sipes ($)	Samuel Wilson ($)	Vikram Verma	David Sipes ($)	Samuel Wilson ($)			Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (Loss) ($K)
2025	—	—	2,240,142	—	—	939,474	952,146	538,241	15.54	206.88	(27,212)	63,554
2024	—	—	4,664,103	—	—	2,216,979	1,711,212	938,524	20.98	201.46	(67,592)	78,985
2023	—	5,089,550	5,044,815	—	(1,816,449)	2,935,365	1,839,966	929,226	32.40	159.34	(73,143)	48,786
2022	—	6,670,866	—	—	(28,882,064)	—	2,757,663	(2,549,356)	97.82	190.46	(175,383)	34,680
2021	3,139,200	27,059,115	—	10,113,170	40,028,710	—	2,023,181	5,454,065	252.06	203.27	(165,585)	(14,066)
(*) Our PEOs were as follows: (1) Vikram Verma and David Sipes were our PEOs for fiscal 2021; (2) Mr. Sipes was our PEO for fiscal 2022; and (3) Mr. Sipes and Samuel Wilson were our PEOs for fiscal 2023 and (4) Mr. Wilson was our PEO for fiscal 2024 and 2025. Mr. Sipes served as CEO until November 30, 2022, when he was succeeded by Samuel Wilson, who served as interim CEO for the remainder of fiscal 2023 and is currently our permanent CEO.
The following are the adjustments made to the summary compensation table totals for fiscal 2025 to determine the amounts shown as compensation actually paid for the PEO and Non-PEO NEOs:

	Samuel Wilson	Non-PEO NEOs
(A) Pension Plans—Present Value: Deduct the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans	N/A	N/A
(B) Pension Plans—Service Costs: Add the aggregate of service cost and prior service cost for all defined benefit and actuarial pension plans	N/A	N/A
(C) Equity Awards
(1) Deduct the amounts reported in the Summary Compensation Table under “Stock Awards” and “Option Awards”:	(1,692,000)	(528,750)
(i) Add the fair value as of the end of the year of all awards granted during the year that are outstanding and unvested as of the end of the year:	1,262,478	394,524
(ii) Add the amount equal to the change as of the end of the year (from the end of the prior year) in fair value of any awards granted in any prior year that are outstanding and unvested as of the end of the year:	(609,548)	(192,970)
(iii) Add, for awards that are granted and vest in the same year, the fair value as of the vesting date:	N/A	N/A
(iv) Add the amount equal to the change as of the vesting date (from the end of the prior year) in fair value of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the year:	(238,411)	(75,956)
(v) Subtract, for any awards granted in any prior year that fail to meet the applicable vesting conditions during the year, the amount equal to the fair value at the end of the prior year:	(23,187)	(10,753)
(vi) Add the dollar value of any dividends or other earnings paid on stock or option awards in the year prior to the vesting date that are not otherwise included in the total compensation for the year:	N/A	N/A
Total	(1,300,668)	(413,905)
(*) The non-PEO NEOs for each fiscal year shown in the table were as follows: 2021 - Steve Seger, Matthew Zinn, Dejan Deklich, Bryan Martin, Steven Gatoff, Samuel Wilson; 2022 - Dejan Deklich, Stephanie Garcia, Matthew Zinn, Hunter Middleton, Samuel Wilson; 2023 - Kevin Kraus, Matthew Zinn, Laurence Denny, Suzy Seandel and Hunter Middleton; 2024 and 2025 - Kevin Kraus, Laurence Denny, Hunter Middleton and Suzy Seandel.
Equity values are calculated in accordance with FASB ASC Topic 718.
(*) The peer group used for this data is the S&P Software and Services index, which is the peer group used as the basis of relative TSR measurement in the PSUs granted in fiscal 2023. The comparison assumes $100 was invested for the period starting April 1, 2020, through the end of the listed fiscal year in our common stock and in the S&P Software and Services index, respectively.
60 8x8, Inc. | PROXY STATEMENT

EXECUTIVE COMPENSATION
(*) We determined cash flow from operations to be the most important financial performance measure used to link Company performance to compensation actually paid to our PEOs and Non-PEO NEOs for our fiscal year ended March 31, 2025.
Financial Performance & Compensation Actually Paid (CAP)
While the Company considers many elements of financial performance in establishing the design of the executive compensation program, the key performance measures which link 8x8’s performance with the compensation actually paid to the NEOs for fiscal 2025 are as follows, which represent the only financial performance measures the Company used to link compensation actually paid to NEOs for fiscal 2025 to Company performance:

Measure	Explanation
Cash Flow From Operations	Cash Flow From Operations represents the cash generated or used by a company's core, day-to-day business activities.
Relative Total Stockholder Return (TSR)	Measurement of the Company’s total stockholder return as measured by the changes in the Company’s stock price as compared to its peers.
In fiscal 2025, the Company suspended its annual cash incentive plan and so our NEOs compensation consisted of base salary, time-based restricted stock units (RSUs), and performance-based restricted stock units (PSUs). As a result, in fiscal 2025, the key performance measures linking 8x8’s performance to compensation actually paid were Relative Total Stockholder Return (TSR) and non-indexed stock price performance for PSUs granted prior to fiscal 2025 and Cumulative Cash Flow From Operations (CFFO) for PSUs granted in fiscal 2025. Even as total compensation for our NEOs dropped in fiscal 2025 due to suspension of the annual cash incentive plan, the charts below illustrate how our compensation programs continue to be designed to maintain strong links between the performance of the Company, the returns earned by our stockholders, and the compensation that is paid to our executives. While 8x8 has delivered strengthened financial performance as measured through cash flow from operations and continued improvements in net income, the positive impact these achievements have had on compensation have been significantly overshadowed by the impact of the negative stockholder returns over this same period in both absolute and relative measurements. This has resulted in either significantly lower, or negative, compensation actually paid to executives for fiscal 2022 - 2025.
8x8, Inc. | PROXY STATEMENT 61

EXECUTIVE COMPENSATION

CAP vs. 8x8 TSR and Peer Group
$50m
$40m
$30m
$20m
$10m
$0m
-$10m
-$20m
-$30m
-$40m
Compensation Actually Paid (CAP)
$300
$250
$200
$150
$100
$50
$0
Total Shareholder Return
2021
2022
2023
2024
2025
Fiscal Year
Vikram Verma
David Sipes
Samuel Wilson
Average Compensation Actually Paid to Non-PEO NEOs
TSR
Peer TSR

62 8x8, Inc. | PROXY STATEMENT

PROPOSAL THREE
PROPOSAL THREE — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are providing stockholders with an advisory vote to approve executive compensation as required by Section 14A of the Exchange Act.
This vote is advisory, and, therefore, not binding on us, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the compensation of our named executive officers, as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
As discussed in the Compensation Discussion and Analysis, we have designed our executive compensation program to develop, motivate and retain high quality executive officers, align executive compensation with our strategies and business objectives and the long-term creation of stockholder value, and provide meaningful equity ownership by our executive officers.
Effective pay-for-performance alignment is an important objective of our Compensation Committee in the design of our executive compensation program. To further this objective in fiscal 2025:
▪In line with an emphasis on improving profitability and cash flow generation, the Company suspended the annual cash incentive plan for fiscal 2025.
▪Our CEO’s compensation in fiscal 2025 was weighted heavily to equity — 77% of the CEO’s target compensation package was delivered in the form of equity with long-term vesting requirements.
▪50% of long-term awards to our named executive officers were granted as PSUs.
▪PSUs granted to executives in fiscal 2025 are tied to cumulative cash flow from operations, our financial north star.
The foregoing is only a brief summary of a few select aspects of our fiscal 2025 executive compensation program. The Board encourages you to carefully review the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under Executive Compensation, and to cast a vote to approve our executive compensation programs and the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal 2025 Summary Compensation Table and the other related tables and disclosure.”
Vote Required and Recommendation

The proposal to approve our executive compensation programs and the foregoing resolution on an advisory basis will require approval by the holders of a majority of the shares present or represented by proxy at the 2025 Annual Meeting and entitled to vote on such proposal.
The Board encourages you to vote to approve our executive compensation programs and the foregoing resolution.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF OUR EXECUTIVE COMPENSATION AS EXPRESSED IN THE FOREGOING RESOLUTION.
8x8, Inc. | PROXY STATEMENT 63

PROPOSAL FOUR – APPROVAL OF AMENDMENT TO 1996 EMPLOYEE STOCK PURCHASE PLAN
At the 2025 Annual Meeting, the stockholders will be asked to approve and ratify the amendment to the Amended and Restated 1996 Employee Stock Purchase Plan (the “Restated Purchase Plan”) adopted by the Board on June 12, 2025, including to increase the number of shares reserved for issuance thereunder by 6,000,000 shares.
Shares Subject to the Restated Purchase Plan

Subject to and effective upon approval by the stockholders at the 2025 Annual Meeting, the Board approved an increase of 6,000,000 to the number of shares available for issuance under the Restated Purchase Plan, as amended. As of the Record Date, 276,784 shares were available for issuance under the Restated Purchase Plan. No purchase date is scheduled between the Record Date and the 2025 Annual Meeting, such that, if stockholders approve this proposal, there will be an aggregate of 6,276,784 shares available for issuance under the Restated Purchase Plan as of July 25, 2025.
Summary of the Restated Purchase Plan

The following summary of the Restated Purchase Plan, as amended, is qualified in its entirety by the specific language of the Restated Purchase Plan, as amended, a copy of which is attached as Appendix A.
General. The Restated Purchase Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Code (“section 423”). Each participant will be granted upon entry into an offering period under the Restated Purchase Plan the right to purchase (a “Purchase Right”) through accumulated payroll deductions up to a number of shares determined in accordance with the Restated Purchase Plan. A participant’s Purchase Right will be automatically exercised on each successive purchase date during the offering period unless the Purchase Right has terminated prior to such date.
Shares Subject to Plan. Subject to stockholder approval at the 2025 Annual Meeting, the Restated Purchase Plan will have no more than 6,276,784 of our authorized but unissued or reacquired shares of common stock of 8x8 (the “shares”) reserved for issuance under the Restated Purchase Plan, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, combination or reclassification of shares, or any other increase or decrease in the number of shares of effected without receipt of consideration by the Company. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the Restated Purchase Plan. Any other subsequent increase in the number of shares of common stock reserved for issuance under the Restated Purchase Plan, other than due to the adjustments noted above, must be approved by the Board and stockholders.
Administration. The Restated Purchase Plan may be administered by the Board or a committee of members of the Board appointed by the Board to administer the Restated Purchase Plan (the “Plan Administrator”). Subject to the provisions of the Restated Purchase Plan, the Plan Administrator determines the terms and conditions of Purchase Rights granted under the Restated Purchase Plan. The Plan Administrator may generally adopt such rules, policies, procedures, limitations or guidelines as it deems advisable for proper administration of the Restated Purchase Plan, consistent with the requirements of section 423. The Plan Administrator will interpret the Restated Purchase Plan, and decisions of the Plan Administrator are final and binding on all parties having an interest in the plan.
Eligibility. All of our employees and the employees of any subsidiary of the Company designated by the Plan Administrator for participation in the Restated Purchase Plan are generally eligible to participate in the Restated Purchase Plan, if their customary employment with the Company or an applicable designated subsidiary is at least 20 hours per week and more than 5 months in any calendar year. However, no employee who owns or holds options to purchase, or who, as a result of being granted a Purchase Right under the Restated Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of the capital stock of the Company or of any subsidiary of the Company may be granted a Purchase Right. As of the Record Date, approximately 1,503 employees would be eligible to participate in the Restated Purchase Plan.
Offering Periods. Shares of our common stock are offered under the Restated Purchase Plan through a series of successive offering periods having a duration established by the Plan Administrator, not exceeding 27 months. Generally, since August 2020, offering periods under the Restated Purchase Plan have had durations of 12 months and have been comprised of a series of two six-month purchase intervals commencing on the first trading days on or after February 10 and August 10 of each year.
Purchases occur on the last day of each purchase interval. Should the fair market value per share of our common stock on any purchase date during an offering period (other than the final purchase date of any offering period) be less than the fair market value
64 8x8, Inc. | PROXY STATEMENT

PROPOSAL FIVE
per share at the start of the offering period, then that offering period will automatically terminate immediately following the purchase of shares and participants in such offering period will automatically be enrolled in the immediately following offering period.
Participation. Eligible employees may commence participation in the Restated Purchase Plan at the beginning of an offering period. Beginning in August 2020, these entry dates generally occur on the first trading days on or after February 10 and August 10 of each year. To enroll in the Restated Purchase Plan, an eligible employee must authorize payroll deductions prior to the applicable entry date. Payroll deductions may not exceed 20% of a participant’s compensation (as defined by the Restated Purchase Plan) received on each pay day during the offering period. A participant’s authorized payroll deductions will generally continue throughout the offering period, unless (i) the participant makes an election to increase or decrease the rate of or to stop his or her payroll deductions, (ii) the participant voluntarily terminates his or her Purchase Right, or (iii) the participant ceases to be eligible to participate in the Restated Purchase Plan. Upon termination of a participant’s Purchase Right, we will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant’s Purchase Right in an offering period has terminated, the participant may not resume participation in the same offering period and may only resume participation by enrolling in a subsequent offering period. Upon a participant's ceasing to be an employee for any reason, the participant will be deemed to have elected to withdraw from the Restated Purchase Plan and the payroll deductions credited to such participant's account during the offering period but not yet used to exercise the Purchase Right will be returned to such participant or, in the case of the participant’s death, to the participant’s beneficiary, and such participant's Purchase Right will be automatically terminated.
Grant of Purchase Rights. Subject to certain limitations, each participant in an offering period will be granted on his or her entry date a Purchase Right exercisable for the number of whole shares determined by dividing the participant’s payroll deductions accumulated during the purchase interval ending on the purchase date by the applicable purchase price. However, in no event will a participant be permitted to purchase during any purchase interval more than a number of shares determined by dividing $25,000 by the fair market value of a share of our common stock on the entry date, or such lower limit as may be established from time to time by the Plan Administrator. In addition, under applicable tax rules governing qualified employee stock purchase plans, no participant may be granted a Purchase Right that would permit the participant to purchase shares of our common stock under the Restated Purchase Plan or any other employee stock purchase plan of the Company or of any parent or subsidiary corporation of the Company having a fair market value exceeding $25,000 per calendar year in which the Purchase Right is outstanding at any time. Purchase Rights are nontransferable during a participant’s lifetime and may only be exercised by the participant.
Purchase of Shares. As soon as practicable after each purchase interval during an offering period, we will issue to each participant in the offering period the number of shares determined by dividing the amount of payroll deductions accumulated for the participant during the purchase interval by the purchase price, subject to the limitations described above. The price at which shares are sold under the Restated Purchase Plan will be established by the Plan Administrator but may not be less than 85% of the lesser of the fair market value per share on the participant’s entry date into the offering period or on the purchase date. Fair market value generally means the closing price of a share on any given date. Any payroll deductions under the Restated Purchase Plan not applied to the purchase of shares on any purchase date will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share, in which case the remaining amount may be applied to purchase shares on the next purchase date. Based solely on the closing price of the Company’s common stock, as reported on the Nasdaq on the Record Date, which was $1.65 per share, the maximum aggregate market value of the 6,000,000 new shares that could be issued under the Restated Purchase Plan is $9,900,000.
Merger or Asset Sale. In the event of a merger to which we are a party or a sale of all or substantially all of our assets, each outstanding Purchase Right will be exercised on a date prior to the effective date of such transaction specified by the Plan Administrator, who will generally provide written notice of such change to participants at least ten business days before the new purchase date.
International Stock Purchase Rights. To provide us with greater flexibility in structuring our equity compensation programs for our non-U.S. employees, the Restated Purchase Plan also permits us to grant employees of our non-U.S. subsidiary entities rights to purchase shares of our common stock pursuant to rules or sub-plans adopted by the Plan Administrator in order to achieve tax, securities law or other compliance objectives (the “International Awards”). While the Restated Purchase Plan is intended to be a qualified “employee stock purchase plan” within the meaning of section 423, these International Awards are not intended to qualify under section 423. Please refer to “Summary of Certain United States Federal Income Tax Consequences” below for a discussion of tax consequences under section 423.
Termination or Amendment. The Restated Purchase Plan will continue in effect until terminated by the Board. The Board may generally at any time amend or terminate the Restated Purchase Plan, except that the approval of the stockholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the Restated Purchase Plan. Additionally, the Company may not amend the Restated Purchase Plan to extend the 27 month offering period limit or lower the purchase price floor without stockholder approval and stockholder approval is also required to the extent necessary to comply with applicable law.
Summary of Certain United States Federal Income Tax Consequences. The following summary is intended only as a general guide as to certain United States federal income tax consequences under current law of participation in the Restated Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances, including the effect of tax laws of any municipality, state or foreign country in which the participant may
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reside. Participants should consult their own tax advisors with respect to the tax consequences of participation in the Restated Purchase Plan.
The Restated Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code. Provided that the Restated Purchase Plan so qualifies, there are generally no tax consequences to an employee of either being granted a Purchase Right or purchasing shares.
The tax consequences of a disposition of shares acquired under the Restated Purchase Plan vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after his or her entry date into the offering period in which the shares are acquired or within one year after the purchase date on which the shares are acquired (a “disqualifying disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Such income is not currently subject to income tax withholding. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss.
If the participant disposes of shares more than two years after his or her entry date into the offering period in which the shares are acquired and more than one year after the purchase date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) 15% of the fair market value of the shares on the entry date. Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss.
If the participant still owns the purchased shares at the time of death, the lesser of the amount by which the fair market value of the shares on the date of death exceeds the purchase price or 15% of the fair market value of the shares on the entry date of the offering period during which those shares were purchased will constitute ordinary income in the year of death.
If the participant disposes of the shares in a disqualifying disposition, we should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed for the Company.
New Plan Benefits. Because benefits under the Restated Purchase Plan will depend on employees’ elections to participate and to purchase shares under the Restated Purchase Plan at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees. Non-employee directors are not eligible to participate in the Restated Purchase Plan.
Existing Plan Benefits. The aggregate number of shares of common stock subject to Purchase Rights granted to certain persons under the Restated Purchase Plan since its inception until the Record Date is summarized in the table below.

Name and Position	Number of Shares Received From Exercise of Purchase Rights Through Record Date	Estimated Number of Shares to Be Received from Exercise of Purchase Rights in Current Purchase Interval(1)
Samuel Wilson Chief Executive Officer	26,497	3,278
Kevin Kraus Chief Financial Officer	5,976	—
Laurence Denny Chief Legal Officer	27,410	—
Hunter Middleton Chief Product Officer	28,205	—
Suzy Seandel Chief Accounting Officer	25,041	1,601
All current executive officers as a group	113,129	4,879
All current directors who are not executive officers as a group	—	—
Each nominee for election as a director	—	—
Each associate of any such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All employees, including all current officers who are not executive officers, as a group	12,058,084	1,022,211
(1)This column assumes that the current purchase interval ends on the Record Date, such that the purchase price would be $1.40 (the “Estimated Purchase Price”). The number of shares in this column is calculated based on the payroll deferrals received through the Record Date and the Estimated Purchase Price. In practice, the current purchase interval is not expected to end until August 9, 2025.
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Vote Required and Recommendation

The proposal to approve the Restated Purchase Plan will require approval by the holders of a majority of the shares present or represented by proxy at the 2025 Annual Meeting and entitled to vote on such proposal.
The Board believes that the opportunity to purchase shares under the Restated Purchase Plan is an important factor in motivating and maintaining the morale of the Company’s valuable employees. The Board believes equity-based reward programs such as the Restated Purchase Plan are important tools to retain the Company’s valued employees and to closely align their interests with those of our stockholders. Consequently, the Board believes that it is in the best interests of our stockholders to approve the Restated Purchase Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR”
APPROVAL OF THE AMENDMENTS TO THE AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN, INCLUDING THE RESERVATION OF 6,000,000 ADDITIONAL SHARES FOR ISSUANCE.

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PROPOSAL FIVE – APPROVAL OF AMENDMENT TO 2022 EQUITY INCENTIVE PLAN
At the 2025 Annual Meeting, our stockholders will be asked to approve an amendment to the 8x8, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) to increase the shares of 8x8, Inc. common stock (“shares”) available for issuance thereunder. The 2022 Plan was approved by our Board on May 26, 2022 and the Company’s stockholders subsequently approved the 2022 Plan on July 12, 2022 and an amended 2022 Plan on August 15, 2024. Subject to and effective upon stockholder approval, the Board approved an amendment to the 2022 Plan which would increase the number of shares available for issuance under the 2022 Plan by 8,500,000 shares (the “New Shares”). In addition, if approved, the amendment will extend the term of the 2022 Plan from the tenth (10th) anniversary of the date that the 2022 Plan was initially adopted by the Board (May 17, 2022) to the tenth (10th) anniversary of the date that the 2022 Plan is most recently adopted by the Board, subject to stockholder approval.
Our Compensation Committee (“Committee”) and Board have determined that an increase in the number of shares available for grants is necessary as a part of our continuing effort to attract, retain, and motivate employees and other service providers and to align their interests with those of our stockholders. The Board expects that the 8,500,000 New Shares available for grant under the 2022 Plan, if approved by stockholders, will satisfy the Company's equity compensation needs through fiscal 2027 based on historical grants and the Company’s historical stock price.
This proposal is being submitted to our stockholders in compliance with the Nasdaq Corporate Governance Requirements concerning stockholder approval of equity compensation plans and/or material revisions to these plans.
Overview
We view the approval of this proposal as necessary for us to continue to attract and retain the experienced executives and leaders that we need to drive the future success of the Company. With the requested share increase, we expect to be positioned to accelerate the Company’s growth trajectory as we continue to execute an equity compensation program characterized by responsible management, targeted grant practices, and greater focus on long-term performance. Our equity compensation program is fundamental to our pay-for-performance philosophy and allows us to create intrinsic connections between the rewards delivered to stockholders and those earned by the leadership of the Company.
The Company does not currently have enough shares available to maintain our compensation programs for fiscal 2027. Failure to approve Proposal Five could result in significant disruption in the future to our compensation programs, which we believe could:
•Increase employee attrition during a pivotal time in the Company’s strategy;
•Limit our ability to recruit highly qualified new employees in the future; and/or
•Require us to pay additional cash compensation to our employees that would otherwise be paid in equity to maintain market competitive compensation levels.
Any of these impacts could and would limit our ability to achieve our long-term goals.
Our equity program is targeted
•For our broad-based employees, we maintain a high-performer equity pool, called our “Star Performer” awards, as well as a popular employee stock purchase program. At the same time, to manage equity usage over the last few years, we have redesigned our compensation programs to reduce the eligible population, and focus equity awards at key leadership levels.
Our equity program is market-aligned
•Targeted grant values are typically at or below the 50th percentile of the market and peer group. Equity ranges are regularly benchmarked to prevailing market median values using local and international compensation surveys, and any changes require approval from the Committee.
Our equity program aligns non-employee director, leadership and stockholder interests
•Our new-hire and ongoing equity grants, combined with our meaningful executive and non-employee director stock ownership guidelines, create a clear linkage between the long-term interests of our stockholders and those of our employees who are issued equity grants. In addition our performance-based equity awards place a significant amount of pay on the line for our most senior leaders (77% of target total pay for the CEO in fiscal 2025, and 56% of target total pay for the other NEOs), while providing a strong incentive for them to drive share price increases, market-beating growth, and strong financial results. The resulting alignment between our stakeholders provides the Company with an optimal compensation program to truly drive performance forward.
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Our equity programs reflect our commitment to responsible equity management
•Significant share price declines across our industry have made historical industry compensation practices unaffordable and inappropriate. While our share usage has been high compared to our peer group’s share usage in the past, since fiscal 2023 we have made key changes to our compensation plans to reduce our share usage:
•75% reduction in grant date fair value of all equity awards
•32% reduction in number of shares granted
•41% reduction in gross restricted stock units granted year-over-year
•110% increase in gross performance-based stock unit awards (“PSUs”) granted
While these significant adjustments to our approach and spending have provided us with a stable foundation from which to continue to operate, the New Shares requested here are required for us to continue to execute against our strategic plans. While we will continue to aggressively manage our New Share spend, without approval of the shares requested under this Proposal Five, we will have insufficient shares available for grant for our compensation program in fiscal 2027.
Burn Rate:
We believe that our burn rate is most accurately reflected by counting our time-vesting awards in the year of grant and our performance awards in the year that they are earned, net of any cancelled shares. For our time-vesting awards, cancellation rates are a consideration in our planning and granting practices, and an important element in our assessment of dilution. In addition, we believe that performance awards are best considered in the year that they are earned, rather than the year that they are granted. As discussed above in the Long-term Incentive Compensation section of the Compensation Discussion and Analysis section of this proxy statement and in line with our performance and our pay-for-performance philosophy, our performance-based equity awards have a strong history of payout that is aligned to performance. We believe that counting performance-based awards in the year of grant, when they may never actually be earned, does not provide a true representation of our true share usage and stockholder impact.

Equity Burn Activity Summarized by Fiscal Year
(Shares in thousands)	Fiscal 2023	Fiscal 2024	Fiscal 2025
RSUs Issued	13,297	7,186	7,897
RSUs Cancelled	(4,404)	(2,241)	(1,547)
Options Cancelled	(200)	(300)	(206)
PSUs Vested	152	—	—
Total	8,845	4,645	6,144
Weighted Average Shares Outstanding	115,959	121,106	129,767
PSU Adjusted Net Burn Rate	7.6%	3.8%	4.7%

PSU Adjusted Net Burn vs. Peers
	Fiscal 2023	Fiscal 2024	Fiscal 2025
8x8	7.6%	3.8%	4.7%
Peer 25th	2.1%	3.4%	2.8%
Peer 50th	3.3%	4.4%	3.1%
Peer 75th	3.9%	6.4%	4.2%
PSU Adjusted Net Burn Rate is calculated as the number of shares subject to restricted stock unit awards that we granted during the applicable fiscal year, plus the number of performance stock units earned in the applicable fiscal year, less the number of outstanding restricted stock unit awards that were cancelled prior to vesting, divided by the basic weighted average number of shares of common stock outstanding for the applicable fiscal year. As such, in the “PSU Adjusted Net Burn vs. Peers” table above, the numbers for 8x8 are adjusted per the calculation described in the previous sentence as compared to 8x8’s peers’ unadjusted burn rate. The formula used to calculate the peers’ unadjusted burn rate is the total number of equity awards granted in a fiscal year divided by the weighted average number of common shares outstanding for the applicable fiscal year.
Over the last four years, our share grants have experienced a decline in the grant date fair value, while also increasing the portion of awards that are delivered in PSUs. Our PSU Adjusted Net Burn Rate in fiscal 2023, shown above, which was our highest in the last three fiscal years, reflects the impact of issuing transitional grants to shift employees off of our equity compensation plans without unduly impacting employee retention or motivation. In fiscal 2024, having successfully transitioned most employees off our equity program, our PSU Adjusted Net Burn Rate fell between the 25th and 50th percentile of our peer group’s unadjusted burn rate, and we had reduced the total grant date fair value of awards issued by more than 89% since fiscal 2022. In fiscal 2025, amid shifting financial priorities, 8x8 has focused on managing equity dilution and expenses. With the decline in 8x8’s stock price, this can be seen
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in the decline in the total grant date fair value of equity granted between fiscal 2023, fiscal 2024, and fiscal 2025 while also contributing to an increase in 8x8’s PSU Adjusted Net Burn rate as compared to 8x8’s peers unadjusted burn rate.

Total Grant Date Fair Value of Awards Issued (values in millions)
	Fiscal 2023	Fiscal 2024	Fiscal 2025
8x8	$82.16	$34.24	$20.01
Total grant date fair value of awards is determined by multiplying the total number of restricted stock units, or performance-based restricted stock units, issued during the fiscal year by the weighted average grant date fair value per share for the respective award type.

Dilution Summarized by Fiscal Year
	Fiscal 2023	Fiscal 2024	Fiscal 2025
8x8	16.80%	12.78%	18.38%
Peer 25th	15.70%	11.90%	19.00%
Peer 50th	20.80%	21.20%	22.30%
Peer 75th	25.10%	23.40%	23.50%
Dilution represents (a) total plan shares divided by (b) number of shares of common stock outstanding, where (a) total plan shares equals the sum of (i) the number of shares available for future grants under the 2017 Plan and 2022 Plan plus (ii) with respect to the 2006 Plan, 2012 Plan, 2013 Plan, 2017 Plan and 2022 Plan, the number of shares subject to outstanding awards of stock options, restricted stock, restricted stock units (“RSUs”) and performance-based restricted stock unit awards (“PSUs”) (assuming target performance levels are achieved).
Executive Summary of the 2022 Plan
The 2022 Plan provides for the grant of stock options (including incentive stock options and non-statutory stock options), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance units (“PSUs”) and stock grants to employees, non-employee directors, and certain consultants of the Company and its affiliates.
The 2022 Plan aims to reflect certain “best practices” that are consistent with the interests of our stockholders and with our corporate governance policies. Accordingly, the 2022 Plan reflects the following practices:
•No Single Trigger Acceleration of Awards upon a Change in Control. Awards will not accelerate simply upon the occurrence of a change in control unless the awards are not assumed or adequately substituted by a successor.
•No Repricing of Awards Without Stockholder Approval. The 2022 Plan does not permit the repricing of outstanding stock options or stock appreciation rights to reduce their exercise price, or the exchange of underwater stock options or stock appreciation rights for cash or by substitution for new awards with a lower exercise price without stockholder approval, other than in limited circumstances involving a corporate event that involves the adjustment of awards in order to preserve the aggregate value.
•No Liberal Share Recycling. Shares used to pay the exercise price of an award and/or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2022 Plan.
•No Dividends or Dividend Equivalents Paid on Unvested Awards. The 2022 Plan prohibits the payment of dividends and dividend equivalents on awards until those awards are earned and vested. In addition, the 2022 Plan prohibits the granting of dividend equivalents with respect to stock options and stock appreciation rights.
•Clawback. Awards under the 2022 Plan are subject to the Company’s applicable clawback policies, as currently in effect or may be adopted. Additionally, a clawback provision is featured in the 2022 Plan.
•Limits on Awards to Non-Employee Directors. The grant date fair value of equity awards granted to any non-employee director in a calendar year, when aggregated with cash fees for service on the Board, may not exceed $800,000.
•No Evergreen Provision. There is no evergreen feature under which the shares authorized for issuance under the 2022 Plan may automatically be replenished.
A summary of material provisions of the 2022 Plan is set forth below. The summary is qualified by reference to the full text of the 2022 Plan, which is attached as Appendix B to this proxy statement.
Based solely on the closing price of the Company’s common stock, as reported on the Nasdaq on May 29, 2025, which was $1.65 per share, the maximum aggregate market value of the 8,500,000 New Shares reserved for issuance under the 2022 Plan is $14,025,000.
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Outstanding Awards and Share Reserve under All Equity Plans
The following table includes information regarding outstanding equity awards and shares available for future grants under the 2006 Plan, 2012 Plan, 2013 Plan, 2017 Plan and 2022 Plan as of June 6, 2025:

	2006 Plan	2012 Plan	2013 Plan	2017 Plan	2022 Plan
Total shares underlying outstanding stock options	37,128	47,737	—	—	—
Weighted average exercise price of outstanding stock options	8.15	13.03	—	—	—
Weighted average remaining contractual life of outstanding stock options, in years	0.30	0.45	—	—	—
Total shares underlying outstanding unvested restricted stock, RSUs and PSUs (at target)	—	346,337	—	2,168,685	17,543,088
Total shares currently available for grant (1)	—	—	—	196,595	3,332,755
(1)    We ceased granting awards under the 2006 Plan, the 2012 Plan and the 2013 Plan in 2012, 2022 and 2016, respectively, and we are not authorized to grant any new awards under the 2006 Plan, the 2012 Plan and the 2013 Plan.
Summary of the Material Features of the 2022 Plan
The purpose of the 2022 Plan is to encourage ownership of shares by employees, consultants and directors to align with the long-term interests of stockholders of the Company and its affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of awards of or pertaining to shares.
All employees (including officers and directors who are employees) of the Company or its affiliates and non-employee directors of the Company and certain consultants engaged by the Company or its affiliates to render services to such entity are eligible to participate in the 2022 Plan at the discretion of the Committee, which is in general responsible for administering the 2022 Plan, provided that the Board may itself exercise any of the powers and responsibilities assigned the Committee under the 2022 Plan and certain powers may be delegated to the Company’s officers, as described further below. As of May 29, 2025, approximately 1,976 employees, 7 non-employee directors and 1 consultant would be eligible to participate in the 2022 Plan.
The Committee may make awards based on, among other factors, the nature of the services rendered by employees, consultants and non-employee directors, and their present and potential contributions to the success of the Company or its affiliates. Awards under the 2022 Plan will generally not be transferable, and no award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a participant’s rights in any award may be exercised during the life of the participant generally only by the participant or the participant’s legal representative. However, the Committee may provide that certain awards of non-statutory options or shares of restricted stock may be transferred by the participant to a family member; provided, however, that any such transfer is without payment of any consideration and that no transfer will be valid unless first approved by the Committee acting in its sole discretion.
The Committee has the power to interpret the 2022 Plan, to determine the terms and conditions of awards, to approve forms of award agreement, to select participants who may be granted awards, and to make all other determinations necessary or advisable for the administration of the 2022 Plan. In addition, the Committee may delegate to an executive officer or officers the authority to grant awards under the 2022 Plan to employees who are not officers within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended, and to consultants.
Except as provided below, the Board is permitted to amend or terminate the 2022 Plan at any time. No amendment or modification of the 2022 Plan by the Board, or of an outstanding award by the Committee, may impair the rights of the recipient of any then-outstanding award, as the case may be, without the participant’s consent; provided, however, that no such consent will be required if the Board or Committee, as applicable, determines in its sole discretion and prior to the date of any change in control that such amendment either (i) is required or advisable for the Company, the 2022 Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences or (ii) is not reasonably likely to significantly diminish the benefits provided under the award, or that any such diminution has been adequately compensated.
Our Board will not have the right, without stockholder approval, to:
•Increase the maximum number of shares which may be issued under the 2022 Plan (except for adjustments upon certain changes in the Company’s capitalization) or change the description of the persons eligible to receive awards;
•Implement a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding award is reduced, in each case, other than in limited circumstances involving a corporate event that involves the adjustment of awards in order to preserve the aggregate value; or
•Effect any other change for which stockholder approval is required by applicable law or stock exchange listing requirements.

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Shares Available for Issuance
The maximum number of shares reserved for the grant of awards under the 2022 Plan will be equal to the sum of the following: (i) 8.5 million New Shares, plus (ii) 8.0 million shares available for grant under the 2022 Plan when it was initially approved by stockholders on July 12, 2022, plus (iii) 14.0 million new shares approved by stockholders on August 15, 2024, plus (iv) the number of shares subject to stock options granted under the 8x8 Inc. Amended and Restated 2012 Equity Incentive Plan (the “Prior Plan”) that were outstanding as of 12:01 a.m. Pacific Time on June 22, 2022 (the “Prior Plan Expiration Time”), but only to the extent such stock options expire, terminate, are cancelled without having been exercised in full or are settled in cash after the Prior Plan Expiration Time without the delivery of shares, plus (v) the number of shares subject to restricted stock, RSUs and performance units granted under the Prior Plan that were outstanding as of the Prior Plan Expiration Time, but only to the extent such awards are forfeited by the holder, are reacquired by the Company at less than their then market value as a means of effecting a forfeiture, or are settled in cash after the Prior Plan Expiration Time without the delivery of shares (with the number of shares that recycle based on the Applicable Ratio, which is defined in the 2022 Plan), in each case, subject to adjustment upon certain changes in the Company’s capitalization. Options, restricted stock, and restricted stock units generally vest over three years or four years and expire ten years after the grant. As of March 31, 2025, 10.3 million shares remained available for future grants under the 2022 Plan.
The Total Authorized Shares (as defined in the 2022 Plan) may not exceed 47,476,465 shares, which is also the maximum number of shares that may be issued pursuant to incentive stock options under the 2022 Plan, subject to adjustment upon certain changes in the Company’s capitalization. Such number is the sum of (1) the 30,500,000 shares set forth above, plus (2) the number of shares that remained available under the Prior Plan for additional award grant purposes as of 12:01 a.m. Pacific Time on May 17, 2022, which was the date the 2022 Plan was adopted by the Board (the “Board Approval Time”), plus (3) the aggregate number of shares subject to options previously granted and outstanding under the Prior Plan as of the Board Approval Time plus (4) the Applicable Ratio times the aggregate number of shares subject to restricted stock, RSUs and PSUs previously granted and outstanding under the Prior Plan as of the Board Approval Time. The shares issued under the 2022 Plan may be either authorized but unissued shares or shares held by the Company in its treasury.
If an award expires, is cancelled or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, RSUs or performance unit awards, is forfeited to the Company or repurchased by the Company, the unpurchased shares (or for awards other than options and stock appreciation rights, the forfeited or repurchased shares) that were subject thereto will become available for future grant or sale under the 2022 Plan. Upon exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the award so exercised will cease to be available under the 2022 Plan. Shares that have actually been issued under the 2022 Plan under any award will not be returned to the 2022 Plan and will not become available for future distribution under the 2022 Plan; provided, however, that if unvested shares of restricted stock or RSUs or unvested shares subject to PSU awards are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the 2022 Plan. Shares used to pay the exercise price of an award and/or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2022 Plan. To the extent an award under the 2022 Plan is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the 2022 Plan.
Outstanding awards granted under the Prior Plan will remain in effect and be administered thereunder. No new awards are permitted to be granted under the Prior Plan.
Award Limitations
No non-employee director may be granted any combination of equity awards in a single calendar year having a grant date fair value that exceeds $800,000 in the aggregate when combined with the non-employee director’s cash fees for Board service for the calendar year.
Types of Awards
The Committee has the discretion to award stock options, stock appreciation rights, restricted stock, restricted stock units, PSUs and stock grants.
Options. A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the 2022 Plan, the Committee may grant non-statutory stock options to employees, consultants and non-employee directors and/or incentive stock options to employees (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of shares covered by each option.
The exercise price of the shares subject to each option is set by the Committee but cannot be less than 100% of the market value (on the date of grant) of the shares covered by the option. “Market Value” is defined in the 2022 Plan and generally means the closing price of the shares on the Nasdaq for the applicable date, or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. An exception may be made for any options that the Committee grants in substitution for options held by employees of companies that the Company acquires (in which case the exercise price preserves the economic value of the employee’s cancelled option from his or her former employer). In addition, the exercise price of an incentive stock option must be at least 110% of market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary corporations) (each such participant, a “Ten Percent Owner”). The aggregate market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any given participant during any calendar year also may not exceed $100,000. The exercise price
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of each option must be paid in full in cash or check at the time of exercise. The Committee also may generally permit payment through the delivery of shares that are already owned by the participant, a net exercise arrangement, promissory note or by delivery of any other lawful means of consideration which the Committee may approve, including under a broker-assisted cashless exercise program.
Options become exercisable at the times and on the terms established by the Committee. The Committee also establishes the time at which options expire, but the expiration may not be later than ten years after the grant date. In addition, a Ten Percent Owner may not be granted an incentive stock option that is exercisable after five years from the option’s grant date.
Stock Appreciation Rights. SARs are awards that grant the participant the right to receive an amount equal to (i) the number of shares exercised, times (ii) the amount by which the market value of a share on the date of exercise exceeds the exercise price. SARs may be granted separately or in tandem with any stock option. The exercise price is set by the Committee but cannot be less than 100% of the market value of the covered shares on the grant date, or in the case of SARs granted in tandem with stock options, the exercise price of the related stock option. SARs granted in tandem with a stock option will terminate to the extent that the related stock option is exercised, and the related stock option will terminate to the extent that the tandem SARs are exercised. Except as the Committee may deem inappropriate or inapplicable, SARs will be subject to terms and conditions substantially similar to those applicable to non-statutory stock options.
Restricted Stock. Awards of restricted stock are a grant or sale of shares to a participant that are subject to a risk of forfeiture arising because of the occurrence or non-occurrence of specified events or conditions. Restricted stock will vest in accordance with the terms and conditions established by the Committee and may be issued for such consideration, in cash or other property or services, or any combination thereof, as determined by the Committee.
Except as otherwise provided in the 2022 Plan or the applicable award agreement, participants generally have stockholder rights, including the right to vote and receive dividends (which may be paid in cash or shares at the Committee’s discretion), with respect to shares subject to their outstanding restricted stock awards, provided that dividends or other distributions declared with respect to restricted stock will only become payable if (and to the extent) the restriction period applicable to the award of restricted stock lapses with all conditions satisfied. Any such dividends will be paid, if at all, without interest or other earnings.
Restricted Stock Units. RSUs represent a right to receive shares at a future date determined in accordance with the participant’s award agreement. In determining whether an award of RSUs should be made, and/or the vesting schedule for any such award, the Committee may impose whatever conditions to vesting it determines to be appropriate, including, without limitation, conditions relating to the performance of services and performance goals. Payment of earned RSUs will be made in a single lump sum following the close of the applicable vesting period.
Performance Units. PSUs are rights granted to a participant to receive cash, shares or other awards, the payment of which is contingent on achieving performance goals established by the Committee. Each PSU will entitle the recipient to the value of a specified number of shares, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified performance period to the extent performance goals specified by the Committee in its discretion have been achieved. Payment of earned PSUs will be made in a single lump sum following the close of the applicable performance period. The Committee may permit or, if it so provides at grant require, a participant to defer such participant’s receipt of payment for PSUs. If any such deferral election is required or permitted, the Committee will establish rules and procedures for such payment deferrals.
Stock Grants. Stock grants are awards of shares not subject to restrictions or other forfeiture conditions. Stock grants may be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock grants will be made without forfeiture conditions of any kind.
Effect of Cessation of Service, Disability or Death
Unless otherwise provided by the Committee with respect to any award, if a participant ceases to be a Service Provider (as defined in the 2022 Plan) for any reason other than by the participant’s Disability (as defined in the 2022 Plan) or death, including because of an affiliate of the Company ceasing to be an affiliate:
•any outstanding vested stock options and vested SARs held by the participant at the time of their cessation of service will generally be exercisable for up to 90 days following the cessation of service, provided that such awards may not be exercised after their expiration date; and
•any other outstanding awards (including, without limitation, unvested stock options and SARs) will be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable award agreement.
If a participant ceases to be a Service Provider as a result of the participant’s death or Disability, the participant’s vested stock options and vested SARs are generally exercisable for six months following the participant’s cessation of service.
Cessation of the performance of services in one capacity, for example, as an employee, will not result in termination of an award while the participant continues to perform services in another capacity, for example as a non-employee director.
Military or sick leave or other bona fide leave approved by the Company will not be deemed a cessation of a participant’s status as a Service Provider, provided that it does not exceed the longer of six months or the period during which the absent participant’s reemployment rights, if any, are either guaranteed by statute or by contract or permitted by Company policy. To the extent consistent
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with applicable laws, the Committee may provide that awards continue to vest for some or all of the period of any such leave, or that their vesting will be tolled during any such leave and only recommence upon the participant’s return from leave, if ever.
Dividends and Dividend Equivalents
Dividend and dividend equivalents and other distribution amounts the Committee grants with respect to any award (or share underlying an award) may be accrued but not paid to a participant until all conditions or restrictions relating to such award and/or share have been satisfied or lapsed and will be forfeited if all of such conditions or restrictions are never satisfied or lapse. Participants will not be entitled to receive payments equivalent to any dividends declared on shares referenced with respect to awards of options or SARs. Restricted stock generally carries the right to receive dividends, as described in the “Restricted Stock” section above. At the discretion of the Committee, participants may be entitled to receive payments equivalent to any dividends declared with respect to shares referenced in grants of RSUs or PSUs, provided that, any such dividend equivalents will be paid, if at all, without interest or other earnings after the underlying award is earned.
Change in Control
In the event of a “change in control” (as defined in the 2022 Plan) with respect to any award that is not assumed, continued or substituted by the successor or its affiliate for an equivalent award then:
•Awards will generally become fully vested and exercisable and the restrictions applicable to them (that are not performance-based) will lapse;
•Options and SARs that are not exercised prior to the change in control may be cancelled and cashed out for the difference between the exercise price of such option or SAR and the consideration per share provided to other similarly situated stockholders in such change in control, provided that underwater options and SARs may be cancelled and terminated without any payment;
•Performance conditions related to awards for which the performance period has been completed as of the date of the change in control, but have not yet been paid, will vest and be paid in cash or shares at the Committee’s discretion, with all performance goals to be deemed achieved at actual performance, unless otherwise provided in the applicable award agreement or another applicable agreement with the participant; and
•Performance conditions related to awards for which the performance period has not been completed as of the date of the change in control will be deemed achieved at the greater of (x) 100% of target performance levels and (y) actual performance measured on the date of the change in control as determined by the Committee, for the entire performance period (and not pro-rata), and such awards will generally pay out in cash or shares at the Committee’s discretion.
An award will be considered assumed if, following the change in control, the award confers the right to purchase or receive, for each share subject to the award immediately prior to the change in control, the consideration (whether stock, cash, or other securities or property) received in the change in control by holders of common stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the change in control is not solely common stock of the successor or its parent, the Committee may, with the consent of the successor, provide for the consideration to be received upon the exercise of an option or SAR or upon the payout of any other award, for each share subject to such award, to be solely common stock of the successor or its parent equal in fair market value to the per share consideration received by holders of common stock in the change in control.
Change in Capitalization
In the event that any dividend or other distribution, recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares occurs, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2022 Plan, will appropriately and proportionately adjust the number and class of shares that may be delivered under the 2022 Plan and/or the number, class, and price of shares covered by each outstanding award (without change in the aggregate exercise price as to which any such options or SARs remain exercisable), provided, however, that any fractional shares resulting from the adjustment will be eliminated. Any adjustments determined by the Committee will be final, binding and conclusive.
Clawback and Other Policies
All awards granted under the 2022 Plan are subject to any incentive compensation clawback or recoupment policy of the Company currently in effect or as may be adopted by the Company and, in each case, as may be amended from time to time. No such policy adoption or amendment will require a participant’s prior consent.
In addition, if the Committee determines that a participant has intentionally committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty during the participant’s employment that contributed to an obligation to restate the Company’s financial statements, the participant will be required to repay to the Company, in cash and upon demand, Award Proceeds (as defined in the 2022 Plan) resulting from any sale or other disposition of shares issued or issuable under an award (a) if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required
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to be restated, or (b) if the shares were issued as a result of vesting criteria that were determined to be satisfied based on the financial statements required to be restated.
All awards granted under the 2022 Plan are subject to any other applicable Company policies, such as insider trading policies and the 8x8, Inc. Clawback Policy effective October 24, 2023, as may be amended from time to time.
Plan Term
No award may be granted under the 2022 Plan after the tenth (10th) anniversary of the date the 2022 Plan is most recently adopted by the Board, subject to stockholder approval, but awards granted before that time may extend beyond that date in accordance with their terms.
Certain Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences of awards under the 2022 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. Tax consequences for any particular individual may be different. This discussion also does not address the tax consequences under applicable state and local law.
Options. An optionee generally will not recognize taxable income upon the grant of a non-statutory stock option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, the optionee recognizes as ordinary income. The optionee’s tax basis in any shares received upon exercise of an option will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.
Incentive stock options are eligible for favorable federal income tax treatment if certain requirements are satisfied. An employee granted an incentive stock option generally does not realize compensation income for federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. However, if the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the excess of the fair market value of the shares on the date of exercise or the date of sale, whichever is less, over the exercise price, and any additional amount realized will be taxed as capital gain (a “disqualifying disposition”). If a participant recognizes ordinary income due to a disqualifying disposition of an incentive stock option, we would generally be entitled to a deduction in the same amount.
SARs. A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at the same time, and in the same amount that, ordinary income is recognized by such participant. The participant’s tax basis in any share received upon exercise of a SAR will be the fair market value of the share on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Stock. A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares of restricted stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact such shares of restricted stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse. The participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent, ordinary income is recognized by such participant.
Restricted Stock Units and Performance Units. In general, the grant of RSUs (including PSUs) will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount. In addition, Federal Insurance Contributions Act (“FICA”) taxes are imposed on restricted stock units in the year of vesting (which may occur prior to the year of settlement).
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Stock Grants. In general, when a participant receives payment of a Stock Grant, the participant will recognize ordinary income equal to the fair market value of the shares received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Participants are solely responsible for the payment of any taxes and penalties incurred under Section 409A and comparable provisions of any applicable state or local income tax laws.
New Plan Benefits
Future benefits under the 2022 Plan are not determinable, as grants of RSUs, PSUs and other awards are at the discretion of the Committee. There are no set benefits or amounts under the 2022 Plan, and no grants have been made that are contingent upon stockholder approval. However, the Company expects to grant each of our non-employee directors an annual RSU award valued at $135,000 based on the closing price of the Company’s common stock on the date of the 2025 Annual Meeting date (see “Compensation of Non-Employee Directors” above).
Existing Plan Benefits
As of June 6, 2025, RSUs and PSUs with respect to the number of shares set forth below in the following table have been granted under the 2022 Plan since its inception to the individuals and groups indicated below. No other forms of award (such as stock options) have been granted under the 2022 Plan as of June 6, 2025 since the 2022 Plan’s inception.

Name and Position	Number of RSUs Granted	Number of PSUs Granted(1)
Samuel Wilson Chief Executive Officer	1,789,402	1,247,673
Kevin Kraus Chief Financial Officer	718,327	544,850
Laurence Denny Chief Legal Officer	444,171	355,771
Hunter Middleton Chief Product Officer	621,200	498,800
Suzy Seandel Chief Accounting Officer	287,416	210,916
All current executive officers as a group	3,860,516	2,858,010
All current directors who are not executive officers as a group	974,412	—
Jaswinder Pal Singh	153,342	—
Andrew Burton	135,289	—
Monique Bonner	153,342	—
Todd Ford	153,342	—
Alison Gleeson	153,342	—
John Pagliuca	72,413	—
Elizabeth Theophille	153,342	—
Each new nominee for election as a director	—	—
Each associate of any of such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All employees, as a group, including current officers who are not executive officers	17,966,248	1,660,787
(1) For PSUs, the number shown represents the target level of units granted.
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PROPOSAL FIVE
Registration with the SEC
The Company intends to file with the SEC a registration statement on Form S-8 covering the new shares that will be reserved for issuance under the 2022 Equity Incentive Plan if this Proposal Five is approved by the stockholders.
Vote Required and Recommendation

The approval of the amendment to the 2022 Equity Incentive Plan to increase the number of shares of Common Stock available for grant of awards requires the affirmative vote of the holders of a majority of the shares present or represented by proxy at the 2025 Annual Meeting and entitled to vote on such proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” FOR THE APPROVAL OF THE AMENDMENT TO THE 2022 EQUITY INCENTIVE PLAN.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 29, 2025 by:
▪each person (or group of affiliated persons) who is known by us to own beneficially 5% or more of our common stock;
▪each of our directors and nominees for election as directors;
▪each of the named executive officers; and
▪all directors and officers as a group.
Ownership information is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power, and also includes any shares that the person has the right to acquire within 60 days of the date as of which the beneficial ownership determination is made. Applicable percentages are based upon 135,092,912 voting shares issued and outstanding as of May 29, 2025, and treating any shares that the holder has the right to acquire within 60 days as outstanding for purposes of computing their percent ownership. Unless otherwise noted, the address of the beneficial owner is c/o 8x8, Inc. 675 Creekside Way, Campbell, CA 95008.
Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)
Named Executive Officers & Directors(1):
Samuel Wilson	705,338	*
Kevin Kraus	187,565	*
Laurence Denny	79,608	*
Hunter Middleton	286,198	*
Suzy Seandel	197,121	*
Monique Bonner	94,387	*
Andrew Burton	3,677	*
Todd Ford	104,226	*
Alison Gleeson	84,214	*
John Pagliuca	—	*
Jaswinder Pal Singh	188,487	*
Elizabeth Theophille	65,181	*
All officers and directors as a group (12 persons)(2)	1,996,002	2.01
5% Stockholders:
Sylebra Capital Limited(3)	14,085,649	10.43
The Vanguard Group, Inc.(4)	12,923,468	9.57
ArrowMark Colorado Holdings, LLC(5)	10,703,717	7.92
BlackRock Fund Advisors (6)	9,186,349	6.80
(Footnotes to the table appear on the following page)
* Indicates less than 1%
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(1)Includes the following number of shares (rounded) issuable upon the vesting of restricted stock units that were expected to vest within 60 days of May 29, 2025:

Samuel Wilson	71,760	Monique Bonner	79,881
Kevin Kraus	21,847	Andrew Burton	104,757
Laurence Denny	16,958	Todd Ford	79,881
Hunter Middleton	38,460	Alison Gleeson	79,881
Suzy Seandel	25,844	John Pagliuca	36,182
		Jaswinder Pal Singh	79,881
		Elizabeth Theophille	79,881
		All officers and directors as a group (12 persons)(2)	715,213
(2)Includes (a) each of the directors listed in this table and (b) each of the named executive officers as of May 29, 2025
(3)This information is based solely on Form 4 filed with the SEC by Sylebra Capital LLC, (“Sylebra”) on March 26, 2025 reporting share ownership as of March 24, 2025. Sylebra reported that it had shared voting power and shared dispositive power over all 14,085,649 of the shares beneficially owned. The principal business address of Sylebra is 3000 El Camino Real, Building 5, Suite 450, Palo Alto, California, 94306.
(4)This information is based solely on Form 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) on October 4, 2024 reporting share ownership as of September 30, 2024. Vanguard reported that it had shared voting power over 12,923,468 of the shares beneficially owned; sole dispositive power over 12,400,596 of the shares beneficially owned; and shared dispositive power over 522,872 of the shares beneficially owned. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(5)This information is based solely on Form 13G/A filed with the SEC by ArrowMark Colorado Holdings, LLC (“ArrowMark”) on May 15, 2025 reporting share ownership as of March 31, 2025. ArrowMark reported that it had sole voting power and sole dispositive power over all 10,703,717 of the shares beneficially owned. The principal business address of ArrowMark is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.
(6)This information is based solely on Form 13G/A filed with the SEC by BlackRock, Inc. (“Blackrock”) on April 17, 2025 reporting share ownership as of March 31, 2025. Blackrock reported that it had sole dispositive power over 9,186,349 of the shares beneficially owned and sole voting power over 9,114,563 of the shares beneficially owned. The principal business address of BlackRock is 50 Hudson Yards New York, NY 10001.
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STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING
NOMINATIONS FOR DIRECTORS
Stockholders may present proper proposals for nominations of candidates for election as directors at the 2026 Annual Meeting by submitting their proposals in writing to our Secretary in a timely manner. Our Secretary must receive the written proposal at our principal executive offices not later than April 26, 2026. Such stockholder proposals should be addressed to: 8x8, Inc., Attention: Secretary, 675 Creekside Way, Campbell, CA 95008.
To be timely, a stockholder proposal relating to a nomination of a candidate for election as a director to be presented at an annual meeting must be received by our Secretary at our principal executive offices not less than 90 nor more than 120 calendar days in advance of the first anniversary of the previous year’s annual meeting of stockholders. For our 2026 Annual Meeting, a timely stockholder notice must contain the information specified in our by-laws and be received by our Secretary at our principal executive offices not earlier than March 27, 2026 and not later than the close of business on April 26, 2026. In the event that we hold the 2026 Annual Meeting more than 30 calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, notice of such stockholder proposal must be received not later than the close of business on the tenth (10th) day following the day on which the date of the annual meeting is publicly disclosed.
OTHER STOCKHOLDER PROPOSALS
Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal regarding matter(s) other than a nomination of a candidate for election as a director, to be considered for inclusion in our Proxy Statement for the 2026 Annual Meeting, our Secretary must receive the written proposal at our principal executive offices not later than February 14, 2026. In addition, such stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Such stockholder proposals should be addressed to: 8x8, Inc., Attention: Secretary, 675 Creekside Way, Campbell, CA 95008.
Our by-laws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our Proxy Statement. Our amended and restated by-laws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our by-laws. To be timely, a stockholder proposal to be presented at an annual meeting (relating to matter(s) other than a nomination of a candidate for election as a director) must be received by our Secretary at our principal executive offices not less than 90 nor more than 120 calendar days in advance of the first anniversary of the date our Proxy Statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. For our 2026 Annual Meeting, a timely stockholder notice must be received by our Secretary at our principal executive offices not earlier than February 14, 2026 and not later than the close of business on March 15, 2026. In the event that we hold the 2026 Annual Meeting more than 30 calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, notice of such stockholder proposal that is not intended to be included in our Proxy Statement must be received not later than the close of business on the tenth (10th) day following the day on which the date of the annual meeting is publicly disclosed. If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
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VOTING RIGHTS, QUORUM, AND REQUIRED VOTE
GENERAL
The accompanying proxy is solicited by the Board of 8x8 for use at the 2025 Annual Meeting of Stockholders to be held July 25, 2025, at 9:00 a.m., Pacific time, or at any adjournments or postponements thereof. The 2025 Annual Meeting will be held virtually via live interactive webcast on the Internet at www.virtualshareholdermeeting.com/8x82025. Our telephone number is (408) 727-1885.
You will not be able to attend the 2025 Annual Meeting in person. Any stockholder can listen to and participate in the 2025 Annual Meeting live via the internet at www.virtualshareholdermeeting.com/8x82025. Our Board annually considers the appropriate format of our annual meeting. We will only be hosting the 2025 Annual Meeting via live webcast on the Internet. Hosting the 2025 Annual Meeting via the Internet provides expanded access, improved communication, reduced environmental impact, and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate and ask questions from any location around the world and provides us an opportunity to give thoughtful responses. In addition, we intend that the virtual meeting format will provide stockholders a similar level of transparency to the traditional in person meeting format, and we take steps to ensure such an experience. Our stockholders will be afforded similar opportunities to participate at the virtual 2025 Annual Meeting as they would at an in-person annual meeting of stockholders.
We are pleased to take advantage of SEC rules that allow us to furnish our proxy materials, including our 2025 Annual Report and this Proxy Statement (the “Proxy Materials”), over the Internet. As a result, on or about June 13, 2025, we expect to mail to most of our stockholders as of the record date of May 29, 2025 (the “Record Date”) a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the Proxy Materials. The Notice contains instructions on how to access those documents over the Internet and how to submit a proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Materials. All stockholders who do not receive the Notice will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by email. This process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing the Proxy Materials. This Proxy Statement and our 2025 Annual Report are available at www.proxyvote.com.
On the Record Date, we had 135,092,912 shares of common stock issued and outstanding, including shares held in street name and shares held by registered stockholders.
In addition, stockholders who wish to view our Annual Report, as filed with the SEC, including our audited financial statements, will find it available on the Investor Relations section of our website at http://www.8x8.com/. The Company is sending only one copy of this Proxy Statement to stockholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.
If you received a household mailing and you would like to have additional copies of this Proxy Statement mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to 8x8’s Investor Relations Department at 8x8, Inc., 675 Creekside Way, Campbell, CA 95008; call us at (408) 495-2524; or email us at investor.relations@8x8.com. You may also contact us in the same manner if you received multiple copies of this Proxy Statement and would prefer to receive a single copy of future mailings or to request a printed copy of our Proxy Statement and 2025 Annual Report, which we will provide to you free of charge.
The information in this Proxy Statement relates to the proposals to be voted on at the 2025 Annual Meeting, the voting process, our corporate governance, the compensation of our directors and named executive officers in fiscal 2025, and other required information.
VOTING
Each holder of one or more shares of 8x8 common stock issued and outstanding as of the Record Date is entitled to vote on all proposals presented at the 2025 Annual Meeting. Each such holder is entitled to one vote for each share of common stock held as of the Record Date. You may vote all shares that you owned as of the Record Date, whether held directly in your name as the stockholder of record or held for you (for example, by a broker, trustee, or nominee) in street name as the beneficial owner. Please vote using each 16-digit control number and proxy card that you receive.
WAYS TO VOTE. If you are a stockholder of record, there are four ways to vote:
▪by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on July 24, 2025 (please have your proxy card in hand when you visit the website);
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VOTING RIGHTS, QUORUM AND REQUIRED VOTE
▪by toll-free telephone until 11:59 p.m. Eastern Time on July 24, 2025 at 1-800-690-6903 (please have your proxy card in hand when you call);
▪by completing and mailing your proxy card so it is received prior to the 2025 Annual Meeting; or
▪by attending and voting at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/8x82025, where stockholders may vote and submit questions (before and during) the 2025 Annual Meeting (please have your proxy card in hand when you visit the website).
If you have questions or require assistance with voting, you may contact 8x8’s proxy solicitor as follows:
Alliance Advisors LLC
200 Broadacres Drive
3rd Floor
Bloomfield, NJ 07003

Stockholders may call toll free 866-619-8681 or email EGHT@allianceadvisors.com.
Instructions on how to connect to the 2025 Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/8x82025. If you do not have your 16-digit control number, you will be able to access and listen to the 2025 Annual Meeting but you will not be able to vote your shares or submit questions during the 2025 Annual Meeting.
Even if you plan to attend the 2025 Annual Meeting online, we recommend that you also vote by proxy prior to the 2025 Annual Meeting so that your vote will be counted if you later decide not to attend the 2025 Annual Meeting. If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the 2025 Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
REVOCABILITY OF PROXIES. Your proxy is revocable, and you may change your vote at any time prior to the vote at the 2025 Annual Meeting. If you are the stockholder of record, you may change your vote by:
▪granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above, at any time before the deadline for submitting proxies under that method;
▪providing a written notice of revocation to 8x8, Inc., Attn: Secretary, 675 Creekside Way, Campbell, CA 95008, prior to your shares being voted; or
▪attending and voting at the virtual Annual Meeting (although attendance at the 2025 Annual Meeting will not, by itself, revoke a proxy).
QUORUM. The quorum requirement for holding and transacting business at the 2025 Annual Meeting is that holders of a majority of the voting power of the issued and outstanding shares of our common stock as of the Record Date must be present virtually or represented by proxy. Abstentions, withhold votes, and broker non-votes are counted for the purpose of determining the presence of a quorum.
COUNTING VOTES. An automated system administered by Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate stockholder votes by proxy instructions submitted by beneficial owners over the Internet, by telephone, or by proxy cards mailed to Broadridge. Broadridge will also tabulate stockholder votes submitted by proxies submitted by stockholders of record. The inspector of the election will tabulate votes cast virtually at the 2025 Annual Meeting.
Broker Non-Votes. Brokers holding shares in street name for customers have discretionary authority to vote on some matters when they have not received instructions from the beneficial owners of shares. A broker “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”) but does not vote on a particular matter due to a lack of discretionary voting power and instructions from the beneficial owner. Under listing rules governing voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. At the 2025 Annual Meeting, only Proposal Two (Ratification of Independent Public Accountant) is considered a routine matter. Therefore, absent your instructions, the shares held for you in street name will not be voted on any other matter at the 2025 Annual Meeting. Broker non-votes are excluded from the tabulation of votes cast on Proposal One (Election of Directors), Proposal Three (Advisory Vote to Approve Executive Compensation), Proposal Four (Approval of Amendment to 1996 Employee Stock Purchase Plan) and Proposal Five (Approval of Amendment to 2022 Equity Incentive Plan) and will not affect the outcome of the vote on any of these proposals at the 2025 Annual Meeting. We do not expect there to be any broker non-votes on Proposal Two (Ratification of Independent Public Accountant).
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Abstentions. Abstentions are counted as present and entitled to vote for purposes of establishing a quorum at the 2025 Annual Meeting. An abstention will have no effect on the election of directors under Proposal One (Election of Directors) because directors are elected by plurality vote. However, an abstention will have the same effect as a vote “against” Proposal Two (Ratification of Independent Public Accountant), Proposal Four (Approval of Amendment to 1996 Employee Stock Purchase Plan) and Proposal Five (Approval of Amendment to 2022 Equity Incentive Plan) because the required approval is a majority of the votes present or represented by proxy and entitled to vote at the 2025 Annual Meeting on such matter. An abstention will have the same effect as a vote “against” Proposal Three (Advisory Vote to Approve Executive Compensation) because we will consider our executive compensation approved on an advisory basis based on a majority of the votes present or represented by proxy and entitled to vote at the 2025 Annual Meeting.
INSPECTOR OF ELECTIONS. The inspector of elections will be a representative from the Company.
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VOTING RIGHTS, QUORUM AND REQUIRED VOTE
VOTING REQUIREMENTS
The voting requirements for the proposals that we will consider at the Annual Meeting are:

PROPOSAL		VOTING REQUIREMENT
1.	Election of eight directors to serve until the 2026 Annual Meeting.	The eight nominees receiving the most votes cast “FOR” their election shall be elected as directors.(1)
2.	Ratification of appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2026.
An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the 2025 Annual Meeting will constitute approval of this proposal.

3.	To vote, on an advisory and non-binding basis, to approve the Company’s executive compensation for the fiscal year ended March 31, 2025.
An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the 2025 Annual Meeting will constitute approval of this proposal on an advisory basis.(2)

4.	To vote to approve an amendment to the 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance thereunder by 6,000,000 shares.
An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the 2025 Annual Meeting will constitute approval of this proposal.

5.	To vote to approve an amendment to the 2022 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 8,500,000 shares.
An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the 2025 Annual Meeting will constitute approval of this proposal.

(1)Pursuant to a policy adopted by the Board, in an election of directors that is not a contested election, any director nominee who fails to receive more votes cast “FOR” his or her election than “WITHHELD” is expected to tender his or her resignation to the Governance and Nominating Committee of the Board, which is responsible for considering each resignation tendered under the policy and recommending to the Board whether or not to accept the resignation. For purposes of this policy, a “contested” election is an election in which the number of nominees for director exceeds the number of directors to be elected.
(2)This is an advisory vote. Neither we nor the Board will be bound by the results of the vote on this proposal.
SOLICITATION OF PROXIES
PERSONS INVOLVED IN SOLICITATION. 8x8 is making this solicitation.
MANNER AND COST OF SOLICITATION. Proxies may be solicited by mail, in person, by telephone, and via the Internet. 8x8 will pay the costs of this solicitation, including the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. 8x8 has retained Alliance Advisors, LLC as a proxy advisor and solicitor for a fee of $18,000, plus out-of-pocket expenses. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.
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OTHER MATTERS
The Board knows of no other matters to be presented for stockholder action at the 2025 Annual Meeting. However, if other matters do properly come before the 2025 Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.
BY ORDER OF THE BOARD
Jaswinder Pal Singh, Chairman
Campbell, California
June 13, 2025
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APPENDIX A
8X8, INC. AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN
The following constitute the provisions of the 1996 Employee Stock Purchase Plan of 8x8, Inc., as most recently amended, restated and adopted by the Board on June 12, 2025 and most recently approved by the stockholders on July 25, 2025.
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. Except as otherwise provided in Section 13(b) of the Plan, it is the intention of the Company to have the Offerings under the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.
2.Definitions.
a.“Administrator” shall mean the Board or a committee of members of the Board appointed by the Board to administer the Plan.
b.“Board” shall mean the Board of Directors of the Company.
c.“Common Stock” shall mean the common stock of the Company.
d.“Company” shall mean 8x8, Inc.
e.“Compensation” shall mean all base straight time gross earnings, commissions and standard incentive cash bonus compensation, exclusive of payments for overtime, shift premium, incentive payments, new hire bonuses, retention bonuses, and non-standard bonuses, and other compensation.
f.“Current Purchase Period” shall mean any Purchase Period which is scheduled to end in the current calendar year, as determined at the relevant time.
g.“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Administrator from time to time in its sole discretion as eligible to participate in Offerings under the Plan.
h.“Employee” shall mean any individual who is an employee of the Company or a Designated Subsidiary, as applicable, for tax purposes whose customary employment with the Company or applicable Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company (or applicable Designated Subsidiary). Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.
i.“Enrollment Date” shall mean the first day of each Offering Period.
j.“Exercise Date” shall mean the last day of each Purchase Period.
k.“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
i.If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;
ii.If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;
iii.In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
l.“New Exercise Date” shall mean the New Exercise Date set for Purchase Periods in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation in accordance with Section 18(c).
m.“Offering” shall mean the grant of options to purchase shares of Common Stock under the Plan to Employees of the Company and/or one or more Designated Subsidiaries.
n.“Offering Periods” shall mean the periods of approximately twelve (12) months during which an option granted pursuant to an Offering may be exercised, commencing on the first Trading Day on or after February 10 and August 10 of each year and terminating on the last Trading Day in the periods ending twelve (12) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan; provided, however, that
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OTHER MATTERS
the duration of an Offering Period shall not exceed twenty-seven (27) months. If an Offering Period is intended to include multiple Purchase Periods but the Fair Market Value of the Common Stock on an Exercise Date during such an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering, then that Offering Period shall automatically terminate after the purchases for such Exercise Date are completed and the participants in such Offering Period shall automatically be enrolled in the immediately following Offering as of the Enrollment Date thereof.
o.“Plan” shall mean this Amended and Restated 1996 Employee Stock Purchase Plan.
p.“Purchase Price” shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.
q.“Purchase Period” shall mean the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.
r.“Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.
s.“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. For purposes of any Offering pursuant to Section 13(b) that is not intended to qualify under Section 423 of the Code, “Subsidiary” shall also include any entity (including any corporation, company or other vehicle organized under local law) of which at least fifty percent (50%) of the voting power is controlled by the Company or a Subsidiary.
t.“Trading Day” shall mean a day on which national stock exchanges are open for trading.
3.Eligibility.
a.Any Employee (as defined in Section 2(h)) who, as of the Enrollment Date for a given Offering, is employed by the Company (or a Designated Subsidiary approved by the Administrator to participate in such Offering) shall be eligible to participate in the Plan for that Offering.
b.Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.
4.Offerings. Unless otherwise determined by the Administrator, the Plan shall be implemented by consecutive, overlapping Offerings. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced at least two (2) days prior to the scheduled beginning of the first Offering Period to be affected thereafter. The Administrator shall have the power to establish the terms and conditions of each Offering including the participating entities (Company and or one or more Designated Subsidiaries), duration of the Offering Period (subject to the twenty-seven (27) month limit established in Section 2(n)), number and frequency of Purchase Periods, Purchase Price (provided that the Purchase Price shall not be lower than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower) and maximum shares available per eligible Employee (which may not exceed the amounts calculated by Section 6(d) and Section 7 hereof), in each case subject to compliance with the terms and conditions of the Plan (which may be incorporated by reference) and the requirements of Section 423 of the Code, including the requirement that all eligible Employees have the same rights and privileges. The Administrator shall specify the terms and conditions of each Offering prior to the commencement of the Offering, which terms and conditions need not be identical and shall be deemed incorporated by reference and made a part of the Plan.
5.Participation.
a.An eligible Employee may become a participant in an Offering under the Plan by completing the enrollment process prior to the applicable Enrollment Date. The enrollment process for this purpose will be prescribed and communicated from time to time by the Company to eligible Employees.
b.Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.
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6.Payroll Deductions.
a.At the time a participant enrolls in an Offering, he or she shall elect to have payroll deductions made on each pay day during the Offering Period for that Offering in an amount not exceeding twenty percent (20%) of the Compensation which he or she receives on each pay day during the Offering Period.
b.All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.
c.A participant may discontinue his or her participation in an Offering under the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by filing with the Company an authorization to change the payroll deduction rate pursuant to the process prescribed by the Company from time to time. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period commencing after the Company’s receipt of the new authorization unless the Company elects to process a given change in participation more quickly. Upon conclusion of an Offering in which a participant was participating, the participant’s enrollment terms and conditions shall automatically apply and the participant shall be enrolled in the next scheduled Offering, unless and until participation is terminated pursuant to Section 10 hereof.
d.Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at such time during any Current Purchase Period that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal twenty-one thousand, two hundred fifty dollars ($21,250) or at any time the limit set forth in Section 423(b)(8) of the Code is likely to be exceeded but for such decrease. Payroll deductions shall recommence at the rate previously elected by such participant at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.
e.At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the federal, state, or other tax withholding obligations of the participant’s employer (whether the Company or a Designated Subsidiary), if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the employer may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the employer to meet applicable withholding obligations, including any withholding required to make available to the employer any tax deductions or benefits attributable to participating in an Offering or sale or early disposition of Common Stock by the participant.
7.Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering shall be granted an option to purchase on each Exercise Date during such Offering (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than a number of shares determined by dividing twenty-five thousand dollars ($25,000) by the Fair Market Value of a share of the Company’s Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof and in Code Section 423(b)(8). Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering.
8.Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
9.Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option or shall cause an appropriate entry to be made in such participant’s brokerage account reflecting the shares purchased.
10.Withdrawal; Termination of Employment.
a.A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving notice pursuant to the process prescribed and communicated by the Company from time to time. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s
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OTHER MATTERS
option for the Offering shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering. If a participant withdraws from an Offering, payroll deductions shall not resume at the beginning of the succeeding Offering unless the participant completes the enrollment process again pursuant to Section 5.
b.Upon a participant’s ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option shall be automatically terminated.
c.A participant’s withdrawal from an Offering shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offerings which commence after the participant’s withdrawal.
11.Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
12.Stock.
a.The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 6,000,000 shares plus that number of shares of the Company’s Common Stock previously approved and remaining available for issuance under the Plan as of July 25, 2025, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.
b.The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.
c.Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.
13.Administration.
a.The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding the appointment of a committee to serve as Administrator, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan.
b.The Administrator may initiate separate Offerings through sub plans (which need not qualify under Section 423 of the Code) for the purpose of (i) facilitating participation in the Plan by Employees of Designated Subsidiaries located outside of the United States in compliance with foreign laws and regulations without affecting the qualification of the remainder of the Plan under Section 423 of the Code, or (ii) qualifying an Offering under the Plan for preferred tax treatment under foreign tax laws (which sub plans, at the Administrator’s discretion, may provide for allocations of the authorized shares reserved for issue under the Plan as set forth in Section 12(a)). Any sub plan shall be subject to the Offering Period limit established in Section 2(n), the Purchase Price floor established in Section 4 and the overall share limit established in Section 12(a). The rules of such sub plans may take precedence over provisions of the Plan other than the foregoing requirements of Sections 2(n), 4 and 12(a) (including as to participating Designated Subsidiaries, eligible Employees, duration of the Offering Period (including Enrollment Dates), number and frequency of Purchase Periods, Purchase Price, currency exchange rates, and maximum shares available per eligible Employee), but unless otherwise superseded by the terms of such sub plan, the provisions of the Plan shall govern the operation of such sub plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Administrator shall have the power, in its discretion, to grant options in an Offering to eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of options granted under the same Offering to Employees resident in the United States, subject to compliance with Section 423 of the Code.
14.Designation of Beneficiary.
a.A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
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b.Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
15.Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering in accordance with Section 10 hereof.
16.Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
17.Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.
18.Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
a.Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
b.Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator.
c.Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date and any Offerings then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering as provided in Section 10 hereof.
19.Amendment or Termination.
a.The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required. In addition, the Company shall not amend the Plan to extend the Offering Period limit established in Section 2(n) or to lower the Purchase Price floor established in Section 4, as applicable to any Offering(s) under the Plan or any sub plan established pursuant to Section 13(b), without obtaining stockholder approval.
b.Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and
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crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
c.In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
i.altering the Purchase Price for any Offering including an Offering underway at the time of the change in Purchase Price;
ii.shortening any Offering Period so that Offering Period ends on a New Exercise Date, including an Offering Period underway at the time of the Administrator action; and
iii.allocating shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.
20.Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
22.Information to Employees. The Company shall provide to each Employee who acquires shares pursuant to the Plan, not less frequently than annually during the period such individual owns such shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.
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APPENDIX B
8X8, INC. 2022 EQUITY INCENTIVE PLAN, AS AMENDED
The following constitute the provisions of 8x8, Inc.’s 2022 Equity Incentive Plan, as most recently amended, restated and adopted by the Board on June 12, 2025 and most recently approved by the Company’s stockholders on July 25, 2025.
1.Purpose
This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock.
2.Definitions
As used in the Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:
2.1     Accountants shall have the meaning set forth in Section 8.3(d) herein.
2.2    Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.
2.3    Applicable Laws means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
2.4    Applicable Ratio shall have the meaning set forth in Section 4.1(a) herein.
2.5    Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.
2.6    Award Agreement means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.
2.7    Board means the Company’s Board of Directors.
2.8    Board Approval Time means 12:01 a.m. Pacific Time on the date the Plan was initially adopted by the Board (May 17, 2022).
2.9    Change in Control means the consummation of any of the following corporate transactions: (i) an acquisition in one or more related transactions of 45% or more of the Company’s common stock or voting securities by a “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any employee benefit plan of the Company and any corporation controlled by the Company’s stockholders) or multiple “persons” acting as a group; (ii) a complete liquidation or dissolution of the Company; (iii) a sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iv) a merger, consolidation or reorganization (collectively, a “Business Combination”) other than a Business Combination in which (x) the stockholders of the Company receive 50% or more of the stock of the corporation resulting from the Business Combination or (y) at least a majority of the board of directors of such resulting corporation were incumbent directors of the Company immediately prior to the consummation of the Business Combination or (z) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of the Company) who did not own 45% or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45% or more of the stock of such resulting corporation or other entity.
2.10    Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.
2.11    Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 herein. For any period during which no such committee is in existence, “Committee” shall mean the Board or any committee of the Board to which the Board delegates such authority and responsibility in its sole discretion, and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board or such delegate, as applicable.
2.12    Company means 8x8, Inc., a corporation organized under the laws of the state of Delaware.
2.13    Consultant means any natural person, other than an Employee or Non-Employee Director, engaged by the Company or an Affiliate to render services to such entity if the person: (i) renders bona fide services to the Company or the Affiliate; and (ii) renders services not in connection with the offer or sale of securities in a capital-raising
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transaction and does not directly or indirectly promote or maintain a market for the Company’s or any of its Affiliates’ securities.
2.14    Contingent Award shall have the meaning set forth in Section 3 herein.
2.15    Director means a member of the Board.
2.16    Disability means total and permanent disability as defined in Section 22(e)(3) of the Code.
2.17    Effective Date means the date the Plan is initially approved by the stockholders of the Company.
2.18    Employee means any person, including Officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director’s fee will be sufficient to constitute “employment.”
2.19    Exchange Act means the U.S. Securities Exchange Act of 1934, as amended.
2.20    Exchange Program means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. Notwithstanding the foregoing, the term Exchange Program does not include any action described in Section 6.4 or Section 8 and does not to apply to “issuing or assuming a stock option in a transaction to which Section 424(a) applies” within the meaning of Section 424 of the Code.
2.21    Excise Tax means the excise tax imposed by Section 4999 of the Code.
2.22    Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).
2.23    Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.
2.24    Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is: (i) the closing price for the Stock as reported on the Nasdaq (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the last date for which a closing price was reported prior to such date; or (ii) if the Stock is not traded on a national securities exchange but is traded over-the-counter, the closing or last price of the Stock on the composite tape or other comparable reporting system on that date or, if such date is not a trading day, the last market trading day prior to such date.
2.25    Non-Employee Director means a Director who is not an Employee.
2.26    Nonstatutory Option means any Option that is not an Incentive Option.
2.27    Officer means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder (or any successor law or rule).
2.28    Option means an option to purchase shares of Stock.
2.29    Optionee means an eligible individual to whom an Option shall have been granted under the Plan.
2.30    Parent means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
2.31    Participant means any holder of an outstanding Award under the Plan.
2.32    Performance-Based Award means an Award that is earned or becomes vested on account of achievement of one or more Performance Goals.
2.33    Performance Goals means the performance goals determined by the Committee in its discretion to be applicable to an Award.
2.34    Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit or other Performance-Based Award.
2.35    Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals established by the Committee.
2.36    Plan means the 8x8 Inc. 2022 Equity Incentive Plan, as amended or restated from time to time, including any attachments or addenda hereto.
2.37    Prior Award means, individually or collectively, a grant under the Prior Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.
2.38    Prior Plan means the 8x8 Inc. Amended and Restated 2012 Equity Incentive Plan, and including any attachments or addenda thereto.
2.39    Prior Plan Expiration Time means 12:01 a.m. Pacific Time on June 22, 2022.
2.40    Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.
2.41    Restricted Stock Unit means a right to receive Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.
2.42    Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.
2.43    Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.
2.44    Section 409A shall have the meaning set forth in Section 19 herein.
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2.45    Service Provider means an Employee, Non-Employee Director or Consultant.
2.46    Stock means common stock, par value $0.001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.
2.47    Stock Appreciation Right or SAR means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.
2.48    Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.
2.49    Stock Right means an Award in the form of an Option or a Stock Appreciation Right.
2.50    Substitute Award means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
2.51    Successor means, in the event of a Change in Control, the acquiring or succeeding company (or an affiliate thereof).
2.52    Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.
2.53    Total Authorized Shares shall have the meaning set forth in Section 4.1 herein.
3.Term of the Plan; Stockholder Approval; Successor to Prior Plan
Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under the Plan at any time during the period commencing on the date the Plan is most recently adopted by the Board and ending on the tenth (10th) anniversary of the date the Plan is most recently adopted by the Board. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Any Awards under the Plan granted prior to the Effective Date (“Contingent Awards”) were conditioned upon such stockholder approval.
The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is most recently adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

The Plan is intended as the successor to the Prior Plan. The Plan shall take effect on the Effective Date. No additional awards may be granted under the Prior Plan following its expiration on June 22, 2022. In addition, from and after 12:01 a.m. Pacific Time on the Effective Date, all outstanding awards granted under the Prior Plan will remain subject to the terms of the Prior Plan. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date and all Contingent Awards will be subject to the terms of the Plan.
4.Stock Subject to the Plan
4.1    Shares of Stock Subject to the Plan. Subject to adjustment as provided in Section 8 herein, the maximum number of shares of Stock reserved for the grant of Awards under the Plan (“Total Authorized Shares”) shall be equal to the sum of: (i) 30,500,000 shares of Stock, plus (ii) the number of shares of Stock subject to Options granted under the Prior Plan that were outstanding as of the Prior Plan Expiration Time, but only to the extent such Options expire, terminate, are cancelled without having been exercised in full or are settled in cash after the Prior Plan Expiration Time without the delivery of shares of Stock, plus (iii) the number of shares of Stock subject to Restricted Stock, Restricted Stock Units, and Performance Units granted under the Prior Plan that were outstanding as of the Prior Plan Expiration Time, but only to the extent such awards are forfeited by the holder, are reacquired by the Company at less than their then Market Value as a means of effecting a forfeiture, or are settled in cash after the Prior Plan Expiration Time without the delivery of shares of Stock to the holder (in each case, with each such share referenced in this prong (iii) increasing the shares of Stock available for issuance under the Plan by the “Applicable Ratio”, as defined below), provided that in no event shall the Total Authorized Shares exceed 47,476,465 shares of Stock (which is the sum of (1) the 30,500,000 shares set forth above, plus (2) the number of shares of Stock that remained available under the Prior Plan for additional award grant purposes as of the Board Approval Time, plus (3) the aggregate number of shares of Stock subject to Options previously granted and outstanding under the Prior Plan as of the Board Approval Time plus (4) the Applicable Ratio times the aggregate number of shares of Stock subject to Restricted Stock, Restricted Stock Units, and Performance Units previously granted and outstanding under the Prior Plan as of the Board Approval Time). Notwithstanding anything to the contrary herein except adjustments in accordance with Section 8, no more than 47,476,465 shares of Stock may be issued pursuant to the exercise of Incentive Options under the Plan.
(a)    “Applicable Ratio” means (i) one (1) share of Stock for every one (1) share granted in connection with such Prior Awards made before July 25, 2014 or on or after August 1, 2019; (ii) one and one-half (1.5) shares of Stock for every one (1) share granted in connection with such Prior Awards made on or after July 25, 2014 and before July 22, 2016; and (iii) one and seven-tenths (1.7) shares of Stock for every one (1) share granted in connection with such Awards made on or after July 22, 2016 and before August 1, 2019.
4.2    Share Counting; Share Recycling.
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(a)    For purposes of determining the number of shares of Stock available for grant under the Plan, each share of Stock subject to or issued in respect of an Award shall be counted against the Total Authorized Shares as one (1) share of Stock. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares of Stock or shares of Stock held by the Company in its treasury.
(b)    If an Award expires, is cancelled or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, or Performance Unit Awards, is forfeited to the Company or repurchased by the Company, the unpurchased shares of Stock (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased shares of Stock) that were subject thereto will become available for future grant or sale under the Plan. Upon exercise of a Stock Appreciation Right settled in shares of Stock, the gross number of shares of Stock covered by the portion of the Award so exercised will cease to be available under the Plan. Shares of Stock that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested shares of Restricted Stock or Restricted Stock Units or unvested shares subject to Performance Unit Awards are repurchased by the Company or are forfeited to the Company, such shares of Stock will become available for future grant under the Plan. Shares of Stock used to pay the exercise price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than shares of Stock, such cash payment will not reduce the number of shares of Stock available for issuance under the Plan. Shares of Stock actually issued pursuant to Awards transferred under any Exchange Program to reprice Options or Stock Appreciation Rights will not become available for grant or sale under the Plan.
4.3    Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Affiliate or the Company’s or any Affiliate’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms and conditions as the Committee deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Total Authorized Shares (nor shall shares of Stock subject to a Substitute Award be added to the shares of Stock available for Awards under the Plan), except that shares of Stock acquired by exercise of substitute Incentive Options will count against the maximum number of shares of Stock that may be issued pursuant to the exercise of Incentive Options under the Plan.
5.Administration
The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to Employees who are not Officers, and to Consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the Employee, Consultant or Non-Employee Director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Employees, Consultants, and Non-Employee Directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to: (a) interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it; (b) approve one or more forms of Award Agreement; (c) determine the initial terms and provisions of the respective Award Agreements (which need not be identical), including, without limitation, as applicable, (i) the exercise price of the Award, (ii) the method of payment for shares of Stock purchased upon the exercise of the Award, (iii) the timing, terms and conditions of the exercisability of the Award or the vesting of any shares acquired upon the exercise thereof, (iv) the time of the expiration of the Award, (v) the effect of the Participant ceasing to be a Service Provider on any of the foregoing, and (vi) all other terms, conditions and restrictions applicable to the Award or such shares not inconsistent with the terms of the Plan; (d) amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof; (e) accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant ceasing to be a Service Provider; (f) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or Applicable Laws; and (g) to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.
6.Authorization of Grants
6.1    Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any Employee, Consultant or Non-Employee
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Director. However, only Employees who are employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option.
6.2    General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including, but not limited to, any specific terms and conditions applicable to that type of Award set out in the following sections), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including, if applicable, delivering a fully executed copy of any agreement evidencing an Award to the Company).
6.3    Effect of Cessation of Service, Disability or Death.
(a)    Cessation of Service. Unless the Committee shall provide otherwise with respect to any Award, if the Participant ceases to be a Service Provider for any reason other than by the Participant’s Disability or death, including because of an Affiliate ceasing to be an Affiliate, (i) any outstanding Stock Right of the Participant shall cease to be exercisable in any respect not later than 90 days following the date the Participant ceases to be a Service Provider and, for the period it remains exercisable, shall be exercisable only to the extent exercisable as of the date the Participant ceased to be a Service Provider and (ii) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Cessation of the performance of services in one capacity, for example, as an Employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a Non-Employee Director. Military or sick leave or other bona fide leave approved by the Company shall not be deemed a cessation of a Participant’s status as a Service Provider, provided that it does not exceed the longer of six (6) months or the period during which the absent Participant’s reemployment rights, if any, are either guaranteed by statute or by contract or permitted by Company policy. To the extent consistent with Applicable Laws, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.
(b)    Disability of Participant. If a Participant ceases to be a Service Provider due to the Participant’s Disability, any outstanding Stock Right may be exercised at any time within six months following the date the Participant ceases to be a Service Provider, but only to the extent of the accrued right to exercise as of the date the Participant ceased to be a Service Provider, subject to the condition that no Stock Right shall be exercised after its expiration in accordance with its terms.
(c)    Death of Participant. In the event of the Participant’s death during the period during which the Stock Right may be exercised, of a Participant who is at the time of his or her death an Employee, Non-Employee Director or Consultant and whose services had not ceased or been terminated (as determined with regard to the second sentence of Section 6.3 (a)) as such from the Grant Date until the date of death, the Stock Right of the Participant may be exercised at any time within six months following the date of death by such Participant’s estate or by a person who acquired the right to exercise the Stock Right by bequest, inheritance or otherwise as a result of the Participant’s death, but only to the extent of the accrued right to exercise at the time of the Participant’s death, subject to the condition that no Stock Right shall be exercised after its expiration in accordance with its terms.
6.4    Non-Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or Participant), a trust in which the foregoing persons have more than 50 percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests. The events of termination of service of Section 6.3 hereof or in the Award Agreement shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent, and for the periods specified in the Award Agreement or Section 6.4, as applicable.
6.5    Limitation on Grants of Awards to Non-Employee Directors. Notwithstanding any provision to the contrary in the Plan, a Non-Employee Director may not be granted equity Awards during any single calendar year that, taken together with any cash fees paid to such Non-Employee Director in respect of the Non-Employee Director’s services as a member of the Board during such calendar year, exceeds $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial accounting purposes).
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7.Specific Terms of Awards
7.1    Options.
(a)    Date of Grant. An Option’s Grant Date shall be specified in the applicable Award Agreement, as determined by the Committee.
(b)    Exercise Price. The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares of Stock may be acquired under each Nonstatutory Option shall not be less than the Market Value of Stock on the Grant Date. Notwithstanding the foregoing, Options may be granted with an exercise price of less than 100% of the Market Value of Stock on the Grant Date pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(c)    Option Period. No Option may be exercised on or after the tenth (10th) anniversary of the Grant Date, and, further, no Incentive Option may be exercised or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.
(d)    Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate the vesting and exercisability of such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the acceleration.
(e)    Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 16, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,
(i)    by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or
(ii)    by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option, or
(iii)    unless prohibited by Applicable Laws, by delivery to the Company of the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares of Stock to be purchased and otherwise in such form as the Committee shall have approved, or
(iv)    by delivery of any other lawful means of consideration which the Committee may approve.
If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his or her agent a certificate or certificates or book-entry authorization and instruction to the Company’s transfer agent and registrar for the number of shares of Stock then being purchased. Such shares of Stock shall be fully paid and nonassessable. In its reasonable discretion, the Committee may suspend or halt Option exercises for such length of time as the Committee deems reasonably necessary under circumstances in which such suspension or halt is considered to be in the best interests of the Company.
(f)    Limit on Incentive Option Characterization. Notwithstanding any Option’s designation as an Incentive Option, to the extent that the aggregate Market Value of the shares of Stock with respect to which Incentive Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Options.
(g)    Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.
(h)    Participants shall not be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in the grant of an Option.
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7.2    Stock Appreciation Rights.
(a)    Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.
(b)    Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than 100% of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.
(c)    Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. Participants shall not be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in the grant of a Stock Appreciation Right.
7.3    Restricted Stock.
(a)    Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.
(b)    Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:
The shares evidenced by this certificate are subject to the terms and conditions of the 8x8, Inc. 2022 Equity Incentive Plan and an Award Agreement entered into by the registered owner and 8x8, Inc., copies of which will be furnished by the Company to the holder of the shares evidenced by this certificate upon written request and without charge.
(c)    Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.
(d)    Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.
(e)    Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock, which, at the Committee’s discretion, may be paid in cash or shares of Stock. Notwithstanding anything in the Plan to the contrary, dividends or other distributions declared during the Restriction Period applicable to any Award of Restricted Stock shall only become payable if (and to the extent) the Restriction Period applicable to the Award of Restricted Stock lapses with all conditions satisfied. Any such dividends shall be paid, if at all, without interest or other earnings.
(f)    Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.
7.4    Restricted Stock Units.
(a)    Character. Each Restricted Stock Unit shall entitle the Participant to one or more shares of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance, or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.
(b)    Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units. Notwithstanding anything in the Plan to the contrary, any such dividend equivalents declared during the Restriction Period applicable to any Restricted Stock Units shall only become payable if (and to the extent) the Restriction Period applicable to the Restricted Stock Units lapses with all conditions satisfied and the Committee elects to grant rights to such dividend equivalents in its discretion. Any such dividend equivalents shall be paid, if at all, without interest or other earnings.
7.5    Performance Units.
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(a)    Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified Performance Goals shall have been achieved.
(b)    Earning of Performance Units. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.
(c)    Form and Timing of Payment. Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. Participants shall not be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Performance Units, except that, at the discretion of the Committee, Participants may be entitled to receive such payments following the close of the Performance Period, only if the Performance Units have been earned. Any such dividend equivalents shall be paid, if at all, without interest or other earnings. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.
7.6    Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.
7.7    Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the Total Authorized Shares.
8.Adjustment Provisions
8.1    Adjustment for Corporate Actions. In the event that any dividend or other distribution (whether in the form of cash, shares of Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the shares of Stock occurs, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will appropriately and proportionately adjust the number and class of shares of Stock that may be delivered under the Plan and/or the number, class, and price of shares of Stock covered by each outstanding Award (without change in the aggregate exercise price as to which any such Stock Rights remain exercisable), provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.
8.2    Related Matters. Any adjustment in Awards made pursuant to Section 8.1 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Stock Right exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8.
8.3    Change in Control.
(a)    Assumption, Substitution or Continuation of Outstanding Awards. In the event of a Change in Control in which the Successor proposes to assume, substitute or continue equivalent awards (with such adjustments as may be required or permitted by Section 8.1 of the Plan, with appropriate adjustments as to the number and kind of shares and prices), any substitute equivalent award must (i) have a value at least equal to the value of the Award being substituted; (ii) relate to a publicly-traded equity security of the Successor involved in the Change in Control or another publicly traded entity that is affiliated with the Successor following the Change in Control; (iii) be the same type of award as the Award being substituted; (iv) be vested to the extent the Award being substituted was vested at the time of the Change in Control and (v) have other terms and conditions (including by way of example, vesting and exercisability) that are the same or more favorable to the
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Participant than the terms and conditions of the Award being substituted, in each case, as reasonably determined by the Committee (as constituted prior to the Change in Control) in good faith. If a Participant’s Award is assumed, substituted or continued by the Successor pursuant to this Section 8.3(a), then, subject to the remaining provisions of this Section 8.3, such Award will not vest or lapse solely as a result of the Change in Control but will instead remain outstanding under the terms pursuant to which it has been assumed, substituted, or continued and will continue to vest or lapse pursuant to such terms.
(i)    For the purposes of Section 8.3 of the Plan, an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor or its Parent, the Committee may, with the consent of the Successor, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of any other Award, for each share of Stock subject to such Award, to be solely common stock of the Successor or its Parent equal in fair market value to the per share consideration received by holders of shares of Stock in the Change in Control.
(b)    No Assumption, Substitution, or Continuation of Outstanding Awards. Unless otherwise provided in an applicable Award Agreement or another applicable agreement between the Company and a Participant, if for any reason outstanding Awards are not assumed, substituted, or continued pursuant to Section 8.3(a), such outstanding Awards will be subject to the following rules, in each case effective immediately prior to such Change in Control but conditioned upon completion of such Change in Control, with any corresponding payments made as soon as reasonably practicable after the Change in Control, but no later than within 30 days following the date of the Change in Control:
(i)    Options and Stock Appreciation Rights. All Options and Stock Appreciation Rights will become fully vested and exercisable. The Committee will give Participants a reasonable opportunity (at least 30 days if practicable) to exercise any or all Options and Stock Appreciation Rights before the consummation of the transaction resulting in the Change in Control, provided that any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void and such Options and Stock Appreciation Rights will be restored to their status as if there had been no Change in Control. If a Participant does not exercise all Options and Stock Appreciation Rights prior to the Change in Control, the Committee will pay such Participant in exchange for the cancellation of each such unexercised Option and Stock Appreciation Right the difference between the exercise price for such Option or Stock Appreciation Right and the consideration per share of Stock provided to other similarly situated stockholders in such Change in Control; provided, however, that if the exercise price of such Option or Stock Appreciation Right exceeds the aforementioned consideration provided, then such unexercised Option or Stock Appreciation Right will be canceled and terminated without any payment.
(ii)    Vesting of Restricted Stock Units and Lapse of Restricted Stock Restrictions, for Awards that are not Performance-Based Awards. All restrictions imposed on Restricted Stock Units and Restricted Stock that do not have Performance Goals will lapse and be of no further force and effect, such that all such Restricted Stock Units and Restricted Stock will become fully vested and no longer subject to a Risk of Forfeiture and the Restriction Period shall lapse, and Restricted Stock Units will be settled and paid in cash and/or shares of Stock at the Committee’s discretion, and Restricted Stock will be paid in cash and/or shares of Stock at the Committee’s discretion; provided, however that if any such payment is to be made in shares of Stock, the Committee may in its discretion, provide such holders the consideration provided to other similarly situated stockholders in such Change in Control.
(iii)    Vesting, Payment and Achievement of Performance-Based Awards. All Performance-Based Awards for which the Performance Period has been completed as of the date of the Change in Control but have not yet been paid will vest and be paid in cash and/or shares of Stock at such time at the Committee’s discretion, with all Performance Goals to be deemed achieved at actual performance. Unless otherwise provided in an applicable Award Agreement or another applicable agreement between the Company and a Participant, all Performance-Based Awards for which the Performance Period has not been completed as of the date of the Change in Control will, with respect to each Performance Goal or other vesting criteria, be deemed achieved at the greater of (x) one hundred percent (100%) of target levels and (y) actual performance measured on the date of the Change in Control as determined by the Committee, in each case, with all other terms and conditions met, and vest and be paid out for the entire Performance Period (and not pro rata), with the manner of payment to be made in cash or shares of Stock at the Committee’s discretion; provided, however
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that if any such payment is to be made in shares of Stock, the Committee may in its reasonable discretion, provide such holders the consideration provided to other similarly situated stockholders in such Change in Control.
(iv)    Notwithstanding anything in Section 8.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its Successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(c)    Termination, Amendment and Modifications of Change in Control Provisions; Other Agreements. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of Section 8.3 of the Plan may not be terminated, amended, or modified in any manner that adversely affects any then-outstanding Award or Award Participant without the prior written consent of the Participant, unless for the purpose of complying with Applicable Laws and regulations.
(d)    Limitation on Change in Control Payments. Notwithstanding anything in Section 8.3 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Award or the payment of cash in exchange for all or part of the Award (i) could be deemed a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for Section 8.3 of the Plan, would be subject to an Excise Tax, then the “payments” to such Participant pursuant to Section 8.3 of the Plan shall be either (a) delivered in full, or (b) delivered as to a reduced amount that would result in no portion of such payments or benefits being subject to the Excise Tax; whichever of the foregoing amounts, taking into account the applicable federal, state, local and foreign income and employment taxes and the Excise Tax, results in the receipt by the Participant on an after-tax basis, of the greatest amount of benefit, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. In the event that any Excise Tax is imposed on any payments under the Plan, the Participant will be fully responsible for the payment of any and all Excise Tax, and the Company and its Affiliates will not be obligated to pay all or any portion of any Excise Tax. All computations and determinations called for by Section 8.3(d) shall be promptly determined and reported in writing to the Company and the applicable Participant by independent public accountants or other independent advisors selected by the Company and reasonably acceptable to the applicable Participant (the “Accountants”), and all such computations and determinations shall be conclusive and binding upon the applicable Participant and the Company. For the purposes of such determinations, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the applicable Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determinations. The Company shall bear all fees and expenses charged by the Accountants in connection with these services.
8.4    Clawback. If the Committee determines that a Participant has intentionally committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Company’s financial statements, the Participant shall be required to repay to the Company, in cash and upon demand, Award Proceeds (defined below) resulting from any sale or other disposition of shares of Stock issued or issuable under an Award (a) if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated, or (b) if the shares of Stock were issued as a result of vesting criteria that were determined to be satisfied based all or in part on the financial statements required to be restated. In the preceding sentence, “Award Proceeds” means, with respect to any sale or other distribution, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Company’s stock price, up to the amount equal to the number of shares of Stock sold or disposed multiplied by the excess of Market Value at the time of such sale or disposition over the amount paid, if any, to purchase such shares of Stock.
Notwithstanding any other provision of the Plan to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy of the Company currently in effect or as may be adopted by the Company and, in each case, as may be amended from time to time. No such policy adoption or amendment shall require a Participant’s prior consent.
9.Settlement of Awards
9.1    In General. Awards of Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash or Stock, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary applicable Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.
9.2    Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of Applicable Laws, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and
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Exchange Commission, as may be required under any Applicable Laws, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:
(a)    the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or
(b)    the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.
9.3    Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company, as applicable.
9.4    Investment Representations. The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of the Securities Act of 1933 and any applicable state securities laws and otherwise in compliance with all Applicable Laws, rules and regulations, including, but not limited to, that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.
9.5    Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished.
9.6    Certificates. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
9.7    Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) or as provided below, prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including, without limitation, pursuant to the Company’s delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the amount necessary to satisfy the minimum tax or social insurance obligations required by law to be withheld in respect of Awards and any Greater Amount (as defined below) (such arrangement, a “Sale to Cover Arrangement”). In the Committee’s discretion, the Company’s foregoing rights to (i) to have the Participant remit to the Company amounts to satisfy tax withholding requirements and (ii) to deduct any such taxes from any payment of any kind otherwise due to the Participant, shall extend to the minimum tax or social insurance obligations required by law to be withheld in respect of Awards, or, if applicable, such other withholding amount (a “Greater Amount”) as mutually agreed upon by the Company and the Participant, up to the sum of all applicable statutory maximum rates (provided, in the case of a Participant who is an Officer, that such other amount is approved in advance by the Committee or the Board), and provided further, that if any part of such amount is permitted by the Committee at its discretion to be paid in shares of Stock, such shares of Stock shall be valued at their Market Value on the date the applicable tax is incurred. Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy their tax obligations or by means of a Sale to Cover Arrangement. However, unless a corresponding Greater Amount is approved in advance by the Committee or the Board, Participants who elect, subject to the approval of the Committee, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy their tax obligation, may only elect to have shares of Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate. Any determination that
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OTHER MATTERS
a tax withholding obligation has arisen shall be made without regard to the potential applicability of Section 83(c) of the Code.
9.8    Company Charter and By-Laws; Other Company Policies. This Plan and all Awards granted under the Plan (including the exercise, settlement or exchange of an Award) are subject to and must comply with the certificate of incorporation and by-laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board as in effect from time to time regarding the acquisition, ownership or sale of Stock by Employees and other Service Providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.
9.9    Dividends and Dividend Equivalents. Notwithstanding anything in the Plan to the contrary, dividend and dividend equivalent and other distribution amounts the Committee grants with respect to any Award (or share of Stock underlying an Award) may be accrued but not paid to a Participant until all conditions or restrictions relating to such Award and/or share of Stock have been satisfied or lapsed and shall be forfeited if all of such conditions or restrictions are never satisfied or lapse.
10.Reservation of Stock
The Company shall at all times during the term of the Plan and while any Awards are outstanding under the Plan reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and such Awards.
11.Limitation of Rights in Stock; No Special Service Rights
A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his or her agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the certificate of incorporation and the by-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or certificate of incorporation or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.
12.Unfunded Status of Plan
The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Stock Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
13.Nonexclusivity of the Plan
Neither the adoption of the Plan by the Board nor any action taken in connection with the adoption or operation of the Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
14.No Guarantee of Tax Consequences
Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including, but not limited to, that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining non-qualified plans of deferred compensation, will or will not apply.
15.Termination and Amendment of the Plan
15.1    Termination or Amendment of the Plan. Subject to the limitations contained in Section 15.3 below, including specifically the requirement of stockholder approval if applicable, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.
15.2    No Repricing and No Cash Buyout. Other than in connection with an adjustment to an Award pursuant to Section 8, the Company shall not, without stockholder approval, at any time when the exercise price per share of Stock of an
8x8, Inc. | PROXY STATEMENT 103

Option or SAR is greater than Market Value of the underlying shares of Stock, reduce the exercise price of such Option or SAR or exchange such Option or SAR for a new Award with a lower (or no) purchase price or for cash.
15.3    Limitations on Amendments, Etc.
Without the approval of the Company’s stockholders, no amendment or modification of the Plan by the Board may (i) increase the number of shares of Stock which may be issued under the Plan (except in accordance with Section 8.1 herein, to the extent stockholder approval is not required by Applicable Law), (ii) change the description of the persons eligible for Awards, (iii) implement an Exchange Program or (iv) effect any other change for which stockholder approval is required by Applicable Law.
No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.
16.Notices and Other Communications
Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its General Counsel or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.
17.Administrative Provisions
Nothing contained in the Plan shall require the issuance or delivery of certificates for any period during which the Company has elected to maintain or caused to be maintained the evidence of ownership of its shares of Stock, either generally or in the case of Stock acquired pursuant to Awards, by book entry, and all references herein to such actions or to certificates shall be interpreted accordingly in light of the systems maintained for that purpose. Furthermore, any reference herein to actions to be taken or notices (including of grants of Awards) to be provided in writing or pursuant to specific procedures may be satisfied by means of and pursuant to any electronic or automated voice response systems the Company may elect to establish for such purposes, either by itself or through the services of a third party, for the period such systems are in effect.
18.Limitations Applicable to Section 16 Insiders
Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
19.Compliance With Section 409A of the Code
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code and any regulations or guidance promulgated thereunder (“Section 409A”), and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, a Participant shall not be considered to have terminated employment or service with the Company or an Affiliate for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company or any Affiliate within the meaning of Section 409A. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any
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OTHER MATTERS
taxes and penalties incurred under Section 409A and comparable provisions of any applicable state or local income tax laws. Notwithstanding anything to the contrary in the Plan or any Award, if and to the extent the Committee shall determine that the terms of any Award may result in the failure of such Award to comply with or be exempt from the requirements of Section 409A, the Committee shall have authority to take such action to amend, modify, cancel or terminate the Plan or any Award as it deems necessary or advisable to bring such Award into compliance with or maintain an exemption from Section 409A.
20.Governing Law
The Plan and, except as otherwise provided in an applicable Award Agreement, all actions taken thereunder, shall be governed, interpreted and enforced in accordance with the laws of the state of Delaware, without regard to the conflicts of laws principles thereof.
8x8, Inc. | PROXY STATEMENT 105

8X8, INC.
ATTN: INVESTOR RELATIONS
675 CREEKSIDE WAY
CAMPBELL, CA 95008

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 24, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/8X82025**

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Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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V76124-P33102 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

8X8, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Jaswinder Pal Singh
02) Monique Bonner
03) Andrew Burton
04) Todd Ford
05) Alison Gleeson
06) John Pagliuca
07) Elizabeth Theophille
08) Samuel Wilson

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V76125-P33102

8X8, INC.
Annual Meeting of Stockholders
July 25, 2025 at 9:00 AM PDT
This proxy is solicited by the Board of Directors.

The stockholder(s) hereby appoint(s) Samuel Wilson and Laurence Denny, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of 8x8, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM PDT on July 25, 2025, live via the Internet at www.virtualshareholdermeeting.com/8X82025.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, AND IN THE BEST JUDGMENT OF THE PROXIES ON ALL OTHER MATTERS AS MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side

Your **Vote** Counts!

8X8, INC.

2025 Annual Meeting of Stockholders
Vote by July 24, 2025
11:59 PM ET

8X8, INC.
ATTN: INVESTOR RELATIONS
675 CREEKSIDE WAY
CAMPBELL, CA 95008

V76128-P33102

You invested in 8X8, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on July 25, 2025.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to July 11, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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Vote Virtually at the Meeting*

July 25, 2025
9:00 AM PDT

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www.virtualshareholdermeeting.com/8X82025

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) Jaswinder Pal Singh 02) Monique Bonner 03) Andrew Burton 04) Todd Ford 05) Alison Gleeson 06) John Pagliuca 07) Elizabeth Theophille 08) Samuel Wilson	For
2.	To ratify the appointment of Grant Thornton LLP as 8x8, Inc.'s independent registered public accounting firm for the fiscal year ending March 31, 2026.	For
3.	To approve, through an advisory vote, 8x8, Inc.'s executive compensation for the fiscal year ended March 31, 2025.	For
4.	To approve an amendment to the 8x8, Inc.'s Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance thereunder by 6,000,000 shares.	For
5.	To approve an amendment to the 8x8, Inc.'s 2022 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 8,500,000 shares.	For

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V76129-P33102